                                                                    Exhibit 99.2

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                 :     Jointly Administered
PILLOWTEX, INC.,                       :     Case No. 00-4211 (SLR)
a Delaware corporation, et al.,        :     Chapter 11
                  Debtors.             :
                                       :
-------------------------------------- :
                                       :

                          DISCLOSURE STATEMENT PURSUANT
                     TO SECTION 1125 OF THE BANKRUPTCY CODE
             FOR THE SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                PILLOWTEX CORPORATION AND ITS DEBTOR SUBSIDIARIES
                -------------------------------------------------

                                            William H. Sudell, Jr. (DE 463)
                                            Eric D. Schwartz (DE 3134)
                                            MORRIS, NICHOLS, ARSHT & TUNNELL
                                            1201 North Market Street
                                            P.O. Box 1347
                                            Wilmington, Delaware  19899-1347
                                            (302) 658-9200

                                                     - and -

                                            David G. Heiman (OH 0038271)
                                            JONES, DAY,REAVIS & POGUE
                                            North Point
                                            901 Lakeside Avenue
                                            Cleveland, Ohio 44114
                                            (216) 586-3939

                                            Gregory M. Gordon (TX 08435300)
                                            Henry L.Gompf (TX 08116400)
                                            Sharon A. Alexander (TX 00998580)
                                            Daniel P. Winikka (TX 00794873)
                                            JONES, DAY,REAVIS & POGUE
                                            2727 North Harwood Street
                                            Dallas, Texas 75201
                                            (214) 220-3939

                                            ATTORNEYS FOR DEBTORS AND
March 6, 2002                               DEBTORS IN POSSESSION

                    DISCLOSURE STATEMENT, DATED MARCH 6, 2002

                              SOLICITATION OF VOTES
                               WITH RESPECT TO THE
                   SECOND AMENDED JOINT PLAN OF REORGANIZATION
                                       OF
                PILLOWTEX CORPORATION AND ITS DEBTOR SUBSIDIARIES

                                -----------------

     THE BOARDS OF DIRECTORS OF PILLOWTEX CORPORATION ("PILLOWTEX") AND EACH OF ITS DEBTOR SUBSIDIARIES LISTED ON EXHIBIT I (COLLECTIVELY WITH PILLOWTEX, THE "DEBTORS") AND THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS APPOINTED IN THE REORGANIZATION CASES (THE "CREDITORS' COMMITTEE") BELIEVE THAT THE SECOND AMENDED JOINT PLAN OF REORGANIZATION OF PILLOWTEX CORPORATION AND ITS DEBTOR SUBSIDIARIES, DATED MARCH 6, 2002 AND ATTACHED AS EXHIBIT II (THE "PLAN"), IS IN THE BEST INTERESTS OF CREDITORS. ALL CREDITORS ENTITLED TO VOTE THEREON ARE URGED TO VOTE IN FAVOR OF THE PLAN. A SUMMARY OF THE VOTING INSTRUCTIONS IS SET FORTH BEGINNING ON PAGE 81 OF THIS DISCLOSURE STATEMENT. MORE DETAILED INSTRUCTIONS ARE CONTAINED ON THE BALLOTS DISTRIBUTED TO CREDITORS ENTITLED TO VOTE ON THE PLAN. TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED AND RECEIVED BY 4:00 P.M., EASTERN TIME, ON APRIL 19, 2002 OR SUCH OTHER DATE IDENTIFIED ON YOUR BALLOT (THE "VOTING DEADLINE"), UNLESS EXTENDED.

                                -----------------

     THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT, SOME OF WHICH MAY NOT BE SATISFIED. SEE "OVERVIEW OF THE PLAN -- CONDITIONS TO CONFIRMATION AND THE EFFECTIVE DATE OF THE PLAN" AND "VOTING AND CONFIRMATION OF THE PLAN -- ACCEPTANCE OR CRAMDOWN." THERE IS NO ASSURANCE THAT THESE CONDITIONS WILL BE SATISFIED OR WAIVED.

                                -----------------

     No person is authorized by any of the Debtors in connection with the Plan or the solicitation of acceptances of the Plan to give any information or to make any representation other than as contained in this Disclosure Statement and the exhibits and schedules attached hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by any of the Debtors. Although the Debtors will make available to creditors entitled to vote on acceptance of the Plan such additional information as may be required by applicable law prior to the Voting Deadline, the delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct as of any time subsequent to the date hereof.

                                -----------------

     ALL CREDITORS ARE ENCOURAGED TO READ AND CAREFULLY CONSIDER THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED AS EXHIBIT II AND THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 65, PRIOR TO SUBMITTING BALLOTS PURSUANT TO THIS SOLICITATION.

     The summaries of the Plan and the other documents contained in this Disclosure Statement are qualified by reference to the Plan itself, the exhibits thereto and documents described therein as being filed prior to approval of the Disclosure Statement.

                                -----------------

     The information contained in this Disclosure Statement, including the information regarding the history, businesses and operations of the Debtors, the historical, projected and budgeted financial information regarding the Debtors and the Liquidation Analysis attached as Exhibit III to this Disclosure Statement relating to the Debtors, is included for purposes of soliciting acceptances of the Plan, but, as to contested matters and adversary proceedings, is not to be construed as admissions or stipulations, but rather as statements made in settlement negotiations.

                                -----------------

     FORWARD-LOOKING STATEMENTS: THIS DISCLOSURE STATEMENT INCLUDES FORWARD-LOOKING STATEMENTS BASED LARGELY ON THE CURRENT EXPECTATION OF THE DEBTORS AND PROJECTIONS ABOUT FUTURE EVENTS AND FINANCIAL TRENDS AFFECTING THE FINANCIAL CONDITION OF THE DEBTORS' OR THE REORGANIZED DEBTORS' BUSINESSES. THE WORDS "BELIEVE," "MAY," "WILL," "ESTIMATE," "CONTINUE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS IDENTIFY THESE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING THOSE DESCRIBED BELOW UNDER THE CAPTION "RISK FACTORS." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THE FORWARD-LOOKING EVENTS AND CIRCUMSTANCES DISCUSSED IN THIS DISCLOSURE STATEMENT MAY NOT OCCUR AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS. NEITHER THE DEBTORS NOR THE REORGANIZED DEBTORS UNDERTAKE ANY OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                                -----------------

     THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STOCK EXCHANGE, NOR HAS THE SEC OR ANY STOCK EXCHANGE PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN.

                                -----------------

     All capitalized terms in this Disclosure Statement not otherwise defined herein have the meanings given to them in the Plan.

                                TABLE OF CONTENTS
                                -----------------

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                                                                                                             ----
INTRODUCTION...................................................................................................1

OVERVIEW OF THE PLAN...........................................................................................2
         Introduction..........................................................................................2
         Changes to Corporate Structure........................................................................2
         General Information Concerning Treatment of Claims and Interests......................................2
         Summary of Classes and Treatment of Claims and Interests..............................................3
         Sources and Uses of Cash..............................................................................7
         Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority
             Tax Claims........................................................................................8
                  Administrative Claims........................................................................8
                  Priority Tax Claims..........................................................................9
         Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims.....................10
         Summary of Terms of Certain Securities To Be Distributed Pursuant to the Plan........................10
                  Equity Securities...........................................................................10
                  Exit Term Loan Notes........................................................................12
         Exit Financing Revolver Facility and Other Post-Reorganization Indebtedness..........................12
         State Street Settlement..............................................................................12
         Potential Enforcement of Certain Subordination Rights................................................13
         Conditions to Confirmation and the Effective Date of the Plan........................................13
                  Conditions to Confirmation..................................................................13
                  Conditions to the Effective Date............................................................13
                  Waiver of Conditions to Confirmation or to the Effective Date...............................14
                  Effect of Nonoccurrence of Conditions to the Effective Date.................................14
         Modification or Revocation of the Plan...............................................................14

CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILINGS......................................................14
         Historical Overview..................................................................................14
                  Introduction................................................................................14
                  Blanket Manufacturing Acquisitions..........................................................15
                  Fieldcrest Cannon Acquisition...............................................................15
                  Leshner Acquisition.........................................................................15
         Overleverage.........................................................................................15
                  Overview....................................................................................15
                  Negotiations with Prepetition Lenders.......................................................15
                  Attempted Restructuring of Old 6% Debentures................................................16
         Industry and Competitive Pressures...................................................................16
         Integration and Operational Difficulties.............................................................16
         Installation of New Management.......................................................................17
         Implementation of Operational Initiatives............................................................17
         Determination to File the Reorganization Cases.......................................................17

CAPITAL STRUCTURE AS OF THE PETITION DATE.....................................................................18
         Introduction.........................................................................................18
         Prepetition Credit Facility..........................................................................18
         Overline Facility....................................................................................18
         Industrial Revenue Bonds.............................................................................18
         Old 10% Notes........................................................................................19
         Old 9% Notes.........................................................................................19
         Old 6% Debentures....................................................................................20
         Old Preferred Stock of Pillowtex.....................................................................20
         Old Common Stock of Pillowtex........................................................................20

OPERATIONS DURING THE REORGANIZATION CASES....................................................................21
         First Day Relief.....................................................................................21
                  Introduction................................................................................21
                  Employee Wages and Benefits.................................................................21

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

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                                                                                                                ----
                  Trust Fund Taxes...............................................................................21
                  Customer Claims................................................................................21
                  Critical Vendor and Service Provider Claims....................................................21
                  Workers' Compensation..........................................................................22
         Debtor-in-Possession Financing..........................................................................23
         Retention Plan..........................................................................................24
         Case Administration and Related Activities..............................................................25
                  Appointment of the Creditors' Committee........................................................25
                  Retention of Financial Advisors and Other Consultants..........................................26
                  Executory Contracts or Unexpired Leases........................................................26
                  Rejection of Aircraft Lease....................................................................26
                  Assumption and Rejection of Certain Contracts to Purchase Cotton...............................26
                  Assumption of 2000 Parkdale Agreement..........................................................27
                  Assumption of Wellman Agreement................................................................28
                  Rejection of Technology Agreement..............................................................28
                  Assumption of Ralph Lauren License Agreement and Related Dispute...............................28
                  CIT's Motion for Administrative Expense Claim..................................................29
                  State Street Motion............................................................................30
                  SouthTrust Bank and DukeSolutions Disputes.....................................................31
                  Exclusivity....................................................................................32
                  Claims Process and Bar Dates...................................................................32
         Postpetition Operations.................................................................................32
                  Operational and Cost Reduction Initiatives.....................................................32
                  Blanket Division and Other Dispositions........................................................33
                  Fieldcrest Cannon Employee Restructuring.......................................................34
         Settlement of Potential Actions Against Prepetition Lenders and Certain Unsecured Creditors.............34

REORGANIZED PILLOWTEX............................................................................................34
         Pillowtex Merger........................................................................................34
         Other Restructuring Transactions........................................................................35
         Business of Reorganized Pillowtex.......................................................................35
         Business Plan and Strategy for Reorganized Pillowtex....................................................36
                  Branding and Marketing.........................................................................36
                  Capacity Rationalization.......................................................................36
                  Strategic Sourcing.............................................................................36
                  Total Quality Management.......................................................................37
         Selected Historical Financial Information...............................................................38
         Projected Financial Information.........................................................................39
                  Introduction...................................................................................39
                  Principal Assumptions..........................................................................39
                  Projections....................................................................................42
         Management..............................................................................................49
                  Reorganized Pillowtex Executive Officers.......................................................49
                  Executive Compensation.........................................................................50
                  Reorganized Pillowtex Board of Directors.......................................................51
                  Voting Power and Terms of Directors............................................................52
                  Board Committees...............................................................................52
                  Director Nomination Procedures.................................................................53
                  Director Compensation..........................................................................53
         Employee Benefit Matters................................................................................53
                  Existing Benefit Plans, Programs and Agreements................................................53
                  New Benefit Plans, Programs and Agreements.....................................................56
         Certain Corporate Governance Matters....................................................................57
                  Removal of Directors and Filling Vacancies in Directorships....................................57
                  Stockholder Action and Special Meetings of Stockholders........................................57
                  Consent of Stockholders in Lieu of Meeting.....................................................57
                  Authorized But Unissued Shares.................................................................58

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                                                                Page
                                                                                                                ----
                  Delaware Section 203...........................................................................58
         Indemnity Arrangements..................................................................................58
                  Existing Indemnification Obligations...........................................................58
                  Treatment of Existing Indemnification Obligations Under the Plan...............................58
                  New Indemnification Arrangements...............................................................59

SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN; POST-REORGANIZATION INDEBTEDNESS..............................60
         Reorganization Value....................................................................................60
         New Common Stock........................................................................................62
         New Warrants............................................................................................62
         New Preferred Stock.....................................................................................63
         Exit Financing Revolver Facility........................................................................64
         Exit Term Loan..........................................................................................64
         Intercreditor Arrangements..............................................................................65
         Outstanding Industrial Revenue Bonds....................................................................65
                  MBFC Revenue Bonds.............................................................................65
                  Alabama Revenue Bonds..........................................................................65
         Tax Notes...............................................................................................65

RISK FACTORS.....................................................................................................65
         Projections Are Inherently Uncertain....................................................................66
         Substantial Leverage Will Continue......................................................................66
         Substantially All of the Debtors' Assets Will Be Subject to Security Interests..........................66
         Dividends Are Not Anticipated; Payment of Dividends Is Subject to Restriction...........................66
         There Is No Established Market for New Common Stock or New Warrants; Volatility Is Possible.............67
         Historical Financial Information Will Not Be Comparable.................................................67
         Disputed Claims May Adversely Affect Distribution Amounts...............................................67
         Enforcement of Contractual Subordination Rights May Adversely Affect Distribution Amounts to Certain
              Creditors..........................................................................................68
         Dependence on Specific Raw Materials....................................................................68
         Certain Stockholders May Exercise Significant Control...................................................68
         Relationships with Suppliers and Vendors................................................................68
         Dependence on Supply Sources in China...................................................................69
         Industry Competition....................................................................................69
         Adverse Retail Industry Conditions......................................................................69
         Dependence on Specific Brand Names......................................................................69
         Risk of Loss of Material Customers......................................................................70
         Labor Relations.........................................................................................70
         Seasonality of Business.................................................................................70

GENERAL INFORMATION CONCERNING THE PLAN..........................................................................70
         Discharge of Claims and Termination of Interests; Related Injunction....................................71
         Preservation of Rights of Action Held by the Debtors or the Reorganized Debtors.........................72
         Releases and Related Injunction.........................................................................72
         Continuation of Certain Employee and Retiree Benefits...................................................73
         Executory Contracts or Unexpired Leases.................................................................73

DISTRIBUTIONS UNDER THE PLAN.....................................................................................75
         General.................................................................................................75
         Methods of Distributions................................................................................75
                  Distributions to Holders of Allowed Claims.....................................................75
                  Distributions in Respect of Old 6% Debentures..................................................75
                  Compensation and Reimbursement for Services Related to Distributions...........................75
                  Delivery of Distributions in General...........................................................76
                  Special Provisions for Distributions to Holders of Old Senior Subordinated Notes Claims,
                  Old 6% Debenture Claims or Old 6% Debenture Promissory Note Claims.............................76

                                TABLE OF CONTENTS
                                -----------------
                                   (continued)

                                                                                                                Page
                                                                                                                ----
         Undeliverable or Unclaimed Distributions................................................................76
         Distribution Record Date................................................................................77
         Means of Cash Payments..................................................................................77
         Timing and Calculation of Amounts To Be Distributed.....................................................77
                  Distributions of New Common Stock and New Warrants.............................................78
                  De Minimis Distributions.......................................................................78
                  Compliance with Tax Requirements...............................................................78
         Surrender of Canceled Securities or Other Instruments...................................................79
         Setoffs.................................................................................................80
         Disputed Claims; Reserve and Estimations................................................................80
                  Funding of Unsecured Claims Reserve............................................................80
                  Distributions on Account of Disputed Claims Once They Are Allowed..............................80
         Payment of Post-Effective Date Interest from Cash Investment Yield......................................81
         Objections to Claims and Authority to Prosecute Objections..............................................81
         Dissolution of the Creditors' Committees................................................................81

VOTING AND CONFIRMATION OF THE PLAN..............................................................................81
         General.................................................................................................81
         Voting Procedures and Requirements......................................................................82
         Confirmation Hearing....................................................................................83
         Confirmation............................................................................................83
         Acceptance or Cramdown..................................................................................83
         Best Interests Test; Liquidation Analysis...............................................................84
         Feasibility.............................................................................................85
         Compliance with Applicable Provisions of the Bankruptcy Code............................................85
         Alternatives to Confirmation and Consummation of the Plan...............................................86

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN..............................................86
         General.................................................................................................86
         Federal Income Tax Consequences to the Debtors; Reduction of the Debtors' Indebtedness..................86
         Federal Income Tax Consequences to Holders of Claims....................................................87
                  Definition of Securities.......................................................................87
                  Holders of Claims Constituting Tax Securities..................................................87
                  Holders of Claims Not Constituting Tax Securities..............................................88
                  Dividend and Interest Income Earned by the Unsecured Claims Reserve............................88
         Certain Other Tax Considerations for Holders of Claims..................................................89
                  Receipt of Pre-Effective Date Interest.........................................................89
                  Receipt of Dividend and Interest Income Earned by the Unsecured Claims Reserve.................89
                  Reinstatement of Claims........................................................................89
                  Bad Debt Deduction.............................................................................89
                  Information Reporting and Backup Withholding...................................................89

APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS.......................................................90
         General.................................................................................................90
         Bankruptcy Code Exemptions from Registration Requirements...............................................90
                  Initial Offer and Sale of Securities...........................................................90
                  Subsequent Transfers of Securities.............................................................90
                  Subsequent Transfers Under State Law...........................................................92
         Certain Transactions by Stockbrokers....................................................................92
         Registration Rights.....................................................................................92

RECOMMENDATION AND CONCLUSION....................................................................................93

                                TABLE OF EXHIBITS
                                -----------------

Exhibit I    -  Debtor Subsidiaries

Exhibit II   -  Second Amended Joint Plan of Reorganization of Pillowtex
                Corporation and Its Debtor Subsidiaries

Exhibit III  -  Liquidation Analysis

                            ADDITIONAL INFORMATION

     Any statements in this Disclosure Statement concerning the provisions of any document are not necessarily complete, and in each instance reference is made to that document for the full text thereof. Certain documents described or referred to in this Disclosure Statement have not been attached as exhibits because of the impracticability of furnishing copies of these documents to all recipients of this Disclosure Statement. All of the exhibits and schedules to the Plan and this Disclosure Statement and certain additional documents and information described or referred to in this Disclosure Statement are (or, once Filed with the Bankruptcy Court, will be) available to the public over the Internet on the Document Website at www.pillowtex.com.

     In addition, Pillowtex files reports and other documents with the SEC in accordance with the requirements of the Securities Exchange Act of 1934, as amended. Pillowtex's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 30, 2000 (the "Pillowtex 2000 Form 10-K") and its Quarterly Report on Form 10-Q for the quarter ended September 29, 2001 (the "Pillowtex Third Quarter 2001 Form 10-Q"), are available to the public over the Internet on the SEC's web site at www.sec.gov. Such filings may also be inspected at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The Pillowtex 2000 Form 10-K and the Pillowtex Third Quarter 2001 Form 10-Q are also available on the Document Website. Pillowtex expects to file its Annual Report on Form 10-K for the year ended December 29, 2001 (the "Pillowtex 2001 Form 10-K") with the SEC on or before March 29, 2002. The Pillowtex 2001 Form 10-K will be made available on the Document Website promptly after it has been filed with the SEC.

                                INTRODUCTION

     The Debtors are seeking approval of the Plan, a copy of which is attached hereto as Exhibit II. This Disclosure Statement is submitted by the Debtors in connection with the solicitation of acceptances of the Plan.

     The confirmation of a plan of reorganization, which is the vehicle for satisfying the rights of holders of claims against and equity interests in a debtor, is the overriding purpose of a chapter 11 case. The primary objectives of the Plan are to: (a) alter the Debtors' debt and equity structures to permit the Debtors to emerge from their chapter 11 cases with viable capital structures; (b) maximize the value of the ultimate recoveries to all creditor groups on a fair and equitable basis; and (c) settle, compromise or otherwise dispose of certain Claims and Interests on terms that the Debtors believe to be fair and reasonable and in the best interests of their respective Estates, creditors and equity holders.

     The Plan provides for, among other things:

     . the cancellation of certain indebtedness in exchange for cash, New Common Stock and/or New Warrants;

     . the cancellation of indebtedness under the Designated Post-Petition Loans in exchange for Exit Term Loan Notes;

     . the cancellation of the Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex;

     . the assumption, assumption and assignment, or rejection of Executory Contracts or Unexpired Leases to which any Debtor is a party;

     .    the selection of boards of directors of the Reorganized Debtors;

     . the merger of Pillowtex with and into New Pillowtex, a Delaware corporation, with New Pillowtex as the surviving corporation (the "Pillowtex Merger"); and

     . the corporate restructuring of certain Pillowtex Subsidiary Debtors in order to simplify the Debtors' corporate structure.

     By an order of the Bankruptcy Court dated February 27, 2002, this Disclosure Statement has been approved as containing "adequate information" for creditors and equity security holders of the Debtors in accordance with section 1125 of the Bankruptcy Code. The Bankruptcy Code defines "adequate information" as "information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and the history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of holders of claims or interests of the relevant class to make an informed judgment about the plan . . . ." 11 U.S.C.Section
1125(a)(1).

     THE DEBTORS' BOARDS OF DIRECTORS AND THE CREDITORS' COMMITTEE BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF CREDITORS. ALL CREDITORS ENTITLED TO VOTE ARE URGED TO VOTE IN FAVOR OF THE PLAN BY NO LATER THAN 4:00 P.M., EASTERN TIME, ON THE VOTING DEADLINE. A SUMMARY OF THE VOTING INSTRUCTIONS IS SET FORTH UNDER "VOTING AND CONFIRMATION OF THE PLAN -- VOTING PROCEDURES AND REQUIREMENTS."

     The requirements for Confirmation, including the vote of creditors to accept the Plan and certain of the statutory findings that must be made by the Bankruptcy Court, are set forth in "Voting and Confirmation of the Plan." Confirmation of the Plan and the occurrence of the Effective Date are subject to a number of significant conditions, which are summarized in "Overview of the Plan -- Conditions to Confirmation and the Effective Date of the Plan." There is no assurance that these conditions will be satisfied or waived.

                              OVERVIEW OF THE PLAN

Introduction

     The following is a brief overview of certain material provisions of the Plan. This overview is qualified in its entirety by reference to the provisions of the Plan, which is attached hereto as Exhibit II, and the exhibits thereto, as amended from time to time, which are available over the Internet on the Document Website. See "Additional Information." For a description of certain other significant terms and provisions of the Plan, see "General Information Concerning the Plan" and "Distributions Under the Plan."

Changes to Corporate Structure

     Pillowtex is incorporated under the laws of the State of Texas and conducts its business through 29 United States and foreign subsidiaries. Certain changes in the corporate structure of Pillowtex and its subsidiaries will be effected pursuant to or in connection with the Plan, including: (a) the cancellation of each share of Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex; (b) the Pillowtex Merger; (c) the distribution of New Common Stock and, assuming Class 6 accepts the Plan, New Warrants to holders of certain Allowed Claims; and (d) the liquidation or consolidation of certain of Pillowtex's subsidiaries. See "-- Summary of Classes and Treatment of Claims and Interests" and "Reorganized Pillowtex -- Pillowtex Merger" and "-- Other Restructuring Transactions."

General Information Concerning Treatment of Claims and Interests

     The Plan provides that holders of Allowed Claims in certain Classes will be entitled to distributions of New Common Stock and/or New Warrants of Reorganized Pillowtex in respect of their Allowed Claims. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness" for a description of the New Common Stock and New Warrants. The Plan also provides that the holders of certain Allowed Secured Claims will (a) have their Claims paid in full or Reinstated or (b) will receive cash equal to the value of the collateral securing their Claims and an Unsecured Claim for the deficiency. Shares of Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex outstanding immediately prior to the Effective Date will be canceled on the Effective Date and holders of those Interests will receive no distributions under the Plan.

     For purposes of computations of Claim amounts, administrative and other expenses and similar computational purposes, the Effective Date is assumed to occur on June 28, 2002. There is no assurance, however, as to if or when the Effective Date will actually occur. Procedures for the distribution of cash and securities pursuant to the Plan, including matters that are expected to affect the timing of the receipt of distributions by holders of Claims in certain Classes and that could affect the amount of distributions ultimately received by such holders, are described in "Distributions Under the Plan."

     The determination of the relative distributions to be received under the Plan by the holders of Allowed Claims in various Classes was based upon, among other factors, estimates of the amounts of Allowed Claims in those Classes and the relative priorities of the Allowed Claims. Class 4, which consists of certain Secured Claims against the Debtors, has been subdivided into seven Divisions, each of which, for purposes of section 1129 of the Bankruptcy Code, will be treated as a separate class of Claims for each relevant Debtor. The estimates of the amounts of Allowed Claims in each Class are set forth in "-- Summary of Classes and Treatment of Claims and Interests." For purposes of estimating the percentage recovery set forth in "-- Summary of Classes and Treatment of Claims and Interests" for Class 6, it is assumed that (a) Class 6 accepts the Plan and (b) all creditors in Class 6 share in the distributions in respect of Class 6 on a Pro Rata basis; however, (i) if Class 6 does not accept the Plan, the percentage recovery for holders of Overline Facility Claims, Aircraft Lease Claims, Old 6% Debenture Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims may differ as a result of the potential enforcement of the subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims against holders of Old 6% Debenture Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims (see "-- Potential Enforcement of Certain Subordination Rights" and "Capital Structure as of the Petition Date -- Overline Facility," "-- Old 9% Notes" and "-- Old 6% Debentures") and (ii) whether or not Class 6 accepts the Plan, the percentage recovery for holders of Old 6% Debenture Claims and Old Senior Subordinated Notes Claims will differ as a result of the State Street Settlement (see "-- State Street Settlement" and

"Operations During the Reorganization Cases -- Case Administration and Related Activities -- State Street Motion.") In addition, the percentage recovery for creditors in Class 6 could differ if the estimate of the Allowed Claims in Class 6, despite the Debtors' reasonable best efforts, proves to be inaccurate.

     The Plan constitutes a separate plan of reorganization for each Debtor. The "cramdown" provisions of section 1129(b) of the Bankruptcy Code permit confirmation of a chapter 11 plan of reorganization in certain circumstances even if the plan is not accepted by all impaired Classes of Claims and Interests. See "Voting and Confirmation of the Plan -- Acceptance or Cramdown." The Debtors have reserved the right to request Confirmation pursuant to the cramdown provisions of the Bankruptcy Code and to amend the Plan if any Class of Claims fails to accept the Plan. If the Bankruptcy Court grants such a request, the dissenting Classes may, in certain cases, receive alternative treatment under the Plan. For purposes of this Disclosure Statement, however, it has been assumed that the Debtors will not be required to seek Confirmation under the cramdown provisions of the Bankruptcy Code with respect to any Class of Claims. Although the Debtors believe that, if necessary, the Plan could be confirmed under the cramdown provisions of the Bankruptcy Code, there is no assurance that the requirements of those provisions would be satisfied.

Summary of Classes and Treatment of Claims and Interests

     The classification of Claims and Interests, the estimated aggregate amount of Claims in each Class and the amount and nature of distributions to holders of Claims or Interests in each Class are summarized in the table below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including claims in respect of Designated Post-Petition Loans under the DIP Order) and Priority Tax Claims have not been classified. For a discussion of certain additional matters related to Administrative Claims, including Designated Post-Petition Loan Claims, and Priority Tax Claims, see "-- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims."

     The information set forth in the table below with respect to each Class of Claims is presented on a combined basis for all the Debtors to which that information is applicable. The estimated aggregate amounts of Claims are based on the Debtors' estimates of the aggregate amounts of the Claims that the Debtors believe will be asserted upon resolution of all Disputed Claims. Certain of the Disputed Claims are material, and the total amount of all Claims ultimately allowed may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan.

     The amounts shown in the table below as "Estimated Aggregate Claims Amounts" are based upon the Debtors' review of Claims Filed on or before the Bar Date and the Debtors' books and records and may be substantially revised in the course of the ongoing Claims reconciliation process. See "Operations During the Reorganization Cases." Further, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly more or less than the estimated amount of the Claim. As a consequence, the actual ultimate aggregate amount of Allowed Unsecured Claims in Class 6 may differ significantly from the estimate set forth below. Accordingly, the amount of the Pro Rata distributions of New Common Stock and/or New Warrants that ultimately will be received by a particular holder of an Allowed Unsecured Claim in Class 6 may be adversely or favorably affected by the aggregate amount of Claims ultimately allowed in Class
6. See "Risk Factors -- Disputed Claims May Adversely Affect Distribution Amounts." Distributions of New Common Stock and/or New Warrants to holders of Allowed Unsecured Claims in Class 6 will be made on an incremental basis until all Disputed Claims in Class 6 have been resolved. See "Distributions Under the Plan -- Timing and Calculation of Amounts To Be Distributed" and "-- Disputed Claims; Reserve and Estimations."

     Each amount designated in the table below as "Estimated Percentage Recovery" for each Class is the quotient of the cash or the assumed value of the New Common Stock or New Warrants to be distributed to all holders of Allowed Claims in that Class, divided by the estimated aggregate amount of Allowed Claims in that Class. For purposes of this calculation, it is assumed that: (a) the New Common Stock to be distributed to the holders of Claims under the Plan will have an estimated aggregate value of approximately $200.1 million, or $10.76 per share, as of the Effective Date, based upon the midpoint of the range for assumed reorganization value of the Reorganized Debtors; (b) the New Warrants to be distributed to the holders of Allowed Claims under the Plan will have an estimated aggregate value of approximately $7.9 million, or $2.24 per New Warrant, as of the Effective Date based upon a computed theoretical value for such New Warrants; and (c) that Class 6 accepts the Plan. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Reorganization Value" for a description of the manner in which the New Common Stock was valued for purposes of the Plan, the assumptions used in connection with the foregoing and the limitations thereon, and "Risk Factors" for a discussion of various factors that could materially affect the value of the New Common Stock and New Warrants.

     Although the Debtors' management believes that these valuation assumptions are reasonable, there is no assurance that the New Common Stock will have the value assumed herein. See "Risk Factors." The foregoing valuation assumptions are not a prediction or reflection of post-Effective Date trading prices of the New Common Stock and such securities may trade at substantially higher or lower prices because of a number of factors, including those discussed in "Risk Factors." The trading price of securities issued under a plan of reorganization, such as the New Common Stock, is subject to many unforeseeable circumstances and therefore cannot be predicted. In addition, the calculation of the "Estimated Percentage Recovery" for Class 6 assumes that all creditors in Class 6 share in the distributions to Class 6 on a Pro Rata basis. However, (i) if Class 6 does not accept the Plan, the percentage recovery for holders of Overline Facility Claims, Aircraft Lease Claims, Old 6% Debentures Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims may differ as a result of the potential enforcement of the subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims against holders of Old 6% Debenture Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims (see "-- Potential Enforcement of Certain Subordination Rights" and "Capital Structure as of the Petition Date -- Overline Facility," "-- Old 9 Notes" and "-- Old 6% Debentures") and (ii) whether or not Class 6 accepts the Plan, the percentage recovery for holders of Old 6% Debenture Claims and Old Senior Subordinated Notes Claims will differ as a result of the State Street Settlement (see "-- State Street Settlement" and "Operations During the Reorganization Cases -- Case Administration and Related Activities -- State Street Motion"). Moreover, as discussed above, there is no assurance that the actual amounts of Allowed Unsecured Claims in Class 6 will not materially exceed the estimated aggregate amounts shown in the table below. Accordingly, no representation can be or is being made that the percentage recoveries shown in the table below actually will be realized.

-----------------------------------------------------------------------------------------------------------------
                   Class/Description                                        Proposed Treatment
-----------------------------------------------------------------------------------------------------------------
Class 1 (Unsecured Priority Claims):                         Unimpaired; on the Effective Date, each holder of an
                                                             Allowed Claim in Class 1 will receive cash equal to
Priority Claims against any Debtor entitled to priority      the amount of the Allowed Claim.
under Sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)
(6) of the Bankruptcy Code.

Estimated Aggregate Claims Amount:  $100,000                 Estimated Percentage Recovery:  100%
-----------------------------------------------------------------------------------------------------------------

Class 2 (Convenience Claims):                                Impaired; on the Effective Date, each holder of an
                                                             Allowed Claim in Class 2 will receive cash equal to
Unsecured Claims against any Debtor that otherwise would     10% of the amount of the Allowed Claim.
be classified in Class 6, except that each applicable
Claim is equal to or less than $2,500. For purposes of
treatment under Class 2, multiple Claims of a holder
against a particular Debtor arising in a series of
similar or related transactions between the Debtor and
the original holder of the Claims will be treated as a
single Claim and no splitting of Claims will be recognized
for purposes of this distribution.

Estimated Aggregate Claims Amount:  $1,500,000               Estimated Percentage Recovery:  10%
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                   Class/Description                                             Proposed Treatment
-----------------------------------------------------------------------------------------------------------------------
Class 3 (Industrial Revenue Bond Claims):                      Unimpaired; on the Effective Date, Allowed Industrial
                                                               Revenue Bond Claims will be Reinstated and any letters
Industrial Revenue Bond Claims against any Debtor.             of credit issued in respect thereof under the
Industrial Revenue Bond Claims include Claims arising          Prepetition Credit Facility will be replaced,substituted
under or in respect of any of the documents or agreements      or otherwise satisfied with equivalent letters of credit
issued  pertaining to the Alabama Revenue Bonds, MBFC          to be under the Exit Financing Revolver Facility.
Revenue  Bonds or a loan of proceeds from any of those
bonds to any of the Debtors.

Estimated Aggregate Claims Amount:  $11,380,000                Estimated Percentage Recovery:  100%

-----------------------------------------------------------------------------------------------------------------------

Class 4 -- Divisions 4A, 4B, 4C, 4D and 4E (Other Secured      Unimpaired; on the Effective Date, each holder of an
Claims):                                                       Allowed Claim in Division 4A, 4B, 4C, 4D or 4E will
                                                               receive cash equal to the amount of the Allowed Claim.
Secured Claims against any Debtor that are not otherwise
classified in Class 3 or 5 are included in Class 4, which is divided into seven separate Divisions (4A through 4F).
Divisions 4A through 4E consist of Secured Claims against
any Debtor pertaining to mechanics' liens asserted by the
following:

     .   4A -- R. Phillips Construction
     .   4B -- Smith Gray Electric
     .   4C -- Southern Mechanical Services
     .   4D -- Adams Electric
     .   4E -- Sander Brothers

Estimated Aggregate Claims Amount:  $544,559                   Estimated Percentage Recovery:  100%

-----------------------------------------------------------------------------------------------------------------------

Class 4-- Division 4F (Other Secured Claims):                  Unimpaired; on the Effective Date, each holder of an
                                                               Allowed Claim in Division 4F will receive, in full
Secured Claims against any Debtor that are not otherwise       satisfaction of the Allowed Claim, monthly payments
classified in Class 3 or 5 are included in Class 4, which      for up to 60 months bearing interest at a rate of 8%
is divided into seven separate Divisions (4A through 4G).      per annum as provided for in the Stipulation and
Division 4F consists ofSecured Claims arising under or         Agreed Order Regarding Secured Claim of General Electric
evidenced by Debtor Opelika Industries, Inc.'s Promissory      Capital Corporation signed by the Bankruptcy Court on
Note dated December 29, 1995 payable to General Electric       November 16,2001.
Capital Corporation.

Estimated Aggregate Claims Amount:  $125,000                   Estimated Percentage Recovery:  100%

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                   Class/Description                                        Proposed Treatment
-----------------------------------------------------------------------------------------------------------------
Class 4-- Division 4G (Other Secured Claims):                Impaired; if the Bankruptcy Court rules that the MESA
                                                             is a financing arrangement, then on the later of the
Secured Claims against any Debtor that are not otherwise     Effective Date or the date that the Bankruptcy Court
classified in Class 3 or 5 are included in Class 4, which    rules, unless otherwise agreed by a Claim holder and
is divided into seven separate Divisions (4A through 4G).    each applicable Debtor, each holder of an Allowed
Division 4G consists of Secured Claims, if any, arising      Claim in Division 4G will receive, in full
under the Master Energy Services Agreement,dated as of       satisfaction of its Allowed Claim, cash equal to the
June 3, 1998 between Pillowtex and DukeSolutions, Inc.       value of the collateral securing the Allowed Claim
(the "MESA").                                                (but only to the extent the holder has a valid,
                                                             enforceable lien on such collateral)and an Unsecured
                                                             Claim (to be included in Class6) for the remainder of
                                                             the Allowed Claim amount. If the Bankruptcy Court
                                                             rules that the MESA is a true lease,there will be no
                                                             Secured Claim with respect to the MESA and the MESA
                                                             will be treated as an Unexpired Lease pursuant to
                                                             Article V of the Plan.

Estimated Aggregate Claims Amount:  $17,190                  Estimated Percentage Recovery:  100% (of the Allowed
                                                             Secured Claim, if any)
------------------------------------------------------------------------------------------------------------------

Class 5 (Bank Loan Claims):                                  Impaired; on the Effective Date, each holder of an
                                                             Allowed Claim in Class 5 will receive in full
Secured and Unsecured Claims arising under the Prepetition   satisfaction of all of its Bank Loan Claims: (a) if
Credit Facility.                                             Class 6 accepts the Plan, a Pro Rata share of
                                                             18,000,000 shares of New Common Stock or (b)if Class
                                                             6 does not accept the Plan, a Pro Rata share of
                                                             18,300,000 shares of New Common Stock.

Estimated Aggregate Claims Amount:  $474,353,000             Estimated Percentage Recovery:  40.8%
------------------------------------------------------------------------------------------------------------------

Class 6 (Unsecured Claims):                                  Impaired; on the Effective Date, each holder of an
                                                             Allowed Claim in Class 6 will receive in full
Overline Facility Claims, Aircraft Lease Claims, Old         satisfaction of its Allowed Claim, subject to the
Senior Subordinated Notes Claims, Old 6% Debenture           State Street Settlement and, if Class 6 does not
Claims and Old 6% Debenture Promissory Note Claims against   accept the Plan, any enforceable subordination rights
any Debtor that are not otherwise classified under           any of holders of Overline Facility Claims and Aircraft
Article II of the Plan, including Trade Claims and Tort      Lease Claims: (a) if Class 6 accepts the Plan, a Pro
Claims.                                                      Rata share of (i) 600,000 shares of New Common Stock,and
                                                             (ii) New Warrants to purchase 3,529,412 shares of New
                                                             Common Stock or (b) if Class 6 does not accept the
                                                             Plan, a Pro Rata share of 200,000 shares of New Common
                                                             Stock and no New Warrants.

Estimated Aggregate Claims Amount:  $552,356,000             Estimated Percentage Recovery:  2.6%
------------------------------------------------------------------------------------------------------------------

Class 7 (Intercompany Claims):                               Unimpaired; on the Effective Date, Allowed
                                                             Intercompany Claims will be Reinstated.

Intercompany Claims that are not Administrative Claims.      Estimated Percentage Recovery:  100%
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                   Class/Description                                        Proposed Treatment
--------------------------------------------------------------------------------------------------------------------
Class 8 (Pillowtex Old Preferred Stock Interests):             Impaired; no property will be distributed to or
                                                               retained by the holders of Interests in Class 8, and
                                                               the Interests will be canceled on the Effective Date.

Interests in Pillowtex on account of the Old Preferred Stock   Estimated Percentage Recovery:  0%
of Pillowtex.
--------------------------------------------------------------------------------------------------------------------

Class 9 (Pillowtex Old Common Stock Interests):                Impaired; no property will be distributed to or
                                                               retained by the holders of Interests in Class 9, and
                                                               the Interests will be canceled on the Effective Date.

Interests in Pillowtex on account of the Old Common Stock      Estimated Percentage Recovery:  0%
of Pillowtex.
--------------------------------------------------------------------------------------------------------------------

Class 10 (Pillowtex Subsidiary Debtors Old Common Stock        Unimpaired; on the Effective Date, Interests in Class
Interests):                                                    10 will be Reinstated.

Interests on account of the Old Common Stock of the            Estimated Percentage Recovery:  100%
Pillowtex Subsidiary Debtors.
--------------------------------------------------------------------------------------------------------------------

Sources and Uses of Cash

     The following table sets forth a summary of the principal sources and uses of cash expected to be available to the Reorganized Debtors on the Effective Date. All amounts shown are estimates. There can be no assurances that there will not be material variances between the estimates and the actual amounts of cash required to consummate the Plan.

     Sources of Cash:
       Initial borrowings under the Exit Financing Revolver Facility/(1)/.. $57,711,000
       Cash generated from operations .....................................          --
                                                                            -----------
             Total Sources ................................................ $57,711,000
                                                                            ===========

     Uses of Cash:
       Cash distributions with respect to Classes 1, 2 and 4 .............. $   937,000
       Cure payments relating to assumptions of
           Executory Contracts or Unexpired Leases ........................   9,262,000
       Repayment of DIP Financing Facility ................................   9,259,000
       Payment of earned but unpaid Professional fees .....................   8,358,000
       Financing fees and related costs ...................................   3,049,000
       Other reorganization expenses/(2)/ .................................   1,846,000
       Pre-payment of Exit Term Loan/(3)/ .................................  25,000,000
                                                                            -----------
                  Total Uses .............................................. $57,711,000
                                                                            ===========

_________
     (1) The Exit Financing Revolver Facility is anticipated to be a $200 million senior secured revolving credit facility with a $60 million sub-limit for letters of credit. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Financing Revolver Facility."
     (2) Other reorganization expenses include, among other things, compensation costs associated with the effectiveness of the Plan and the Administrative Claims of Indenture Trustees.
     (3) For purposes of this Disclosure Statement, it has been assumed that the Exit Term Loan will be partially pre-paid using borrowings under the Exit Financing Revolver Facility on or immediately following the Effective Date.

Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims

     Administrative Claims

     General. Unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, cash equal to the allowed amount of the Administrative Claim either (a) on the Effective Date or (b) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which (i) an order allowing the Administrative Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim. Administrative Claims include Claims for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Financing Facility; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code, including Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C.Sections . 1911-1930. In addition to the types of Administrative Claims described above, section 503(b) of the Bankruptcy Code provides for payment of compensation or reimbursement of expenses to creditors and other entities making a "substantial contribution" to a chapter 11 case and to attorneys for and other professional advisors to such entities. The amounts, if any, that such entities may seek for such compensation or reimbursement are not known by the Debtors at this time. Requests for such compensation or reimbursement must be approved by the Bankruptcy Court after notice and a hearing at which the Debtors or Reorganized Debtors and other parties in interest may participate and, if appropriate, object to the allowance of any such compensation or reimbursement. The Debtors estimate that the Administrative Claims will aggregate approximately $32 million as of the Effective Date, excluding accounts payable and other accrued expenses as of the Effective Date.

     Except as otherwise provided below, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of Administrative Claims and that do not File and serve a request by the applicable bar date will be forever barred from asserting any Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims will be deemed discharged as of the Effective Date. Objections to requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 120 days after the Effective Date or (b) 60 days after the Filing of the applicable request for payment of Administrative Claims.

     Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and any other entities who are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of Fee Claim no later than 60 days after the Effective Date; provided, however, that any professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of (a) 90 days after the Effective Date or
(b) 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, entry of the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

     The following holders will not be required to File or serve any request for payment of Administrative Claims: (a) holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from or under those contracts and leases entered into or assumed after the Petition Date; (b) holders of Administrative Claims under the DIP Financing Facility; and (c) holders of Administrative Claims with respect to the Designated Post-Petition Loans deemed to have been made under the DIP Order.

     Claims of Indenture Trustees. If Class 6 accepts the Plan, in full satisfaction of the Claims of each Indenture Trustee for fees and disbursements, including fees and expenses of Professionals and any Claims secured by the charging liens of the Indenture Trustee under the Prepetition Indentures, subject to the provisions of Section III.E of the Plan, each Indenture Trustee will receive from the Reorganized Debtors cash equal to the amount of the Claims and any charging lien held by the Indenture Trustee will be released as of the Effective Date. Distributions received by holders of Allowed Claims in respect of Old Senior Subordinated Notes or Old 6% Debentures pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustee's Claims. If Class 6 does not accept the Plan, the provisions of Section III.E of the Plan will be of no force and effect, and any payments to the Indenture Trustees would have to be funded out of distributions, if any, to the holders of Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes.

     Ten days after entry of the Confirmation Order, each Indenture Trustee will submit to the Reorganized Debtors (to the attention of the Chief Financial Officer) appropriate documentation in support of the fees and expenses incurred by that Indenture Trustee in connection with the Reorganization Cases through that date, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. The estimate of fees and expenses may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities and fees and expenses expected to be incurred in connection with obtaining Bankruptcy Court approval of the fees and expenses. On the Effective Date or seven Business Days after receiving this documentation, whichever is later, the Reorganized Debtors will place the amount of each of the Indenture Trustee's identified fees and expenses (including any reasonable estimated fees and expenses) in a segregated account for the exclusive benefit of each Indenture Trustee and will identify each segregated account to each Indenture Trustee (each a "Segregated Account"). Each Indenture Trustee's fees and expenses will be paid from the applicable Segregated Account solely in accordance with the procedures set forth in Section III.E of the Plan. The Confirmation Order will provide that each Indenture Trustee's charging lien will attach solely to the cash placed in the applicable Segregated Account until the funds in that account are distributed in accordance with Section III.E of the Plan.

     If the Reorganized Debtors dispute the reasonableness of any Indenture Trustee's claim for fees and expenses, the Reorganized Debtors shall notify the relevant Indenture Trustee within 10 days of receipt of the documentation referred to above. If the Reorganized Debtors notify an Indenture Trustee of such an objection, no later than 30 days after the Effective Date, the relevant Indenture Trustee shall (a) File a motion with the Bankruptcy Court seeking approval of its fees and expenses incurred through the Effective Date under the terms of the applicable Prepetition Indenture and (b) serve the motion on the Reorganized Debtors and the United States Trustee. The Bankruptcy Court may approve the fees and expenses requested in the motion to the extent that the amounts are permitted and appropriate under the terms of the applicable Prepetition Indenture, which, notwithstanding the cancellation of the Prepetition Indentures pursuant to Section IV.H of the Plan, will govern this determination. Each Indenture Trustee's request for approval of its fees and expenses will not be subject to the guidelines and rules applicable to a fee application or the standards contained in sections 330 or 503(b) of the Bankruptcy Code. In the absence of objection by the Reorganized Debtors or upon approval by the Bankruptcy Court, each Indenture Trustee's approved fees and expenses for the period prior to the Effective Date will be treated as Allowed Claims and will be paid from the applicable Segregated Account.

     Any amounts remaining in the Segregated Accounts after all of the respective Indenture Trustee's fees and expenses have been paid will become the sole property of, and, upon the consent of the relevant Indenture Trustee or an order of the Bankruptcy Court, shall immediately be returned to, the Reorganized Debtors.

     Designated Post-Petition Loan Claims. Each holder of an Allowed Administrative Claim with respect to the Designated Post-Petition Loans deemed to have been made under the DIP Order will receive an Exit Term Loan Note in an amount equal to the amount of such Allowed Administrative Claim, and as required by Section 1129 of the Bankruptcy Code, will have to consent to such treatment on the condition the Plan is confirmed.

     Priority Tax Claims

     Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder thereof and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of the Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 5% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon any other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the allowed amount of such Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of an Allowed Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (a) an order allowing that Priority Tax Claim becomes a Final Order or (b) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of the Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty. The Debtors estimate that the Priority Tax Claims will aggregate approximately $3.1 million as of the Effective Date.

     Notwithstanding the foregoing, a holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any Claim or demand for any penalty (a) will be subject to treatment in Class 6 and (b) the holder of an Allowed Priority Tax Claim will not be entitled to assess or attempt to collect that penalty from the Reorganized Debtors or their property.

Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

     The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows: (a) the Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for obligations under any (i) Allowed Claim that is being Reinstated under the Plan or (ii) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity will be Reinstated; and (b) except as provided in clause (a) above or as otherwise specifically provided in the Plan, holders of all other Allowed Secondary Liability Claims will be entitled to only one distribution in respect of such underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

Summary of Terms of Certain Securities To Be Distributed Pursuant to the Plan

     The following sets forth a summary of the securities to be distributed pursuant to the Plan. This summary is qualified by reference to the description of such securities under "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness."

     Equity Securities

     The Plan provides that, as of the Effective Date, Reorganized Pillowtex will be authorized to issue 50 million shares of New Common Stock, par value $0.01 per share. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- New Common Stock." On the Effective Date,
(a) if Class 6 accepts the Plan, an aggregate of 18,000,000 shares of New Common Stock will be issued and available for distribution to holders of Allowed Claims in Class 5 and an aggregate of 600,000 shares of New Common Stock will be issued and available for distribution to the holders of Allowed Claims in Class 6 or
(b) if Class 6 does not accept the Plan, an aggregate of 18,300,000 shares of New Common Stock will be issued and available for distribution to holders of Allowed Claims in Class 5 and an aggregate of 200,000 shares of New Common Stock will be issued and available for distribution to the holders of Allowed Claims in Class 6. Holders of New Common Stock will be entitled to receive ratably such dividends as declared by Reorganized Pillowtex's Board of Directors and will have no preemptive, subscription, redemption or conversion rights. The declaration of dividends and other payments on the New Common Stock will be restricted, and may be prohibited, pursuant to certain provisions of the documents governing the Exit Financing Revolver Facility and Exit Term Loan Note Agreement. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Financing Revolver Facility" and "-- Exit Term Loan." Reorganized Pillowtex is not expected to pay any dividends on the New Common Stock in the foreseeable future.

     On the Effective Date, if Class 6 accepts the Plan, New Warrants exercisable to purchase up to an aggregate of 3,529,412 shares of New Common Stock will be issued and available for distribution to holders of Allowed Claims in Class 6. Initially, each New Warrant, when exercised, will entitle the holder thereof to acquire one share of New Common Stock at an exercise price of $28.99 per share. The New Warrants will expire on the date that is seven and one-half years (or 90 months) after the Effective Date. The New Warrants will be issued under a warrant agreement between Reorganized Pillowtex and a warrant agent to be selected by Reorganized Pillowtex (the "New Warrant Agreement"). See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- New Warrants."

     It is contemplated that, as of the Effective Date, if Class 6 accepts the Plan, 1,400,000 shares or, if Class 6 does not accept the Plan, 1,500,000 shares of New Common Stock will be reserved for issuance in satisfaction of awards under the Equity Incentive Plan, including awards to be made to key executives in connection with the Effective Date. See "Reorganized Pillowtex -- Employee Benefit Matters -- New Benefit Plans, Programs and Agreements."

     On the Effective Date, if Class 6 accepts the Plan, (a) holders of Allowed Bank Loan Claims will receive their Pro Rata share of 18,000,000 shares of New Common Stock, representing approximately 95.4% of the aggregate shares of New Common Stock to be distributed pursuant to the Plan (or 76.5% of the total number of shares of New Common Stock that would be outstanding on a fully diluted basis calculated as described below); and (b) subject to the State Street Settlement, holders of Allowed Claims in Class 6 will receive (i) their Pro Rata share of 600,000 shares of New Common Stock, representing approximately 3.2% of the aggregate shares of New Common Stock to be distributed pursuant to the Plan (or 2.6% of the total number of shares of New Common Stock that would be outstanding on a fully diluted basis calculated as described below), and (ii) their Pro Rata share of New Warrants exercisable to purchase an aggregate of 3,529,412 shares of New Common Stock, representing 15% of the total number of shares of New Common Stock that would be outstanding on a fully diluted basis calculated as described below. The percentages above are calculated based on the following: (a) 18,000,000 shares of New Common Stock being issued and available for distribution to holders of Allowed Claims in Class 5, (b) 600,000 shares of New Common Stock and New Warrants to purchase 3,529,412 shares of New Common Stock being issued and available for distribution to holders of Allowed Claims in Class 6, and (c) 260,000 shares of New Common Stock and options to purchase 766,600 shares of New Common Stock being issued to key employees of the Reorganized Debtors under the Equity Incentive Plan and 373,400 shares of New Common Stock being reserved for future issuance under the Equity Incentive Plan. The fully diluted calculations above are further based on the following: (a) the assumed issuance of 3,529,412 shares of New Common Stock upon the exercise of New Warrants, (b) the assumed issuance of 766,600 shares of New Common Stock upon exercise of the options issued under the Equity Incentive Plan, and (c) the assumed issuance of the remaining 373,400 shares of New Common Stock reserved for future issuance under the Equity Incentive Plan.

     On the Effective Date, if Class 6 does not accept the Plan, (a) holders of Allowed Bank Loan Claims will receive their Pro Rata share of 18,300,000 shares of New Common Stock, representing approximately 97.5% of the aggregate shares of New Common Stock to be distributed pursuant to the Plan (or 91.5% of the total number of shares of New Common Stock that would be outstanding on a fully diluted basis calculated as described below); and (b) subject to the State Street Settlement and the potential enforcement of subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims, holders of Allowed Claims in Class 6 will receive their Pro Rata share of 200,000 shares of New Common Stock, representing approximately 1.1% of the aggregate shares of New Common Stock to be distributed pursuant to the Plan (or 1.0% of the total number of shares of New Common Stock that would be outstanding on a fully diluted basis calculated as described below). The percentages above are calculated based on the following: (a) 18,300,000 shares of New Common Stock being issued and available for distribution to holders of Allowed Claims in Class 5, (b) 200,000 shares of New Common Stock being issued and available for distribution to holders of Allowed Claims in Class 6, and (c) 260,000 shares of New Common Stock and options to purchase 840,000 shares of New Common Stock being issued to key employees of the Reorganized Debtors under the Equity Incentive Plan and 400,000 shares of New Common Stock being reserved for future issuance under the Equity Incentive Plan. The fully diluted calculations above are further based on the following: (a) the assumed issuance of 840,000 shares of New Common Stock upon exercise of the options issued under the Equity Incentive Plan, and (b) the assumed issuance of the remaining 400,000 shares of New Common Stock reserved for future issuance under the Equity Incentive Plan.

     The Plan also provides that, as of the Effective Date, Reorganized Pillowtex will be authorized to issue 10 million shares of preferred stock, par value $0.01 per share ("New Preferred Stock"). Reorganized Pillowtex's

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

Board of Directors will have the authority to issue shares of New Preferred Stock from time to time in one or more classes or series and to determine the various rights and privileges thereof, subject to certain restrictions in the Certificate of Incorporation of Reorganized Pillowtex (the "Certificate"). Reorganized Pillowtex's Board of Directors will have the authority to issue additional shares of New Common Stock from time to time following the Effective Date under the provisions of the Certificate, the Bylaws of Reorganized Pillowtex (the "Bylaws") and applicable law. See "Reorganized Pillowtex -- Certain Corporate Governance Matters -- Authorized But Unissued Shares."

     Exit Term Loan Notes

     It is a condition to Confirmation that each holder of a Claim in respect of a Designated Post-Petition Loan consent to receiving an Exit Term Loan Note as provided in Section III.A.1.d of the Plan. The execution and delivery of the documents effectuating the Exit Term Loan by the Reorganized Debtors and each of the holders of Allowed Administrative Claims under the Designated Post-Petition Loans are conditions to the Effective Date. On the Effective Date, Reorganized Pillowtex will issue an Exit Term Loan Note to each holder of an Allowed Administrative Claim with respect to the Designated Post-Petition Loans deemed to have been made under the DIP Order. The aggregate principal amount of the Exit Term Loan Notes will be $150 million (prior to any pre-payments made from the proceeds of the Exit Financing Revolver Facility), and will bear simple interest at a fixed rate of 10% per annum. The Exit Term Loan Notes will be secured by a first priority lien on the Reorganized Debtors' fixed assets (including real property) located at their facilities in Phenix City, Alabama, Columbus, Georgia and Scottsboro, Alabama and certain other specifically identified assets, as well as a second priority lien on the assets pledged to secure the Exit Financing Revolver Facility. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Term Loan."

Exit Financing Revolver Facility and Other Post-Reorganization Indebtedness

     The commitment of the Exit Financing Revolver Facility Agent Bank to provide the Exit Financing Revolver Facility on terms satisfactory to the Debtors is a condition to Confirmation, and the execution and delivery of the documents effectuating the Exit Financing Revolver Facility by the Reorganized Debtors and the Exit Financing Revolver Facility Agent Bank are conditions to the Effective Date. The Debtors currently contemplate that the Exit Financing Revolver Facility will consist of a senior secured revolving credit facility of $200 million, including a $60 million letter of credit sub-facility. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Financing Revolver Facility."

     See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Outstanding Industrial Revenue Bonds" for a description of certain secured indebtedness to be Reinstated on the Effective Date.

     See "-- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims -- Priority Tax Claims" for a description of indebtedness that will be owing in respect of Priority Tax Claims as of the Effective Date.

State Street Settlement

     Pursuant to a settlement reached among certain members of the Creditors' Committee, if the Plan is confirmed, holders of Old Senior Subordinated Notes would be deemed to waive their rights to contractual subordination against holders of Old 6% Debentures in consideration of delivery to holders of Old Senior Subordinated Notes of (a) all of the New Common Stock that otherwise would be distributable to holders of Old 6% Debentures in the absence of contractual subordination and (b) 50% percent of the New Warrants that otherwise would be distributable to holders of Old 6% Debentures in the absence of contractual subordination. Holders of Old 6% Debentures would remain entitled to 50% of the New Warrants that would otherwise be distributable to them in absence of contractual subordination, without further dilution or turnover by virtue of the subordination provisions. Holders of Old 6% Debenture Promissory Note Claims will receive their Pro Rata share of New Common Stock and New Warrants based upon such Claims without any dilution or turnover by virtue of the subordination provisions of any Old 6% Debenture Promissory Notes. Holders of Old 6% Debentures and Old 6% Debenture Promissory Notes will, as of the Effective Date, be deemed to have waived any claims against the Debtors, holders of Old Senior Subordinated Notes and the Indenture Trustees, and holders of Old Senior Subordinated Notes will, as of the

Effective Date, be deemed to have waived any Claims against the Debtors, holders of Old 6% Debentures, holders of Old 6% Debenture Promissory Notes and the respective Indenture Trustees.

     For additional information regarding the settlement described above, see "Operations During the Reorganization Cases -- Case Administration and Related Activities -- State Street Motion."

Potential Enforcement of Certain Subordination Rights

     Pursuant to the Plan, if Class 6 does not accept the Plan, any enforceable subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims will be expressly preserved and potentially could be enforced against holders of Old 6% Debenture Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims. For additional information regarding such subordination rights, see "Capital Structure as of the Petition Date -- Overline Facility," "-- Old 9% Notes" and "-- Old 6% Notes." See also "Risk Factors -- Enforcement of Contractual Subordination Rights May Adversely Affect Distribution Amounts to Certain Creditors."

Conditions to Confirmation and the Effective Date of the Plan

     There are several conditions precedent to Confirmation and the occurrence of the Effective Date. Subject to applicable legal requirements, the Debtors may waive any of these conditions upon the terms and subject to the conditions set forth in Section IX.C of the Plan.

     Conditions to Confirmation

     The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to Section IX.C of the Plan:

     1. The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

     2. The Debtors shall have received a commitment for the Exit Financing Revolver Facility from the Exit Financing Revolver Facility Agent Bank on terms and conditions satisfactory to the Debtors.

     3. Each holder of a Claim in respect of a Designated Post-Petition Loan shall have consented to the treatment thereof as contemplated by
          Section III.A.1.d of the Plan.

     4. The Plan shall not have been amended, altered or modified from the Plan dated March 6, 2002, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C of the Plan, and all exhibits to the Plan shall be in form and substance reasonably satisfactory to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

     In addition to the foregoing conditions to Confirmation, there are a number of substantial confirmation requirements under the Bankruptcy Code that must be satisfied for the Plan to be confirmed. See "Voting and Confirmation of the Plan -- Confirmation."

     Conditions to the Effective Date

     The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions has been satisfied or duly waived pursuant to Section IX.C of the Plan:

     1. The documents effectuating the Exit Financing Revolver Facility shall have been executed and delivered by the Reorganized Debtors and the Exit Financing Revolver Facility Agent Bank.

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

     2. The documents effectuating the Exit Term Loan shall have been executed and delivered by the Reorganized Debtors and each of the holders of Allowed Administrative Claims under Designated Post-Petition Loans.

     3. The Plan will not have been amended, altered or modified from the Plan dated March 6, 2002, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C of the Plan, and all exhibits to the Plan shall be in form and substance reasonably satisfactory to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

     Waiver of Conditions to Confirmation or to the Effective Date

     The conditions to Confirmation and to the Effective Date may be waived in whole or part by the Debtors at any time without notice or an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan; provided, however, that the conditions set forth in
Section IX.A.4 and Section IX.B.3 of the Plan may only be waived pursuant to an order of the Bankruptcy Court after notice and opportunity for a hearing.

     Effect of Nonoccurrence of Conditions to the Effective Date

     If each of the conditions to the Effective Date provided in the Plan is not satisfied or duly waived in accordance with Section IX.C of the Plan, then upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to any parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to Section IX.D of the Plan: (a) the Plan will be null and void in all respects, including with respect to (i) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code, and (ii) the assumptions, assignments or rejections of Executory Contracts or Unexpired Leases pursuant to Sections V.A and V.C of the Plan; and (b) nothing contained in the Plan will (i) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors, or (ii) prejudice in any manner the rights of the Debtors or any other party in interest.

Modification or Revocation of the Plan

     Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation. The Debtors also reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors; or (b) prejudice in any manner the rights of any Debtors or any other party.

            CERTAIN EVENTS PRECEDING THE DEBTORS' CHAPTER 11 FILINGS

Historical Overview

     Introduction

     Pillowtex was founded in 1954 and its common stock has been publicly traded since March 17, 1993. Pillowtex expanded beyond its original pillow manufacturing operations largely through an acquisition strategy, including the 1994 and 1996 acquisitions of its blanket manufacturing business (the "Blanket Division"), the 1997 acquisition of Fieldcrest Cannon and the 1998 acquisition of The Leshner Corporation ("Leshner"), each of which is described below. Pillowtex, together with its subsidiaries, is one of the largest companies in North America in the business of designing, manufacturing and marketing home textile products. The Debtors offer a full line of utility

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

and fashion bedding and complementary bedroom textile products, as well as a full line of bathroom and kitchen textile products. These products are marketed under the Debtors' brand names, including among others, Royal Velvet(R), Cannon(R), Fieldcrest(R) and Charisma.(R)

     Blanket Manufacturing Acquisitions

     On November 30, 1994, Pillowtex acquired the core of the Blanket Division by purchasing Beacon Manufacturing Company ("Beacon") for approximately $112 million. On November 18, 1996, Pillowtex increased the size of the Blanket Division through the acquisition of certain assets from the blanket operations of Fieldcrest Cannon for a purchase price of approximately $28.3 million. Pillowtex funded this acquisition through the issuance of the Old 10% Notes. As of the Petition Date, the Blanket Division had not generated a profit for the Debtors.

     Fieldcrest Cannon Acquisition

     On December 19, 1997, Pillowtex acquired Fieldcrest Cannon by merger for a combination of cash and stock valued at approximately $409 million (the "Fieldcrest Cannon Acquisition"). In connection with the Fieldcrest Cannon Acquisition, Pillowtex (a) retired approximately $199 million of existing Fieldcrest Cannon long-term debt, (b) issued an aggregate of $185 million of Old 9% Notes and 65,000 shares of Old Preferred Stock of Pillowtex and (c) entered into new senior secured revolving credit and term loan facilities consisting of a $350 million revolving credit facility and a $250 million term loan facility. The term loan facility included Facility A Term Loan Notes in an aggregate amount of $125 million and Facility B Term Loan Notes in an aggregate amount of $125 million. The Old 6% Debentures remained outstanding following the Fieldcrest Cannon Acquisition, but became convertible into a combination of cash and Old Common Stock as a result of the acquisition. See "-- Overleverage -- Attempted Restructuring of Old 6% Debentures." The Fieldcrest Cannon Acquisition more than doubled Pillowtex's revenues, assets and liabilities. The acquisition also expanded Pillowtex's product lines to include towels and sheets and gave the Debtors a portfolio of products that includes many widely recognized names in the textile industry.

     Leshner Acquisition

     On July 28, 1998, Pillowtex acquired all of the outstanding stock of Leshner, a 91-year old manufacturer of towels and terry-related products, for a cash purchase price of $41.8 million. In connection with the acquisition, Pillowtex also retired $32.5 million of outstanding Leshner debt. The acquisition was funded through an increase in the Facility B Term Loan Notes from $125 million to $225 million.

Overleverage

     Overview

     The acquisitions of Fieldcrest Cannon and Leshner, in addition to increased operational expenditures resulting from these acquisitions, created a significant debt burden on the Debtors. By January 1999, the Debtors' total outstanding long-term debt was almost $1 billion. As a consequence, a significant portion of the Debtors' cash flow from operations was dedicated to scheduled debt service. By the Petition Date, cash flow was insufficient to meet the Debtors' significant debt service obligations and provide sufficient liquidity to operate their businesses.

     Negotiations with Prepetition Lenders

     By the end of 1999, the Debtors were not in compliance with certain financial covenants under the Prepetition Credit Facility and began to experience liquidity problems. During this time, the Debtors retained professional financial advisors to assist management in developing business and strategic plans and in exploring capital restructuring and financing alternatives. In the early months of 2000, the Debtors expended substantial efforts on their immediate liquidity needs and negotiations with the lenders under the Prepetition Credit Facility (the "Prepetition Lenders") over amendments to, and waivers of non-compliance with, the covenants under the Prepetition Credit Facility. Effective as of March 31, 2000, the Debtors obtained a permanent waiver of their prior non-compliance with financial covenants under the Prepetition Credit Facility, and the Prepetition Credit Facility was amended to, among other things, shorten the terms of its maturity, increase the applicable interest rate margins, limit borrowings under certain circumstances and add a covenant requiring that earnings before interest, taxes, depreciation and amortization exceed specified levels for future fiscal periods (the "EBITDA Covenant").

     Attempted Restructuring of Old 6% Debentures

     The Debtors' liquidity problems were exacerbated by the terms of the Old 6% Debentures, which became convertible into a combination of cash and Old Common Stock of Pillowtex as a result of the Fieldcrest Cannon Acquisition. Facing increasing financial difficulties, Pillowtex notified the holders of the Old 6% Debentures during the fourth quarter of 1999 that it was not practicable or prudent to make cash payments in respect of the conversion of the Old 6% Debentures. Pillowtex further advised holders that had delivered notices of conversion and surrendered their Old 6% Debentures (the "Converting Holders") that they could rescind their notices of conversion, return to Pillowtex any Old Common Stock of Pillowtex that had been issued to them pursuant to the conversion ("Conversion Stock") and have their Old 6% Debentures reinstated. Although many Converting Holders exercised their rescission rights and returned their Conversion Stock, other holders were unable to rescind because they had previously sold their Conversion Stock.

     In an effort to address both the unpaid cash portion of the conversion consideration owing to Converting Holders and the cash payment prohibition in respect of the future conversions, Pillowtex initiated discussions with certain holders of the Old 6% Debentures regarding the potential restructuring of the Old 6% Debentures. Notwithstanding months of effort, the parties to those discussions were unable to agree upon a mutually satisfactory comprehensive restructuring of the Old 6% Debentures. Pillowtex's flexibility in the discussions was limited by the terms of its Old 10% Notes and Old 9% Notes, which prohibited payments in respect of the Old 6% Debentures other than scheduled interest payments, payments at maturity or payments pursuant to sinking fund obligations.

     In September 2000, Pillowtex notified the holders of the Old 6% Debentures of its plan for paying the unpaid cash portion of the conversion consideration owing to Converting Holders as a "scheduled payment." The plan contemplated cash payments in September 2000, March 2001 and March 2002. Pillowtex issued Old 6% Debenture Promissory Notes in respect of amounts owed to Converting Holders that were not paid the cash consideration owed to them. On September 28, 2000, Pillowtex made the first scheduled payment in the amount of $3.8 million.

     As of the Petition Date, approximately $85.2 million aggregate principal amount of the Old 6% Debentures and $5.2 million aggregate principal amount of Old 6% Debenture Promissory Notes remained outstanding. If all of the outstanding Old 6% Debentures were converted at the Petition Date, the resulting cash component of the conversion consideration would have been approximately $57.2 million.

Industry and Competitive Pressures

     While the Debtors struggled with their debt burden, they also faced increasing pressures resulting from competition within the home textile market. The domestic home furnishings market experienced minimal pricing power and low net margins as a result of competition with foreign manufactured goods. Cheap labor and government subsidies, as well as low import prices resulting from the depressed currencies of most Asian nations, helped foreign manufacturers produce relatively low-cost products. In addition to this pressure from foreign competitors, many major department stores and retailers experienced financial difficulties as a result of slower retail sales and other factors. These financial difficulties, in turn, prompted inventory reductions and delays in new product introductions. To remain competitive and become more efficient, many home textile companies, including the Debtors, found it necessary to invest substantial capital in new machinery, updated equipment and new information systems.

Integration and Operational Difficulties

     Prior to the Fieldcrest Cannon Acquisition, Pillowtex and Fieldcrest Cannon had each embarked on ambitious capital investment programs to update or replace machinery, equipment and information systems. Following the Fieldcrest Cannon Acquisition, the Debtors needed to combine these projects and to integrate or consolidate numerous systems, facilities, personnel and business practices. Integration proved more difficult than anticipated and the efficiencies expected to result from the business combination were slow to materialize. Among other integration problems, (a) the costs associated with the consolidation of the blanket production facilities were higher than projected and necessitated a material write-down of assets, (b) plant disruptions (including shipping delays) and operating inefficiencies occurred in connection with the installation of new machinery, equipment and computer systems to manage production and warehousing functions, and (c) overhead costs could not be absorbed as a result of a slowdown in certain operations caused by inventory reduction initiatives and the installation of new computer systems.

Installation of New Management

     In May 2000, Pillowtex hired Anthony T. Williams as its new Chief Financial Officer. In the following months, the Debtors added members to their management, including, John Wahoski as the new Vice President of Financial and Operational Analysis, David J. Kott as the new Vice President of Profitability Management and Donald Mallo as the new Vice President of Human Resources.

     On October 27, 2000, Charles M. Hansen, Jr. resigned as Chairman and Chief Executive Officer of Pillowtex. The Board of Directors of Pillowtex named Ralph La Rovere, a long-time director of Pillowtex and former JC Penney executive, to succeed Mr. Hansen as Chairman. The Board of Directors also promoted Mr. Williams to President and Chief Operating Officer.

Implementation of Operational Initiatives

     Commencing in May 2000, under Mr. Williams' direction, and with the assistance of professional advisors, management began developing a comprehensive plan to address the Debtors' operational and financial problems. Among other initiatives to attempt to improve business efficiencies, cash flow and market position of the Debtors for long-term profitability, management (a) began a production slowdown to reduce inventory and more efficiently operate the Debtors' plants, (b) initiated a full analysis of facility and product line profitability, and (c) retained consultants to assist in reducing accounts receivable, developing disciplined revenue cycle procedures and processes and improving certain manufacturing processes. The Debtors also began a strategic planning process for the development of a comprehensive three-year strategic plan. The strategic planning process and related operational initiatives have continued after the Petition Date. See "Operations During the Reorganization Cases -- Postpetition Operations."

Determination to File the Reorganization Cases

     By October 2000, the costs associated with the operational initiatives described above, specifically inventory reductions and the closure and consolidation of certain operations, combined with the continuation of the sluggish retail environment caused the Debtors to be in violation of the EBITDA Covenant under the Prepetition Credit Facility. The Debtors negotiated a temporary waiver of this violation with the Prepetition Lenders through November 7, 2000.

     On November 8, 2000, the temporary waiver obtained from the Prepetition Lenders expired, placing the Debtors in default under the Prepetition Credit Facility. The Prepetition Lenders also delivered to the Debtors a payment blockage notice with respect to a scheduled interest payment on the Old 10% Notes of approximately $6.25 million due on November 15, 2000. By operation of a cross-default provision, the default under the Prepetition Credit Facility also resulted in an event of default with respect to the Debtors' IRB Facilities. See "Capital Structure as of the Petition Date" for a discussion of the IRB Facilities and other components of the Debtors' prepetition capital structure.

     Taking into consideration all of the foregoing circumstances, and desiring to give the Debtors the ability to continue their operational initiatives, complete their strategic planning process and determine an appropriate capital structure without the constraints imposed by its debt burden, Pillowtex's Board of Directors and the Boards of Directors of the other Debtors determined that the filing of the Reorganization Cases would be the best alternative to preserve value for stakeholders and therefore authorized commencement of the Reorganization Cases.

                    CAPITAL STRUCTURE AS OF THE PETITION DATE

Introduction

     As of the Petition Date, the Debtors' principal indebtedness consisted of the Prepetition Credit Facility, the Overline Facility, the IRB Facilities, the Old 10% Notes, the Old 9% Notes, the Old 6% Debentures and the Old 6% Debenture Promissory Notes. In addition, as of the Petition Date, Pillowtex had outstanding shares of Old Common Stock and Old Preferred Stock.

Prepetition Credit Facility

     In connection with the Fieldcrest Cannon Acquisition, on December 19, 1997, Pillowtex entered into the Prepetition Credit Facility, a $700 million senior secured credit facility. The Prepetition Credit Facility consists of: (a) a revolving credit facility of up to $350 million, with a $55 million sub-facility for letters of credit (the "Revolving Credit Facility"); and (b) an aggregate of $350 million principal amount in term loans, divided into Facility A Term Loan Notes of $125 million and Facility B Term Loan Notes of $225 million, which was increased from the original $125 million in connection with the acquisition of Leshner (collectively, the "Prepetition Term Notes"). As of the Petition Date,
(a) outstanding obligations under the Revolving Credit Facility aggregated approximately $316 million and (b) outstanding obligations under the Prepetition Term Notes aggregated approximately $325 million.

     The Prepetition Credit Facility is guaranteed by each of the Pillowtex Subsidiary Debtors, and is secured by first-priority liens on all of the capital stock of each domestic subsidiary of Pillowtex and on 65% of the capital stock of Pillowtex's foreign subsidiaries. Pillowtex also granted a first-priority security interest in substantially all of its unencumbered and future domestic assets and properties and substantially all of the unencumbered and future domestic assets and properties of each of the Pillowtex Subsidiary Debtors. The Prepetition Lenders participating in the Prepetition Credit Facility and Pillowtex entered into an Intercreditor Agreement governing the Prepetition Lenders' rights and priorities with respect to the collateral securing the Prepetition Credit Facility (the "Intercreditor Agreement").

Overline Facility

     In order to obtain additional working capital, on May 4, 1999, Pillowtex entered into the Overline Facility, a $20 million senior unsecured revolving credit facility with Bank of America. The Overline Facility was amended on July 27, 1999, to increase the amount of funds available under the facility to $35 million and on December 7, 1999, to, among other things, grant to Bank of America a security interest in the collateral securing the Prepetition Credit Facility. Additionally, the Pillowtex Subsidiary Debtors guaranteed Pillowtex's obligations under the Overline Facility. As of the Petition Date, outstanding obligations under the Overline Facility aggregated $34.7 million.

     In connection with the second amendment to the Overline Facility, the Debtors granted to Fleet National Bank, an affiliate of a Prepetition Lender, a security interest in all of the collateral securing the Prepetition Credit Facility to secure the Debtors' obligations under the Aircraft Lease. The Intercreditor Agreement was amended effective December 7, 1999 to include the obligations under the Overline Facility and Aircraft Lease and to provide that such obligations would share pro rata in amounts distributed from the collateral, but only after all obligations under the Prepetition Credit Facility had been paid in full.

Industrial Revenue Bonds

     At various times prior to the Petition Date, one or more of the Debtors issued and sold industrial revenue bonds through state or municipal development boards or authorities. As of the Petition Date, there were five separate revenue bond financings outstanding (collectively, the "IRB Facilities"). The IRB Facilities consist of the following:

     . $5.3 million economic development revenue bond financing, dated as of April 1, 1990, between Silversen-Hanover Corporation, a predecessor-in-interest to Pillowtex, and the Pennsylvania Economic Development Financing Authority (the "PEDFA Revenue Bonds");

     . $4.6 million industrial development revenue bond financing, dated as of June 1, 1992, between Pillowtex and the Mississippi Business Finance Corporation (the "MBFC Revenue Bonds");

     . $90 million taxable revenue bond financing (of which $10 million in aggregate principal amount of bonds were actually issued) dated on or about July 1, 1994 between Fieldcrest Cannon and the State Industrial Development Authority (the "Alabama Revenue Bonds");

     . $2.6 million revenue bond financing dated on or about February 1, 1986, between Gold Kist, Inc., predecessor-in-interest to Opelika Industries, Inc., and the Macon-Bibb County Industrial Authority (the "Macon-Bibb Revenue Bonds"); and

     . $4.5 million revenue bond financing dated on or about July 1, 1996, between Opelika Industries, Inc. and the Pulaski County-Hawkinsville Development Authority (the "Hawkinsville Revenue Bonds").

     Most of the IRB Facilities are secured by a first-priority lien on specific land, property and equipment under the IRB Facilities. The collateral for those IRB Facilities is not part of the collateral securing the Prepetition Credit Facility, the Overline Facility or any of the other issuances of industrial revenue bonds. The PEDFA Revenue Bonds, the MBFC Revenue Bonds and the Alabama Revenue Bonds are also secured by separate irrevocable letters of credit that exceed the amounts owed under the applicable IRB Facility.

     As of the Petition Date, the aggregate amount outstanding under the IRB Facilities was approximately $14.9 million. To preserve tax advantages and avoid the payment of a higher interest rate under the Prepetition Credit Facility, the Debtors obtained authority to make payments in respect of the PEDFA Revenue Bonds, the MBFC Revenue Bonds and the Alabama Revenue Bonds during the Reorganization Cases. The Debtors anticipate making the final payment on the PEDFA Revenue Bonds which will be due on March 1, 2002. The Debtors also obtained authority to make the final payment on the Macon-Bibb Revenue Bonds, which was paid on April 19, 2001. Furthermore, in February 2001, the Debtors closed their Hawkinsville plant and determined that the equipment at Hawkinsville, certain of which served as the only collateral for the Hawkinsville Revenue Bonds, was not needed for their reorganization efforts. The Debtors thereafter agreed to have the Bankruptcy Court lift the automatic stay under section 362 of the Bankruptcy Code to permit GE Capital Public Finance, Inc. to foreclose on its equipment collateral to help satisfy obligations in respect of the Hawkinsville Revenue Bonds. Accordingly, after March 1, 2002, only two of the IRB Facilities will be currently secured and outstanding: the MBFC Revenue Bonds and the Alabama Revenue Bonds (collectively, the "Outstanding Industrial Revenue Bonds"). As of February 25, 2002, the aggregate amount outstanding under the Outstanding Industrial Revenue Bonds was approximately $12.0 million.

Old 10% Notes

     On November 12, 1996, Pillowtex issued and sold $125 million aggregate principal amount of Old 10% Notes, with interest payable semiannually beginning May 15, 1997. The Old 10% Notes are general unsecured obligations of Pillowtex and are structurally subordinate to all obligations of Pillowtex and Pillowtex's direct and indirect subsidiaries under the Prepetition Credit Facility, the Overline Facility and the Outstanding Industrial Revenue Bonds. As of the Petition Date, all of the Old 10% Notes remained outstanding.

Old 9% Notes

     On December 18, 1997, in connection with the Fieldcrest Cannon Acquisition, Pillowtex issued and sold $185 million aggregate principal amount of Old 9% Notes, with interest payable semiannually beginning June 15, 1998. The Old 9% Notes are general unsecured obligations of Pillowtex and rank pari passu with the Old 10% Notes. The Old 9% Notes are structurally subordinate to all obligations of Pillowtex and Pillowtex's direct and indirect subsidiaries under the Prepetition Credit Facility, the Overline Facility and the Outstanding Industrial Revenue Bonds. As of the Petition Date, all of the Old 9% Notes remained outstanding.

     The Old 9% Notes and the Old 10% Notes are unconditionally guaranteed on a senior subordinated basis by each of the other Debtors. The guarantees are subordinated in right of payment to all existing and future senior indebtedness of the relevant guarantor, including indebtedness under the Prepetition Credit Facility, the Overline Facility and the Outstanding Industrial Revenue Bonds.

Old 6% Debentures

     On March 15, 1987, Fieldcrest Cannon issued and sold $125 million aggregate principal amount of Old 6% Debentures. The Old 6% Debentures are general unsecured obligations of Fieldcrest Cannon and are subordinate to all obligations of Pillowtex and Pillowtex's direct and indirect subsidiaries under the Prepetition Credit Facility, the Overline Facility, the Outstanding Industrial Revenue Bonds, the Old 10% Notes and the Old 9% Notes. The Indenture Trustee under the Old 6% Debenture Indenture, however, has filed the State Street Motion in connection with a potential challenge to the subordination rights of the Old 9% Notes and Old 10% Notes against the Old 6% Debentures. If the Plan is confirmed, the State Street Settlement will resolve the issues under the State Street Motion. See "Operations During the Reorganization Cases -- State Street Motion." The Old 6% Debentures became convertible, at the option of the holder, into a combination of cash and Old Common Stock of Pillowtex as a result of the Fieldcrest Cannon Acquisition.

     During the fourth quarter of 1999, Pillowtex notified the holders of the Old 6% Debentures that it was not practicable or prudent for payments to be made in respect of the conversion of the Old 6% Debentures and advised the Converting Holders that they had the right to rescind their notice of conversion, return to Pillowtex any Conversion Stock that had been issued to them and have their Old 6% Debentures reinstated. Although many Converting Holders exercised their rescission rights and returned their Conversion Stock, other Converting Holders were not able to exercise their rescission rights because they had previously sold their Conversion Stock.

     To compensate for the unpaid cash portion of the conversion consideration owed to those Converting Holders of Old 6% Debentures who surrendered their debentures for conversion and did not exercise their rescission rights (the "Cash Claimants"), Pillowtex agreed to make three annual cash payments totaling approximately $9.0 million. The unpaid cash portion for each Cash Claimant was evidenced by a non-interest bearing subordinated promissory note executed by Fieldcrest Cannon (collectively, the "Old 6% Debenture Promissory Notes"). Pillowtex made the first scheduled payment of $3.8 million on September 28, 2000.

     As of the Petition Date, approximately $85.2 million aggregate principal amount of the Old 6% Debentures and $5.2 million of the Old 6% Debenture Promissory Notes remained outstanding. See "-- Overleverage -- Attempted Restructuring of Old 6% Debentures."

Old Preferred Stock of Pillowtex

     In connection with the Fieldcrest Cannon Acquisition, on December 19, 1997, Pillowtex issued 65,000 shares of its preferred stock, par value $.01 per share (i.e., Old Preferred Stock of Pillowtex), for $65 million less $2.1 million of issue costs. As a result of dividends paid in kind, a total of 81,411 shares of Old Preferred Stock of Pillowtex were issued and outstanding as of the Petition Date.

Old Common Stock of Pillowtex

     Pillowtex is authorized to issue 50 million shares of common stock, par value $.01 per share (i.e., Old Common Stock of Pillowtex). As of the Petition Date, 14,252,069 shares of Old Common Stock of Pillowtex were issued and outstanding. Prior to the commencement of the Reorganization Cases, shares of the Old Common Stock of Pillowtex traded on the New York Stock Exchange (the "NYSE") under the symbol "PTX." The NYSE suspended trading of the Old Common Stock of Pillowtex on the Petition Date, and the Old Common Stock of Pillowtex was delisted from the NYSE on January 23, 2001.

                   OPERATIONS DURING THE REORGANIZATION CASES

First Day Relief

     Introduction

     While preparing for the Filing of the Reorganization Cases, the Debtors devoted significant attention to the stabilization of their respective businesses after the Petition Date. In particular, the Debtors needed to maintain sufficient liquidity to operate their businesses. Accordingly, on the Petition Date, the Debtors Filed a motion for the entry of interim and final orders to obtain debtor-in-possession financing in an aggregate amount of $150 million. Pending a final hearing, the Bankruptcy Court authorized the Debtors to borrow up to $35 million. See "-- Debtor-in-Possession Financing."

     On the Petition Date, the Debtors also Filed a number of other motions (the "First Day Motions") designed to allow the Debtors to continue their operations in chapter 11 while minimizing disruption and loss of productivity, in addition to maintaining the confidence and support of customers, employees, vendors and suppliers. The First Day Motions included: (a) motions relating to case administration; (b) a motion relating to the continued use of the Debtors' existing cash management system, bank accounts, business forms and investment and deposit guidelines; (c) a motion relating to payment of prepetition wages and other benefits to the Debtors' employees; (d) a motion relating to continuation of workers' compensation programs; (e) motions relating to honoring prepetition obligations to customers and payments to certain vendors and service providers necessary to maintain uninterrupted operations; (f) a motion for authority to pay outstanding prepetition trust fund taxes; and (g) a motion authorizing the Debtors to pay installments under insurance premium finance agreements. All the Debtors' First Day Motions were granted and certain of those motions are described below.

     Employee Wages and Benefits

     The Debtors obtained authorization to: (a) pay certain prepetition employee wages, salaries, contractual compensation, sick pay, vacation pay (including "personal days"), holiday pay and other accrued compensation; (b) reimburse prepetition employee business expenses; (c) make payments for which employee payroll deductions were made; (d) make prepetition contributions and pay benefits under employee benefits plans; and (e) pay all costs and expenses incurred in connection with the foregoing payments and contributions.

     Trust Fund Taxes

     In the ordinary course of their businesses, the Debtors collect certain trust fund taxes (collectively, the "Trust Fund Taxes") from their employees or customers, as applicable, and hold them for a period of time before remitting them to the appropriate taxing authorities (collectively, the "Taxing Authorities"). The Debtors collect sales and use taxes from customers for remittance to the appropriate state or local Taxing Authority. In addition, the Debtors withhold certain taxes (such as income, FICA and Medicare taxes) from their employees' paychecks, which amounts are then remitted periodically to the appropriate federal or state Taxing Authorities. The Debtors obtained authorization to pay the Trust Fund Taxes collected prior to the commencement of their Reorganization Cases, but not yet remitted by the Debtors to the applicable Taxing Authority.

     Customer Claims

     On the Petition Date, the Debtors had certain outstanding prepetition obligations to their customers under a variety of incentive and promotional arrangements as well as for refunds, adjustments, returns, discounts in lieu of returns and other credits. Given the critical nature of the Debtors' relationships with their customers and the importance of these relationships to the Debtors' businesses and reorganization efforts, the Debtors obtained authority, in their sole discretion, to pay or honor these prepetition obligations to customers.

     Critical Vendor and Service Provider Claims

     In the ordinary course of their businesses, the Debtors regularly obtain goods and services from certain vendors and service providers who are critical to their businesses (collectively, the "Critical Vendors"). Many of these Critical Vendors had outstanding claims for goods and services provided to the Debtors prior to the Petition Date (collectively, the "Critical Vendor Claims"). The Critical Vendor Claims included:

     . claims of vendors who provide cotton, the primary raw material used in the Debtors' businesses;

     . claims of certain foreign vendors (primarily in China, Pakistan and India) who supply essential materials other than cotton used in manufacturing the Debtors' products;

     . claims of certain suppliers who are effectively the only available source of essential materials used to manufacture certain products of the Debtors; and

     . claims of certain freight carriers whose transportation services are necessary for the Debtors to meet their commitments to customers.

The Debtors obtained authority to pay the Critical Vendor Claims to avoid a potentially substantial adverse effect on the Debtors' operations and postpetition business stabilization efforts.

     Workers' Compensation

     The Debtors obtained authorization to continue their existing workers' compensation programs in all states in which they have employees and to pay prepetition self-insured workers' compensation claims and related administrative expenses to the extent those claims or expenses would not otherwise be satisfied.

     The Debtors maintain a guaranteed-cost workers' compensation and employers' liability insurance program (the "Insured Program") with United States Fire Insurance Company that covers the Debtors' employees in every state other than Ohio and Washington. The Debtors were current in their payments on the premiums for the Insured Program on the Petition Date.

     Prior to December 19, 1997, the Debtors operated self-insured workers' compensation programs (the "Self-Insured Programs") for employees located in five states: Alabama, Georgia, North Carolina, South Carolina and Virginia (collectively, the "Self-Insured States"). Under the Self-Insured Programs, the Debtors paid workers' compensation claims (excluding certain claims for which the Debtors later purchased insurance coverage, the "Self-Insured Claims") directly through one or more claims agents and provided the Self-Insured States with various surety bonds (collectively, the "Surety Bonds") to secure the Debtors' obligations to pay the Self-Insured Claims. To prevent any disruption in coverage, the Debtors obtained approval from the Bankruptcy Court for a 90-day transition period (the "Transition Period") during which the Debtors would have authority to pay Self-Insured Claims that came due regardless of whether those claims were payable from the Surety Bonds or otherwise. During the Transition Period, the Debtors paid many of the Self-Insured Claims that became payable during the Transition Period.

     The Debtors continued to face significant issues and risks regarding the treatment of Self-Insured Claims in North Carolina. The North Carolina Self-Insurance Guaranty Association (the "NCSIGA") is obligated to pay from the North Carolina Self-Insurance Guaranty Fund (the "Fund") all self-insured covered workers' compensation claims that are not paid by an employer after the employer's insolvency or commencement of bankruptcy proceedings. However, the NCSIGA informed the Debtors that payment of the North Carolina Self-Insured Claims would exhaust the Fund and create a deficiency. Additionally, the NCSIGA notified the Debtors that it would deny any workers' compensation claims against the Fund that relate to injuries or exposures incurred prior to 1986, the year in which the Fund was established, which would include many of the North Carolina Self-Insured Claims.

     As a consequence of these uncertainties, numerous claimants holding North Carolina Self-Insured Claims elected during the Transition Period to settle their claims at substantial discounts in order to receive an immediate payment. The Debtors were able to resolve many more claims than they had anticipated and the aggregate amount paid on these claims was significantly less than previously estimated. Upon expiration of the Transition Period, there remained approximately 107 Self-Insured Claims in North Carolina, aggregating approximately $5 million. Given their success in resolving Self-Insured Claims during the initial Transition Period, the Debtors determined that the most cost-effective way to address the problem in North Carolina was to extend the Transition Period. On

April 6, 2001, the Debtors obtained approval from the Bankruptcy Court to extend the Transition Period for six months.

     The Debtors settled a large majority of the North Carolina Self-Insured Claims at substantial discounts during the extended Transition Period. The Debtors transferred the remaining North Carolina Self-Insured Claims to the NCSIGA on October 3, 2001 (other than those claims relating to pre-1986 injuries, for which the NCSIGA would not accept responsibility).

Debtor-in-Possession Financing

     On December 12, 2000, the Bankruptcy Court entered the DIP Order authorizing the Debtors to obtain debtor-in-possession financing in the aggregate amount of $150 million, with a sub-facility of $60 million for letters of credit (the "DIP Financing Facility"). Some of the DIP Lenders are a sub-group of the Prepetition Lenders under the Debtors' Prepetition Credit Facility. As security for the Debtors' obligations under the DIP Financing Facility, the Debtors granted a first priority security interest in virtually all of their prepetition and postpetition assets, subject and subordinate only to valid and perfected pre-Petition Date liens other than liens granted under the Prepetition Credit Facility and Overline Facility (the "Existing Liens") and a specified exclusion for professional fees (the "Professional Fee Carve Out"). Claims for borrowings under the DIP Financing Facility were also granted superpriority status over most other Administrative Claims. The DIP Financing Facility originally had a 12-month term with an option for the Debtors to extend the term for an additional six-month period if no event of default had occurred and the Debtors met certain other conditions. The DIP Order required that, subject to limited exceptions, the net proceeds from any sale of the Debtors' assets outside of the ordinary course of business, excluding the sale of the Debtors' Blanket Division assets and certain other specified assets, be used to prepay the principal under the DIP Financing Facility. The DIP Financing Facility includes various financial covenants, including an asset coverage covenant.

     In connection with the DIP Financing Facility, as adequate protection for the holders of Secured Claims under the Prepetition Credit Facility, the Debtors agreed, among other things, to: (a) pay monthly interest at the nondefault rate on the outstanding balances under the Prepetition Credit Facility; (b) grant to the Prepetition Lenders a superpriority Administrative Claim to the extent of any diminution in the value of the collateral under the Prepetition Credit Facility, subject only to the superpriority Administrative Claim granted to secure the DIP Financing Facility, the Existing Liens and the Professional Fee Carve Out; and (c) grant to the Prepetition Lenders, to the extent of any diminution in the value of the collateral under the Prepetition Credit Facility, liens on all collateral under the DIP Financing Facility, subject only to the DIP Lenders' liens, the Existing Liens, the Professional Fee Carve Out and the Designated Post-Petition Loans. The Debtors and the Creditors' Committee reserved the right, however, to assert that the monthly payment of interest should be applied to outstanding principal balances under the Prepetition Credit Facility. In addition, under the DIP Order, the Debtors were required to remit (or were deemed to have remitted) to the Prepetition Lenders as payment for borrowings under the Prepetition Credit Facility all cash collateral constituting proceeds of the Prepetition Lenders' prepetition collateral (the "Cash Collateral") up to $150 million. All Cash Collateral remitted or deemed remitted was required to be re-advanced, or was deemed re-advanced, to the Debtors on a postpetition basis. The Designated Post-Petition Loans are secured by liens on all of the collateral under the DIP Financing Facility and have superpriority Administrative Claim status, in each case, subject only to the DIP Financing Facility, the Existing Liens and the Professional Fee Carve Out.

     On March 13, 2001, the Bankruptcy Court entered an order authorizing the Debtors to enter into a first amendment to the DIP Financing Facility (the "First DIP Amendment"). Pursuant to the First DIP Amendment, (a) the asset coverage covenant was modified to account for certain asset adjustments that the Debtors were previously in the process of completing, (b) the commitment under the DIP Financing Facility was reduced from $150 million to $125 million and (c) the Debtors paid an amendment fee of $250,000. A second amendment to the DIP Financing Facility was also entered into between the Debtors and the DIP Lenders, which made non-substantive modifications to certain financial reporting requirements.

     On August 27, 2001, the Bankruptcy Court entered an order authorizing the Debtors to enter into a third amendment to the DIP Financing Facility (the "Third DIP Amendment"). The Third DIP Amendment further modified the asset coverage covenant and replaced the operating cash flow covenant with a covenant based on the attainment of certain cash flow levels based on earnings before interest, taxes, depreciation and amortization. The Third DIP Amendment also eliminated the provisions providing for an automatic extension of the maturity date of the DIP Financing Facility upon the satisfaction of specified conditions and modified and supplemented current reporting requirements. The Debtors paid an amendment fee of $937,500 in connection with the Third DIP Amendment.

     On November 21, 2001, the Bankruptcy Court entered an order authorizing the Debtors to enter into a fourth amendment to the DIP Financing Facility (the "Fourth DIP Amendment"). Pursuant to the Fourth DIP Amendment, (a) the scheduled termination date of the DIP Financing Facility was extended to June 30, 2002,
(b) certain covenants were modified based on the Debtors' three-year strategic plan, (c) a new covenant was added limiting the incurrence of certain operational restructuring costs relating to the relocation or closure of certain facilities, (d) the commitment under the DIP Financing Facility was reduced from $125 million to $100 million, and (e) certain events of default were added relating to the Debtors' progress toward emergence from bankruptcy, which required the Debtors to file on or prior to December 31, 2001 a feasible plan of reorganization and disclosure statement that is substantially complete in form and substance, and further require the Debtors to (i) obtain the Bankruptcy Court's approval of a disclosure statement on or prior to March 1, 2002, (ii) obtain confirmation of a plan of reorganization on or prior to May 15, 2002 and
(iii) cause a plan of reorganization to become effective on or prior to June 30, 2002. The Debtors paid an amendment fee of $500,000 in connection with the Fourth DIP Amendment.

Retention Plan

     To stabilize employee relations, the Debtors developed a key employee retention plan (the "Retention Plan"), which the Bankruptcy Court approved on March 6, 2001. The Retention Plan is designed to, among other things, ensure that the employees most critical to the Debtors' reorganization efforts are provided with sufficient economic incentives and protections to remain with the Debtors and fulfill their responsibilities through the successful conclusion of the Reorganization Cases. The Retention Plan consists of three separate components: (a) a retention incentive plan (the "Retention Incentive Plan"), (b) an emergence performance bonus plan, (the "Emergence Performance Bonus Plan"), and (c) an employee severance plan (the "Severance Plan").

     Under the Retention Incentive Plan, each eligible employee earns a specified retention incentive payment (the "Retention Incentive Payment"), based upon a percentage of his or her salary as determined by the Debtors' management, if the employee remains actively employed by the Debtors on the specified dates. Under the Retention Incentive Plan: (a) 25% of the total Retention Incentive Payment (approximately $1.5 million) was paid on April 9, 2001, (b) 25% of the total Retention Incentive Payment (approximately $1.5 million) was paid on November 14, 2001, (c) 25% of the total Retention Incentive Payment is to be paid on the earlier of (i) six months after the second payment is made or (ii) Confirmation of the Plan, and (d) 25% of the total Retention Incentive Payment is to be paid 30 days following Confirmation of the Plan. The Debtors currently estimate the total cost of the Retention Incentive Plan to be approximately $6.1 million. In addition, a discretionary retention pool of $500,000 is available for non-union employees not already included in the Retention Incentive Plan.

     The Emergence Performance Bonus Plan provides an additional incentive payment to certain management employees who are particularly essential to the implementation of the Debtors' restructuring to encourage them to remain with the Debtors through the plan of reorganization negotiation and confirmation process. Payments under the Emergence Performance Bonus Plan are tied directly to the amount of the distribution made under a confirmed plan of reorganization to unsecured creditors and length of the Reorganization Cases. Under the current circumstances, the Debtors do not anticipate making any payments of emergence bonuses under the Retention Plan.

     The purpose of the Severance Plan is to consolidate all severance agreements existing prior to the Petition Date into one severance plan, which supersedes all prior severance plans and the severance provisions of executives' employment arrangements. The Severance Plan covers all full-time employees of the Debtors, the majority of whom are not eligible to participate in any other components of the Retention Plan. With certain exceptions, under the severance plan, employees who are terminated for reasons other than death, disability, retirement or cause, are eligible to receive severance benefits equal to one week's salary for each completed year of service, with a minimum benefit of two weeks' salary and a maximum of 26 weeks' salary. In addition, eligible employees are entitled to receive medical insurance, life insurance and certain other benefits.

Case Administration and Related Activities

     Appointment of the Creditors' Committee

     On November 29, 2000, the Office of the United States Trustee appointed the Creditors' Committee. The current members of, and advisors to, the Creditors' Committee are:

Committee Members:                       Counsel:
------------------                       --------
Santee Print Works                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.
58 West 40th Street, 11th Floor          590 Madison Avenue
New York, New York  10018                New York, New York  10022

Parkdale Mills, Inc.                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
P. O. Drawer 1787                        1700 Pacific Avenue, Suite 4100
Gastonia, North Carolina  28053          Dallas, Texas  75201

Credit Suisse First Boston               Young, Conway, Stargatt & Taylor
11 Madison Avenue                        1100 North Market Street
New York, New York  10010                P.O. Box 391
                                         Wilmington, Delaware  19899
HSBC Bank USA, as Successor
  Indenture Trustee                      Financial Advisors:
140 Broadway, 12th Floor                 ------------------
New York, New York  10005
                                         Houlihan, Lokey, Howard & Zukin
                                         685 Third Avenue, 15th Floor
State Street Bank & Trust Company, as    New York, New York  10024
  Indenture Trustee
2 Avenue de Lafayette                    BDO Seidman LLP
Boston, Massachusetts  02111             330 Madison Avenue
                                         New York, New York  10017
Union of Needletrades, Industrial
  and Textile Employees
1710 Broadway
New York, New York  10019

Federated High Income Bond Fund
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, Pennsylvania  15222

     Retention of Financial Advisors and Other Consultants

     In connection with the commencement of the Reorganization Cases, the Debtors obtained Bankruptcy Court approval to retain Ernst & Young Corporate Finance LLC ("EYCF") as their financial and restructuring advisors. The Debtors also obtained Bankruptcy Court approval to retain Arthur Andersen LLP ("Arthur Andersen") as business consultants to complete certain consulting projects initiated before the Petition Date as part of the Debtors' efforts to improve the efficiency of their businesses. Specifically, Arthur Andersen assisted the Debtors with (a) projects designed to improve their accounts receivable collection processes and certain aspects of their manufacturing processes and
(b) the transition of their accounts receivable processes from Dallas, Texas to Kannapolis, North Carolina. Arthur Andersen completed these projects in April 2001. During the Reorganization Cases and in conjunction with their efforts to develop a comprehensive three-year strategic plan, the Debtors also obtained Bankruptcy Court approval to retain Interbrand Corporation ("Interbrand"), Stern Stewart & Co. ("Stern Stewart"), Huntley Financial Group, Ltd. ("Huntley") and Ernst & Young LLP ("E&Y"). Interbrand assisted the Debtors with decisions regarding the management and positioning of their well recognized brands in the marketplace. Stern Stewart assisted the Debtors in certain areas of their strategic planning, working with the Debtors' management to establish a process to measure and evaluate the economic implications of possible strategic alternatives. Interbrand and Stern Stewart completed their respective projects in July 2001. Huntley is currently assisting the Debtors in restructuring their numerous leases of production equipment with various financing companies. E&Y assisted the Debtors with the development of and decisions regarding the Equity Incentive Plan. Subject to the approval of the Bankruptcy Court, the Debtors have engaged the services of the executive search firm of Russell Reynolds Associates to identify and recruit potential directors and a chief executive officer for Reorganized Pillowtex.

     On November 16, 2000, the Debtors filed an application with the Bankruptcy Court to retain Jones, Day, Reavis & Pogue as their general bankruptcy counsel. On February 22, 2001, the United States Trustee (the "US Trustee") filed an objection to the retention of Jones, Day, Reavis & Pogue. The Bankruptcy Court overruled the US Trustee's objection and entered an order authorizing the Debtors to retain Jones, Day, Reavis & Pogue on May 8, 2001. The US Trustee has appealed the Bankruptcy Court's order.

     Executory Contracts or Unexpired Leases

     Since the Petition Date, the Debtors have devoted significant time and effort to reviewing their Executory Contracts or Unexpired Leases. The Debtors have Filed motions to reject numerous burdensome Executory Contracts or Unexpired Leases, the most significant of which are described below. Because the Debtors are continuing to review their Executory Contracts or Unexpired Leases, the Debtors anticipate that they may File additional motions to reject additional burdensome Executory Contracts or Unexpired Leases prior to the Confirmation Date. Pursuant to an order of the Bankruptcy Court dated January 4, 2001, the time within which the Debtors may assume, assume and assign or reject unexpired nonresidential real property leases established by section 365(d)(4) of the Bankruptcy Code was extended through and including the date of confirmation of the Plan.

     Rejection of Aircraft Lease

     After the Petition Date, the Debtors Filed a motion to reject the Aircraft Lease, pursuant to which the Debtors had been leasing a 1986 Gulfstream Aerospace aircraft. The Debtors' obligations under the Aircraft Lease are secured by all the collateral securing the Prepetition Credit Facility. See "Capital Structure as of the Petition Date -- Overline Facility." The Bankruptcy Court entered an order approving the rejection of the Aircraft Lease on January 16, 2001. The Debtors estimate that rejection of the Aircraft Lease eliminated approximately $3.2 million of annual expenses.

     Assumption and Rejection of Certain Contracts to Purchase Cotton

     One of the primary raw materials used in the Debtors' businesses is cotton and regular shipments from existing suppliers are necessary to prevent disruptions to the Debtors' manufacturing processes. To provide for timely delivery of cotton, Pillowtex historically entered into contracts in the ordinary course of business with certain of its cotton suppliers to purchase cotton at a fixed price for delivery during a future month or months (collectively, the "Prepetition Cotton Contracts"). Under the terms of the Prepetition Cotton Contracts, Pillowtex may elect not to

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

take delivery of the cotton during the specified period and instead pay certain carrying costs, primarily interest and storage, and take delivery at a later date.

     As of the Petition Date, the prices at which cotton was required to be purchased under many of the Prepetition Cotton Contracts were higher than for cotton that Pillowtex could otherwise purchase in the open market. Subsequent to the Petition Date, the market price for cotton continued to decline, and the losses on the Prepetition Cotton Contracts became greater. In February 2001, Pillowtex approached its two largest cotton suppliers, Allenberg Cotton Co. ("Allenberg") and Staple Cotton Cooperative Association ("Staple Cotton"), to request concessions on certain of Pillowtex's most unfavorable Prepetition Cotton Contracts. Allenberg and Staple Cotton each agreed to modify certain of the Prepetition Cotton Contracts to reduce the quantities required to be purchased, to delay the delivery dates or alter the fixed price per pound. Because the market price for cotton continued to decline after the modifications were made, Pillowtex determined that it could not, consistent with its fiduciary duties, justify honoring all of the Prepetition Cotton Contracts.

     Pillowtex again approached Allenberg and Staple Cotton, and in late April 2001, the parties reached an agreement whereby the losses under the Prepetition Cotton Contracts would be shared among the parties. Specifically, they agreed, among other things, that Pillowtex would assume certain of the Prepetition Cotton Contracts and would reject others. Allenberg also agreed to issue new purchase contracts at market prices effective as of April 17, 2001. The Bankruptcy Court authorized the assumption or rejection, as appropriate, of the respective Prepetition Cotton Contracts in an order entered on June 12, 2001.

     The Debtors believe that these agreements with Allenberg and Staple Cotton were of substantial benefit to the Debtors' Estates and creditors for several reasons. Rejection of certain Prepetition Cotton Contracts enabled Pillowtex to take advantage of current market prices and convert the substantial current loss (estimated at $5.2 million) under those contracts to a prepetition claim. Additionally, although the Prepetition Cotton Contracts to be assumed were in the aggregate $4.6 million above market, the Debtors fixed the prices on a significant portion of the cotton under many of the Prepetition Cotton Contracts after the Petition Date. As a consequence, Allenberg and Staple Cotton had arguments that they were entitled to an Administrative Claim for a significant portion of their losses on several of the Prepetition Cotton Contracts. Nonetheless, both Allenberg and Staple Cotton agreed not to seek any Administrative Claim status for these losses. Most importantly, Pillowtex's agreement with Allenberg and Staple Cotton has permitted the Debtors to continue to obtain their requirements for cotton with minimal disruption in their manufacturing processes.

     Assumption of 2000 Parkdale Agreement

     A large and steady supply of yarn is critical to certain of the Debtors' manufacturing processes. At various times prior to the Petition Date, Pillowtex or Fieldcrest Cannon entered into long-term supply contracts with Parkdale America, LLC ("Parkdale America") or its predecessor in interest Parkdale Mills, Inc. ("Parkdale Mills"), pursuant to which Parkdale America would supply Pillowtex or Fieldcrest Cannon with their weekly requirements for certain specified yarns in excess of internal production. Parkdale America is the nation's largest yarn supplier and the only supplier with the capacity to meet all of the Debtors' requirements for those certain yarns. Parkdale America is also a member of the Creditors' Committee. Fieldcrest Cannon or Pillowtex entered into long-term yarn purchase agreements with Parkdale America on each of the following dates: (a) January 1, 1996 (the "1996 Parkdale Agreement"), (b) May 1, 1998 (the "1998 Parkdale Agreement"); and (c) August 1, 2000 (the "2000 Parkdale Agreement"). Although the parties understood that the 1998 Parkdale Agreement would replace the 1996 Parkdale Agreement and the 2000 Parkdale Agreement would replace the 1998 Parkdale Agreement, neither the 1998 Parkdale Agreement nor the 2000 Parkdale Agreement contained a provision expressly amending or terminating the prior agreement. As a consequence, by their terms, the 1996 Parkdale Agreement, the 1998 Parkdale Agreement and the 2000 Parkdale Agreement were all technically in effect on the Petition Date. As of the Petition Date, Pillowtex and Fieldcrest Cannon owed Parkdale America approximately $3.6 million (the "Prepetition Balance") based on the pricing terms under the 1996 Parkdale Agreement and 1998 Parkdale Agreement.

     The Debtors' relationship with Parkdale America is essential to their bedding operations since there is currently no other single supplier that can meet the Debtors' requirements for those certain yarns. Pillowtex successfully negotiated an arrangement with Parkdale America to continue their relationship, which included the consolidation of the 1996 Parkdale Agreement, the 1998 Parkdale Agreement and the 2000 Parkdale Agreement into one agreement by assumption of the 2000 Parkdale Agreement. Additionally, the parties agreed that
(a) Pillowtex

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

would pay the Prepetition Balance over a six-month period; (b) Parkdale America would provide Pillowtex with the more favorable cost-of-cotton pricing under the 1996 Parkdale Agreement and 1998 Parkdale Agreement until all cotton that Parkdale America had under contract was consumed; (c) Parkdale America would provide Pillowtex with 30-day credit terms; and (d) Parkdale America would grant Pillowtex a unilateral termination right during the Reorganization Cases upon 135 days' notice. The assumption of the 2000 Parkdale Agreement with Parkdale America, as modified, was approved by the Bankruptcy Court on February 6, 2001.

     Assumption of Wellman Agreement

     A dependable supply of certain branded and unbranded polyester fiber (collectively, the "Polyester Fiber") is critical to certain of the Debtors' manufacturing processes. On two separate occasions prior to the Petition Date, Debtor Pillowtex Management Services Company ("Pillowtex MSC") entered into supply contracts with Wellman, Inc. ("Wellman"), pursuant to which Pillowtex MSC agreed to purchase, and Wellman agreed to supply, specified minimum quantities of Polyester Fiber. Pillowtex MSC and Wellman entered into two supply contracts during 1998 (the "1998 Poly Fiber Agreements") and two new supply contracts on September 1, 2000 (the "2000 Poly Fiber Agreements"). The 1998 Poly Fiber Agreements expired on December 31, 2000, and the 2000 Poly Fiber Agreements commenced on January 1, 2001 and originally expired on December 31, 2001. As of the Petition Date, Pillowtex MSC owed Wellman approximately $1.7 million under the 1998 Poly Fiber Agreements.

     Wellman is currently the only potential supplier capable of fulfilling the Debtors' need for both quality Polyester Fiber and reliable shipping of the product. Because of Wellman's importance to the success of the Debtors' manufacturing operations, Pillowtex MSC negotiated an addendum to each of the 2000 Poly Fiber Agreements with Wellman (collectively, the "Addenda") to: (a) extend the term of each of the 2000 Poly Fiber Agreements through December 31, 2002; (b) provide Pillowtex MSC with more favorable pricing, resulting in an approximate savings to Pillowtex MSC of at least $1 million over the term, as extended; and (c) provide Pillowtex MSC with 45-day credit terms. Pillowtex MSC agreed to pay the prepetition balance owing under the 1998 Poly Fiber Agreements over a six-month period and assume the 2000 Poly Fiber Agreements. On November 21, 2001, the Bankruptcy Court entered an order approving the assumption of the 2000 Poly Fiber Agreements with Wellman, as modified by the Addenda.

     Rejection of Technology Agreement

     On August 12, 1996, Fieldcrest Cannon and Lockheed Martin Corporation ("Lockheed") entered into a long-term Information and Technology Service Agreement (as subsequently amended from time to time, the "Technology Agreement"), whereby Lockheed agreed to provide extensive technology and information services to Fieldcrest Cannon. The services to be provided included supplying and maintaining computers, telephones, hardware and software. The parties made several modifications to the Technology Agreement, the last of which was a Memorandum of Agreement, dated October 1, 1999. The Memorandum resolved certain disputes between Fieldcrest Cannon and Lockheed, substantially narrowed the scope of the Technology Agreement and shortened its term to expire on December 31, 2001. During 2001, the monthly payments for Lockheed's services were approximately $450,000 per month. Fieldcrest Cannon owed Lockheed approximately $1.86 million under the Technology Agreement on the Petition Date.

     Prior to the Petition Date, Fieldcrest Cannon determined that it would be significantly more cost efficient to perform the services provided by Lockheed in-house. In anticipation of transitioning these services in-house, Fieldcrest Cannon in the months following the Petition Date retained technical personnel to replace the Lockheed personnel. Despite prohibitions under the Technology Agreement, with Lockheed's consent, Fieldcrest Cannon hired certain Lockheed personnel and subcontractors. Fieldcrest Cannon agreed to pay Lockheed a fee for each Lockheed subcontractor or employee that Fieldcrest Cannon hired. The parties also agreed to reject the Technology Agreement effective as of June 30, 2001. On October 23, 2001, the Bankruptcy Court entered an order authorizing Fieldcrest Cannon to reject the Technology Agreement effective as of June 30, 2001.

     Assumption of Ralph Lauren License Agreement and Related Dispute

     On July 1, 1998, Pillowtex entered into a license agreement (as amended, the "Ralph Lauren License Agreement") with Ralph Lauren Home Collections, Inc. ("RLHC") and Polo Ralph Lauren Corporation ("PRLC" and, together with RLHC, "Ralph Lauren"). Pursuant to the terms of the Ralph Lauren License Agreement, Ralph

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

Lauren granted to Pillowtex an exclusive license to use certain trademarks of Ralph Lauren in the manufacture and sale of certain bedding products and related accessories specified in the agreement (the "Licensed Products") throughout the United States and Canada. The Ralph Lauren License Agreement expired on June 30, 2001.

     Prior to the Petition Date, Ralph Lauren and WestPoint Stevens, Inc. ("WestPoint") agreed that, following termination of the Ralph Lauren License Agreement, WestPoint would manufacture and sell decorative bedding products and related accessories under the Ralph Lauren trademarks. To assist in the transition from Pillowtex to WestPoint and to enable Pillowtex to sell on favorable terms its current and discontinued inventory of Licensed Products, on January 31, 2001, Pillowtex, Ralph Lauren and WestPoint entered into an agreement (the "Sale Agreement") whereby (a) Ralph Lauren and WestPoint were required to purchase a substantial amount of Pillowtex's current and discontinued Ralph Lauren inventory at a price equal to Pillowtex's cost; and
(b) Pillowtex was required to assume the Ralph Lauren License Agreement and pay a cure amount of approximately $1.6 million. The parties agreed that the cure payment would be offset by any amounts owed to Pillowtex by Ralph Lauren and their affiliates under the Sale Agreement or otherwise. The Sale Agreement allowed Pillowtex to attempt to sell a significant portion of its discontinued Ralph Lauren inventory at a price substantially greater than it would have received on the open market and enabled Pillowtex to sell existing Ralph Lauren inventory that it might have otherwise been unable to sell to third parties (provided that the inventory had been produced in accordance with Ralph Lauren's Spring 2001 forecasts). On March 6, 2001, the Bankruptcy Court approved the Sale Agreement and authorized Pillowtex to assume the Ralph Lauren License Agreement.

     On June 21, 2001, Pillowtex notified PRLC that Pillowtex considered PRLC in breach of the Sale Agreement for its failure to place timely orders for its $3 million share of Pillowtex's discontinued Ralph Lauren inventory. On July 9, 2001, PRLC notified Pillowtex that PRLC considered Pillowtex in breach of the Ralph Lauren License Agreement for selling certain Licensed Products to a customer that was not an "approved" Ralph Lauren customer under the Ralph Lauren License Agreement. Pursuant to a letter agreement dated August 1, 2001 (the "Settlement Agreement"), Pillowtex and Ralph Lauren settled their respective disputes regarding breaches of the Ralph Lauren License Agreement and the Sale Agreement. Under the terms of the Settlement Agreement, Pillowtex agreed to waive the requirement that PRLC purchase $3 million of Pillowtex's discontinued Ralph Lauren inventory, and Pillowtex assumed responsibility for selling that inventory in accordance with the Ralph Lauren License Agreement and Sale Agreement. Ralph Lauren, in turn, agreed to: (a) waive Pillowtex's alleged breach of the Ralph Lauren License Agreement and any and all claims related thereto; (b) extend the sale period under the Ralph Lauren License Agreement by three months for the $3 million of discontinued inventory and any inventory that WestPoint did not purchase under the Sale Agreement; and (c) work in good faith with Pillowtex to facilitate WestPoint's performance of its obligations under the Sale Agreement, including that Ralph Lauren use its reasonable best efforts to assist Pillowtex in obtaining reasonable credit terms for sales to WestPoint. In addition, Ralph Lauren agreed that if WestPoint did not purchase its share of the required inventory by August 31, 2001, Pillowtex would have the right to sell, to approved accounts, any such remaining inventory in accordance with and subject to the terms of the Ralph Lauren License Agreement. The Debtors Filed a motion to approve the Settlement Agreement on August 2, 2001.

     In August 2001, the Debtors received a letter from WestPoint which asserted that the Debtors' entry into the Settlement Agreement superseded and terminated the Sale Agreement and, as a result, WestPoint was no longer required to perform under the Sale Agreement. The Debtors strongly disagree with WestPoint's position and believe that their settlement with Ralph Lauren had no effect on WestPoint's rights or obligations under the Sale Agreement. WestPoint subsequently Filed an objection to the Debtors' motion to approve the Settlement Agreement. The Bankruptcy Court approved the Settlement Agreement on October 9, 2001. The Debtors intend to pursue their legal remedies against WestPoint for WestPoint's failure to perform under the terms of the Sale Agreement. On November 16, 2001, the Bankruptcy Court authorized the Debtors to retain Duane, Morris & Heckscher LLP as special counsel to represent the Debtors in their dispute with WestPoint.

     CIT's Motion for Administrative Expense Claim

     On or about June 26, 1996, The CIT Group/Equipment Financing, Inc. ("CIT") and Debtor Opelika Industries, Inc. ("Opelika") entered into a Loan and Security Agreement (the "CIT Loan Agreement"), pursuant to which CIT financed Opelika's purchase of certain production equipment (the "Opelika Equipment"). On July 25, 2001, CIT filed a motion for relief from the automatic stay to enforce its rights and remedies under the CIT Loan Agreement and take possession of the Opelika Equipment (the "CIT Motion"). The CIT Motion also requested the allowance and payment of a super-priority Administrative Claim in the amount of approximately $1 million based

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

on CIT's allegation that a substantial portion of the Opelika Equipment purportedly had been converted or disposed of without CIT's permission.

     Because the Debtors were no longer using the Opelika Equipment and had closed the Hawkinsville Facility where it was located, the Debtors did not oppose CIT's request for relief from the automatic stay. The Debtors, however, do not believe that there is any merit to CIT's request for a super-priority Administrative Claim and, accordingly, filed an objection to CIT's Administrative Claim request. CIT's request for an Administrative Claim has been continued pending CIT's repossession and sale of the Opelika Equipment and has not yet been argued to, or adjudicated by, the Bankruptcy Court. If CIT is allowed an Administrative Claim, it would be paid as set forth in Section III.A.1.a of the Plan in accordance with the same procedures that are applicable to other Administrative Claims.

     State Street Motion

     On or about December 21, 2001, State Street Bank & Trust Company ("State Street"), the Indenture Trustee for Fieldcrest's Old 6% Debentures, filed a Motion for Leave of Court to Prosecute, Inter Alia, an Adversary Proceeding on Behalf of Fieldcrest Cannon, Inc. (the "State Street Motion"). The State Street Motion sought leave of the Bankruptcy Court to commence and prosecute an adversary proceeding against Pillowtex, HSBC Bank USA, the Indenture Trustee for the Old Senior Subordinated Notes, and any other appropriate entities to avoid and recover, as fraudulent transfers, Fieldcrest Cannon's guarantees of the Old Senior Subordinated Notes, which were given in order to obtain the various forms of financing to consummate the Fieldcrest Cannon Acquisition. The guarantees, if not avoided in their entirety, may constitute Senior Debt (as described in the 6% Debenture Indenture) of Fieldcrest Cannon entitled to the benefits of contractual subordination set forth in the Old 6% Debenture Indenture. HSBC Bank USA, as Indenture Trustee for the holders of the Old Senior Subordinated Notes, Bank of America, as agent for the Prepetition Lenders and the DIP Lenders, and the Debtors each filed an objection to the State Street Motion.

     Subsequently, certain members of the Creditors' Committee acting as representative holders of the Old 6% Debentures, the Old Senior Subordinated Notes and the Indenture Trustees agreed to settle the State Street Motion, subject to confirmation of a plan of reorganization containing certain agreed terms (the "State Street Settlement"). Pursuant to the State Street Settlement, holders of Old Senior Subordinated Notes would be deemed to waive their rights to contractual subordination set forth in the Old 6% Debentures Indenture against holders of Old 6% Debentures in consideration of delivery to holders of Old Senior Subordinated Notes of (a) all of the New Common Stock that otherwise would be distributable to holders of Old 6% Debentures in the absence of contractual subordination and (b) 50% percent of the New Warrants that otherwise would be distributable to holders of Old 6% Debentures in the absence of contractual subordination. Pursuant to the State Street Settlement, holders of Old 6% Debentures would remain entitled to 50% of the New Warrants that would otherwise be distributable to them in absence of contractual subordination, without further dilution or turnover by virtue of the subordination provisions set forth in the Old 6% Debentures Indenture. Holders of Old 6% Debenture Promissory Note Claims will receive their Pro Rata share of New Common Stock and New Warrants based upon such Claims without any dilution or turnover by virtue of the subordination provisions of any Old 6% Debenture Promissory Notes. Holders of Old 6% Debentures and Old 6% Debenture Promissory Notes will, as of the Effective Date, be deemed to have waived any claims against the Debtors, holders of Old Senior Subordinated Notes and the Indenture Trustees, and holders of Old Senior Subordinated Notes will, as of the Effective Date, be deemed to have waived any Claims against the Debtors, holders of Old 6% Debentures, holders of Old 6% Debenture Promissory Notes and the respective Indenture Trustees.

     The Plan contains provisions that reflect the State Street Settlement. The State Street Settlement will avoid the expense, delay and uncertainty of potentially protracted litigation over the avoidability of the guarantees.

     The State Street Motion has been continued pending the approval of the State Street Settlement as part of the Plan. If the Plan (or another plan of reorganization reflecting the State Street Settlement) is not confirmed, State Street has indicated that it will prosecute the State Street Motion to finality. HSBC Bank USA and the Prepetition Lenders have indicated that they will oppose such prosecution and the Debtors likewise intend to oppose the prosecution. If State Street prosecutes the State Street Motion, the Debtors will, pending a resolution of the State Street Motion, withhold any distribution to holders of Old 6% Debentures and Old 6% Debenture Promissory Notes to the extent appropriate in light of the contractual subordination rights. Absent the State Street Settlement, there can be no assurance that there will be any recovery to the holders of Old 6% Debentures and Old 6% Debenture

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

Promissory Notes. If the Bankruptcy Court permits State Street to prosecute the avoidance of the guarantees, it is uncertain what the outcome of the litigation will be and whether the cost of the litigation will be borne by the Debtors' estates.

     SouthTrust Bank and DukeSolutions Disputes

     On or about June 3, 1998, Pillowtex and DukeSolutions, Inc. ("DukeSolutions") entered into a Master Energy Services Agreement (i.e., the
MESA). As part of the MESA, DukeSolutions prepared for Pillowtex an Energy Solutions Report dated December 1, 1998 (the "ESR"), which set forth an analysis of the potential for cost savings for certain lighting equipment improvements to be installed at certain of the Debtors' plants. Pursuant to the terms of the MESA, DukeSolutions, among other things, agreed to install certain equipment anticipated to improve energy consumption or to otherwise reduce the operating costs at certain of the Debtors' facilities. The energy-savings equipment included certain lighting fixtures, T8 lamps and electronic ballasts (collectively, the "Lighting Fixtures") and was eventually installed in nine of the Debtors' facilities.

     Under the MESA, DukeSolutions paid approximately $8.75 million for the cost of the acquisition and installation of the Lighting Fixtures, approximately $4.29 million of which was for labor and $4.46 million for the Lighting Fixtures. Pillowtex, in turn, agreed to repay DukeSolutions based on the annual energy savings set forth in the ESR, which were agreed upon in advance. For each facility, the Debtors and DukeSolutions agreed to a predetermined level monthly payment amount required to be paid to DukeSolutions. The MESA provided that the term of each project would not exceed eight years and the simple payback of all of DukeSolutions' costs for the project would not exceed five years. The aggregate monthly payment owed to DukeSolutions under the MESA is approximately $153,000. At the end of the respective term of the lighting project for each facility and unless Pillowtex at that time agreed to purchase the Lighting Fixtures or extend the term of the MESA, DukeSolutions had two options under the
MESA: (a) pay for removal of the Lighting Fixtures and replace them with equipment comparable to what was previously in place or (b) abandon the Lighting Fixtures. Based on the prohibitive cost of removal and replacement, the Debtors believe that DukeSolutions had no economic choice but to abandon the Lighting Fixtures at the conclusion of the MESA and that the parties clearly understood that DukeSolutions would do so.

     Subsequent to the execution of the MESA, DukeSolutions entered into a Master Lease Agreement with General Electric Capital Corporation ("GECC"), dated August 2, 1999 (the "Master Lease"), pursuant to which GECC agreed to finance the Lighting Fixtures for four plants in which DukeSolutions was to install new fixtures under the MESA. Under the Master Lease, DukeSolutions' monthly payment to GECC was to be repaid solely out of the monthly payments made by Pillowtex to DukeSolutions under the MESA. On or about August 12, 1999, GECC assigned its interests under the Master Lease to SouthTrust Bank ("SouthTrust").

     On April 10, 2001, SouthTrust filed a motion (the "SouthTrust Motion") seeking an order compelling Pillowtex to pay the postpetition monthly amounts under the MESA as to the four plants for which Lighting Fixtures were financed under the Master Lease, or alternatively, for adequate protection payments for SouthTrust's interest in the Lighting Fixtures. Based upon, among other things, the fact that the Lighting Fixtures would be abandoned at the end of the term of the MESA, the Debtors believe that the MESA is a financing arrangement under which Pillowtex was to acquire the Lighting Fixtures and that the MESA is not a true lease that would entitle SouthTrust or DukeSolutions to postpetition monthly payments under section 365(d)(10) of the Bankruptcy Code. Accordingly, the Debtors filed an objection to the SouthTrust Motion.

     On August 9, 2001, the Bankruptcy Court held an evidentiary hearing on the SouthTrust Motion. The Bankruptcy Court took the matter under advisement and has not yet ruled on the SouthTrust Motion. In addition, at an earlier scheduling hearing on the SouthTrust Motion in May 2001, SouthTrust requested that Pillowtex be required to make its monthly payments to SouthTrust under the MESA pending an adjudication of the SouthTrust Motion. The Bankruptcy Court ordered Pillowtex to make these payments on the condition that SouthTrust return the payments to the Debtors (less any adequate protection payment to which SouthTrust might be entitled) if the Bankruptcy Court concludes that the MESA is not a true lease. Accordingly, the Debtors have paid SouthTrust approximately $42,000 per month pending a decision on the SouthTrust Motion.

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

     On February 21, 2002, DukeSolutions filed a motion similar to the SouthTrust Motion seeking to compel Pillowtex to make its monthly payments to DukeSolutions under the MESA. The Debtors intend to oppose this motion.

     If the Bankruptcy Court determines that the MESA is an agreement to finance the purchase and installation of the Lighting Fixtures rather than a true lease, the Plan provides that any Secured Claim of SouthTrust or DukeSolutions will be satisfied in accordance with the treatment set forth for Class 4G under the Plan. If the Court determines that the MESA is a true lease, it will be treated as an Unexpired Lease in accordance with the Plan. With respect to the potential Secured Claims of SouthTrust and DukeSolutions, the Debtors believe that DukeSolutions does not have a valid, enforceable lien in its Lighting Fixtures because, among other reasons, it did not make the appropriate fixture filings or obtain the necessary consents from the Prepetition Lenders. DukeSolutions disputes this contention. The Debtors also believe that because the cost to remove the Lighting Fixtures is substantial and there is essentially no market for used lighting fixtures of this kind, the Lighting Fixtures have little or no value under any appropriate valuation methodology for confirmation purposes. SouthTrust and DukeSolutions dispute this contention.

     Exclusivity

     Under section 1121 of the Bankruptcy Code, a debtor has the exclusive right to (a) file a plan of reorganization during the first 120 days of its chapter 11 case and (b) solicit acceptances of the plan during the first 180 days of the case. These periods (the "Exclusive Periods") may be extended for "cause." In March 2001, the Debtors Filed a motion seeking four-month extensions of the Exclusive Periods through July 16, 2001 and September 14, 2001, respectively, which the Bankruptcy Court thereafter granted. In August 2001, the Bankruptcy Court extended the Exclusive Periods an additional four months, and on December 18, 2001, the Bankruptcy Court approved a further extension of the Exclusive Periods through March 15, 2002 and May 15, 2002, respectively.

     Claims Process and Bar Dates

     On February 22, 2001, the Debtors Filed their Schedules, identifying the assets and liabilities of their Estates. In addition, pursuant to an order entered on May 14, 2001, the following Bar Dates for the Filing of proofs of claim were established in the Reorganization Cases: (a) July 23, 2001 as the general Bar Date (the "General Bar Date") for all Claims other than Claims arising out of the rejection of Executory Contracts or Unexpired Leases ("Rejection Damage Claims") and Claims in response to amendments to the Schedules; (b) the later of (i) the General Bar Date and (ii) 30 days after the date of an order rejecting an Executory Contract or Unexpired Lease as the Bar Date for Rejection Damage Claims relating to such Executory Contract or Unexpired Lease; and (c) the later of (i) the General Bar Date and (ii) 30 days after the date that a notice of an amendment to the Schedules is served on a claimant as the Bar Date for such claimant to File a proof of Claim or to amend any previously Filed proof of Claim in respect of the amended scheduled Claim.

     More than 5,000 Claims were originally scheduled by the Debtors or Filed against the Debtors on or before the General Bar Date. The Debtors' review and reconciliation of the proofs of Claim Filed against the Debtors is nearly complete.

Postpetition Operations

     Operational and Cost Reduction Initiatives

     In the months following the commencement of the Debtors' Reorganization Cases, the Debtors continued with their strategic planning process and continued to implement operational and cost reduction initiatives identified as part of that planning process. The Debtors' businesses, however, continued to suffer from the effects of an industry-wide decline in sales caused by slowing consumer demand, increased imports, continuing retail consolidations, overall economic conditions and retail inventory reductions. This revenue slowdown, which necessitated an acceleration of certain of the Debtors' operational initiatives, was compounded by the Debtors' high fixed-cost structure and resulted in the Debtors being burdened with significant excess capacity. The Debtors responded to these industry conditions by (a) significantly curtailing production followed by a series of plant closures and operating improvements designed to increase the efficiency of the Debtors' manufacturing capacity, (b) aggressively managing working capital requirements, including significant improvements in inventory turnover,

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(c) selling the Debtors' unprofitable Blanket Division as described below, and
(d) implementing various other cost reduction initiatives. To optimize manufacturing capacity, the Debtors, among other things, closed (a) their towel wet-finishing facility in Hawkinsville, Georgia in February 2001, (b) a sheet weaving facility in Kannapolis, North Carolina (Plant 4) in June 2001, (c) a towel yarn mill in Columbus, Georgia in June 2001, (d) a towel warehouse in Phenix City, Alabama in June 2001, (e) a yarn facility in Newton, North Carolina in August 2001, and (f) a yarn facility in Tarboro, North Carolina in December 2001. The Debtors also changed shift patterns at their Fieldale, Virginia towel facility to reduce capacity and ceased production in a towel weave room at a Kannapolis, North Carolina facility, reducing structural costs and weaving capacity.

     On March 1, 2002, Pillowtex announced the closing of the towel finishing operations at its Phenix City, Alabama and Columbus, Georgia facilities. The towel yarn weaving departments in Columbus, Georgia will be moved to an existing weaving facility in Phenix City, Alabama, which will continue to operate. The closings, which are anticipated to be completed by June 1, 2002, will eliminate the jobs of approximately 980 employees. The majority of the lost production at the Phenix City finishing plant will be replaced by increased production at Pillowtex's towel finishing operation in Kannapolis, North Carolina, where approximately 200 employees are expected to be hired.

     In addition, the Debtors continued to improve their working capital position by reducing inventory through the implementation of improved production management, the aggressive sale of distressed merchandise and the implementation of "lean manufacturing" techniques. In conjunction with these actions, the Debtors also undertook numerous cost reduction measures, including (a) relocating their headquarters from Dallas, Texas to Kannapolis, North Carolina,
(b) reducing their workforce, resulting in a reduction of annual overhead costs by approximately $8.0 million, (c) rejecting the Aircraft Lease, (d) rejecting certain unfavorable Prepetition Cotton Contracts to purchase cotton, (e) transitioning in-house the information technology services previously performed by Lockheed and rejecting the Technology Agreement with Lockheed, (f) reducing other expenses linked to lower inventory levels, and (g) restructuring their numerous leases of production equipment. The Debtors believe these actions represent significant progress toward adapting their businesses to address existing market conditions.

     Blanket Division and Other Dispositions

     On September 6, 2001, pursuant to an asset purchase agreement (as amended by the First Amendment thereto, the "Beacon Purchase Agreement"), Debtor Beacon sold to Beacon Acquisition Corporation (the "Purchaser") substantially all of the assets used in the operation of the Blanket Division other than certain inventory and all accounts receivable. Certain former members of Beacon's management team were among the principal founders of the Purchaser. The Debtors also assumed and assigned to the Purchaser certain Executory Contracts or Unexpired Leases (collectively, the "Beacon Contracts"). The Purchaser assumed all liabilities arising under the terms of the Beacon Contracts and, with limited exceptions, all environmental liabilities associated with the assets sold.

     The Beacon Purchase Agreement provided for a purchase price of approximately $16.8 million, subject to adjustment based on inventory levels, prepaid items and accrued but unpaid items as of the closing of the sale. After giving effect to these adjustments, the purchase price paid at the closing was approximately $13.4 million, consisting of approximately $12.1 million in cash (a portion of which was placed in escrow to secure Beacon's post-closing obligations under the Beacon Purchase Agreement) and a three-year promissory note in a principal amount of approximately $1.3 million. The promissory note is secured by a pledge of 100% of the stock of the Purchaser, a second lien on the majority of the assets sold (excluding certain real property located in Westminster, South Carolina) and a third lien on the Blanket Division's real property located in Swannanoa, North Carolina. As required by the DIP Order, the net cash proceeds from this sale were applied to the principal amount owing under the Prepetition Credit Facility. In addition, as required by a subsequent order of the Bankruptcy Court, the net proceeds from the liquidation of accounts receivable and inventory of the Blanket Division are required to be applied to the principal amount owing under the Prepetition Credit Facility.

     On June 5, 2001, the Bankruptcy Court approved a contract for the purchase and sale of equipment dated June 4, 2001 (the "Loom Purchase Agreement"), between Fieldcrest Cannon and Southeastern Textile Machinery Inc. on behalf of Textrade Trading Co. Ltd. ("Textrade"). Pursuant to the Loom Purchase Agreement, Fieldcrest Cannon sold to Textrade 352 Sulzer Weaving Machines for a purchase price of $2.1 million.

     Shortly after commencement of the Reorganization Cases, the Debtors began the process of evaluating each of their assets, some of which the Debtors had already determined were no longer necessary for the successful operation and reorganization of their businesses. To facilitate the sale of these nonessential assets and to minimize unnecessary administrative expenses, the Debtors Filed a motion seeking to establish procedures to streamline the sale of any assets for aggregate consideration under a certain dollar threshold and permit such sales to be consummated without further Bankruptcy Court approval. The Bankruptcy Court entered an order on February 6, 2001, establishing procedures for miscellaneous assets sales involving aggregate consideration to be received by the Debtors of less than $750,000 (the "Miscellaneous Asset Sales Order"). As of February 22, 2002 the Debtors had consummated sales under the Miscellaneous Asset Sales Order aggregating approximately $4.4 million in proceeds received.

     Fieldcrest Cannon Employee Restructuring

     Along with the numerous other operational and cost reduction initiatives described above, the Debtors determined to restructure the human resources function of Fieldcrest Cannon by separating the management of Fieldcrest Cannon's operations employees and the management of Fieldcrest Cannon's corporate and administrative employees. To implement this employee restructuring, Fieldcrest Cannon converted two of its inactive subsidiary Debtors, St. Marys, Inc., a Delaware corporation, and Fieldcrest Cannon International, Inc., a Delaware corporation, into Delaware limited liability companies. St. Marys, Inc. was renamed FCI Operations LLC ("FCI Operations") and Fieldcrest Cannon International, Inc. was renamed FCI Corporate LLC ("FCI Corporate"). Effective immediately prior to January 1, 2002, Fieldcrest Cannon's production and operations personnel were transferred to FCI Operations and its corporate and administrative personnel were transferred to FCI Corporate. Effective as of January 1, 2002, Fieldcrest Cannon, FCI Corporate and FCI Operations entered into a Production and Management Services Agreement governing the respective companies' rights and obligations with respect to their operations and employees. The restructure of Fieldcrest Cannon's employees is expected to result in material administrative efficiencies and to reduce Fieldcrest Cannon's state unemployment taxes. The Bankruptcy Court entered an order authorizing the Debtors to implement the employee restructuring on December 18, 2001.

Settlement of Potential Actions Against Prepetition Lenders and Certain Unsecured Creditors

     The Plan, if accepted by Class 6, embodies a settlement of potential actions against the Prepetition Lenders and certain unsecured creditors. Potential fraudulent transfer actions and other actions may exist against the Prepetition Lenders and potential preference actions may exist against certain unsecured creditors. The potential fraudulent transfer actions against the Prepetition Lenders include actions to recover certain amendment and waiver fees paid by the Debtors prepetition and to avoid the guarantees given by certain of the Debtors to the Prepetition Lenders in connection with the Debtors' acquisitions of Fieldcrest Cannon and Leshner. Other potential actions against the Prepetition Lenders include an action to challenge the Prepetition Lenders' liens against certain manufacturing facilities in Phenix City, Alabama and Columbus, Georgia. The potential preference actions against unsecured creditors include actions against Credit Suisse First Boston for amounts paid prepetition in respect of Old 6% Debenture Promissory Notes and other amounts paid to unsecured creditors within 90 days of the Petition Date.

     The Plan will be deemed to release all these claims as of the Effective
Date.

                              REORGANIZED PILLOWTEX

Pillowtex Merger

     The sole purpose of the Pillowtex Merger is to change Pillowtex's domicile from the State of Texas to the State of Delaware. In connection with the Pillowtex Merger, the Plan provides that on the Effective Date, (a) each share of Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex outstanding on the Petition Date and immediately prior to the Effective Date will be canceled; (b) Pillowtex will issue to one or more Disbursing Agents (i) for the benefit of holders of Allowed Claims in Class 5, if Class 6 accepts the Plan, 18,000,000 new shares of Old Common Stock of Pillowtex or, if Class 6 does not accept the Plan, 18,300,000 new shares of Old Common Stock of Pillowtex, and
(ii) for the benefit of holders of Allowed Claims in Class 6, if Class 6 accepts the Plan, 600,000 new shares of Old Common Stock of Pillowtex or, if Class 6 does not accept the Plan, 200,000 new shares of Old Common Stock of Pillowtex;
(c) Pillowtex will merge with and into New Pillowtex, with New Pillowtex being the surviving corporation in the merger; (d) New Pillowtex will acquire all of the assets and will assume all of the liabilities of Pillowtex; and (e) the Disbursing Agents will surrender the new shares of Old Common Stock of Pillowtex issued for the benefit of the holders of Allowed Claims in Classes 5 and 6 in exchange for an equal number of shares of New Common Stock. Thereafter, the Disbursing Agents will disburse to (i) each holder of an Allowed Claim in Class 5, if Class 6 accepts the Plan, its Pro Rata share of 18,000,000 shares of New Common Stock or, if Class 6 does not accept the Plan, its Pro Rata share of 18,300,000 shares of New Common Stock, and (ii) subject to the State Street Settlement and, if Class 6 does not accept the Plan, any enforceable subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims, each holder of an Allowed Claim in Class 6, if Class 6 accepts the Plan, its Pro Rata share of 600,000 shares of New Common Stock and New Warrants to purchase 3,529,412 shares of New Common Stock or, if Class 6 does not accept the Plan, 200,000 shares of New Common Stock of Pillowtex and no New Warrants, all in accordance with the provisions of the Plan.

Other Restructuring Transactions

     In addition to the Pillowtex Merger, on or after the Confirmation Date, the Debtors or Reorganized Debtors may, at their option, cause one or more of the Debtors or Reorganized Debtors to merge or consolidate with other Debtors or Reorganized Debtors or to take certain other actions to simplify their corporate structure (collectively, the "Subsidiary Restructuring Transactions"). The sole purpose of the Subsidiary Restructuring Transactions is to reduce administrative expense by eliminating inactive subsidiaries and consolidating certain corporate and operational functions of certain active subsidiaries into fewer corporate entities. The Subsidiary Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having any other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, conversion or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the transactions.

Business of Reorganized Pillowtex

     Following the completion of the Pillowtex Merger and the other Restructuring Transactions, Reorganized Pillowtex will continue to operate the existing businesses of the Debtors following the Effective Date. A brief description of Reorganized Pillowtex's business is set forth below. Further information regarding the businesses and properties of, and other matters relating to, Pillowtex and the Pillowtex Subsidiary Debtors, including historical consolidated financial statements and other financial information, are contained in the Pillowtex 2000 Form 10-K and the Pillowtex Third Quarter 2001 Form 10-Q and will be contained in the Pillowtex 2001 Form 10-K when it is filed with the SEC on or before March 29, 2002. The information set forth below is qualified in its entirety by reference to such other information.

     It is anticipated that, following the Effective Date, Reorganized Pillowtex will continue to design, manufacture and market a full line of utility and fashion bedding and complementary bedroom textile products, as well as a full line of bathroom and kitchen textile products. Reorganized Pillowtex, through its operating subsidiaries, will continue to manufacture and market its products utilizing their well-recognized brand names including Cannon(R), Fieldcrest(R), Royal Velvet(R) and Charisma(R).

     Reorganized Pillowtex will have two major operating divisions: a Bed and Bath Division and a Pillow and Pad Division. The Bed and Bath Division will manufacture and sell sheets and other fashion bedding textiles, as well as towels, bath rugs and kitchen textile products. The Pillow and Pad Division will manufacture and sell bed pillows, down comforters and mattress pads.

     The Debtors had approximately 9,200 full-time and part-time employees as of February 27, 2002, approximately 45% of whom were union members. Historically, the Debtors have had a good relationship with their employees, including their unionized workers.

     The Debtors will maintain their corporate headquarters in Kannapolis, North Carolina and continue to own or lease manufacturing and warehousing facilities in most of the states in which they currently have facilities.

     The home textile market is a highly competitive environment with three large domestic suppliers, including Pillowtex, and numerous importers dominating the market. Smaller domestic suppliers generally focus on niche markets or one specific segment of the market (e.g., pillows and pads). Reorganized Pillowtex anticipates that it will distinguish itself from its competition by focusing on quality, brand names, price and service, in addition to offering a wider range of products than its niche competitors.

Business Plan and Strategy for Reorganized Pillowtex

     The business plan and strategy of Reorganized Pillowtex was developed with a view toward maintaining and improving Reorganized Pillowtex's position in the highly competitive home textile marketplace. Reorganized Pillowtex's business plan centers around four broad initiatives: branding and marketing; capacity rationalization; strategic sourcing; and total quality management.

     Branding and Marketing

     Reorganized Pillowtex intends to develop and creatively market its strong portfolio of brands, including Cannon(R), Fieldcrest(R), Royal Velvet(R) and Charisma(R). The Debtors have already begun to change the focus of their business from that of a manufacturer of home textiles to a marketer of their own brands. Historically, brand development has been weak within the home textile industry leaving the domestic producers with a lack of influence in the retail market. As retailers continue to look for more product value and an increasing level of services, brands are expected to play a more important role in building and retaining loyalty and in providing the consumer with a level of assurance of reliability and quality. As a consequence, Reorganized Pillowtex will focus on developing more intimate relationships with both retailers and consumers with respect to marketing, product development and customer service. Management believes that in so doing it can improve the profitability and economic returns on Reorganized Pillowtex's established brand names and its business as a whole.

     Capacity Rationalization

     The Debtors' continuously review their respective manufacturing capacities to determine whether individual plants, processes or facilities can be maintained on a profitable basis given prevailing market dynamics. In addition to the steps already taken by the Debtors during fiscal years 2000 and 2001, Reorganized Pillowtex's business strategy will incorporate further rationalization of manufacturing capacity in order to (i) concentrate production on higher margin products, (ii) eliminate uneconomic facilities, and (iii) continue to provide quality service to its entire domestic customer base. In connection with this strategy, the Debtors continue to examine the economics behind their historic involvement in all aspects of the manufacturing supply chain and have already begun to outsource certain components of their operations. Through outsourcing of cost disadvantaged processes, Reorganized Pillowtex will focus its manufacturing operations on its core competencies, which are (i) weaving and finishing of higher margin sheeting and towel product lines and (ii) the pillow and pad businesses.

     Strategic Sourcing

     Reorganized Pillowtex's business strategy is based on establishing long-term partnerships with a select number of overseas textile suppliers, initially to support the domestic markets and subsequently to extend the relationships to international markets under the umbrella of Reorganized Pillowtex's portfolio of brands. By combining its manufacturing expertise, market reach and reputation with low cost overseas manufacturing capabilities, management believes it will be able to supply the domestic market while further improving Reorganized Pillowtex's overall profitability. These potential partners, some of whom have already been identified, will serve as an extension of Reorganized Pillowtex's United States based facilities, employing production and technical expertise transferred from Reorganized Pillowtex, with Reorganized Pillowtex personnel utilizing the capabilities of Pillowtex's information technology in order to maintain high quality and customer service standards.

See "Risk Factors -- Relationships with Suppliers and Vendors" for a description of the risks that may affect the implementation of this initiative.

     Total Quality Management

     The Debtors are introducing the concept of "total quality management" to each and every business process. This concept requires a commitment to excellence by all personnel within the organization, with customers, both internal and external, becoming the core focus of all employees. Customers define quality, which Pillowtex believes to be a key ingredient to success. As a consequence, every aspect of Reorganized Pillowtex's business will be viewed from the customers' perspective. This initiative supports Reorganized Pillowtex's drive for operational excellence but is also designed to enable it to operate as a single entity with all employees focused on exceeding each customer's expectations and on becoming the undisputed leader in customer service.

Selected Historical Financial Information

     The following table sets forth selected consolidated financial information for the Debtors as of and for the fiscal years ended December 29, 2001, December 30, 2000, January 1, 2000 and January 2, 1999. The selected consolidated financial information should be read in conjunction with the audited historical consolidated financial statements of the Debtors, including the notes thereto, included in the Pillowtex 2000 Form 10-K, which is available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC.

                                                                               Year Ended/(1)/
                                                   ---------------------------------------------------------------
                                                    2001/(2)/         2000/(2)/            1999          1998/(3)/
                                                   -----------       -----------       -----------      ----------
                                                   (unaudited)                       (in thousands)
Statement of Operations Data:
Net sales ...................................      $ 1,031,055       $ 1,259,004       $ 1,552,068      $1,509,841
Cost of goods sold ..........................          992,540         1,222,572         1,371,790/(4)/  1,246,449/(4)/
                                                   -----------       -----------       -----------      ----------
Gross profit ................................           38,515            36,432           180,278         263,392
Selling, general and administrative expenses.           92,275           126,353           118,432         119,321
Impairment of long-lived assets and
    restructuring charges ...................           51,720            24,400             2,000           1,539
                                                   -----------       -----------       -----------      ----------
Earnings (loss) from operations .............      $  (105,480)      $  (114,321)      $    59,846      $  142,532
Interest expense ............................           63,326           107,062            87,279          72,288
                                                   -----------       -----------       -----------      ----------
Earnings (loss) from continuing operations
    before reorganization items and
    income taxes ............................         (168,806)         (221,383)          (27,433)         70,244
Reorganization items ........................           31,401            19,368                --              --
                                                   -----------       -----------       -----------      ----------
Earnings (loss) from continuing
    operations before income taxes ..........         (200,207)         (240,751)          (27,433)         70,244
Income tax expense (benefit) ................               --           (61,146)           (7,901)         27,389
                                                   -----------       -----------       -----------      ----------
Earnings (loss) from continuing operations ..         (200,207)         (179,605)          (19,532)         42,855
Loss from discontinued operations ...........          (22,554)          (82,803)               --              --
                                                   -----------       -----------       -----------      ----------
Net earnings (loss) .........................         (222,761)         (262,408)          (19,532)         42,855
Preferred dividends and accretion ...........           16,358             8,928            12,294           2,097
                                                   -----------       -----------       -----------      ----------
Earnings (loss) available for common
    shareholders ............................      $  (239,119)      $  (271,336)      $   (31,826)     $   40,758
                                                   ===========       ===========       ===========      ==========
Other Data:
Earnings (loss) from operations .............      $  (105,480)      $  (114,321)      $    59,846      $  142,532
Depreciation and amortization ...............           53,785            57,517            60,074          54,021
                                                   -----------       -----------       -----------      ----------
EBITDA/(5)/..................................      $   (51,695)      $   (56,804)      $   119,920      $  196,553
                                                   ===========       ===========       ===========      ==========

Balance Sheet Data:
Working capital .............................      $  (365,917)/(6)/ $  (237,376)/(7)/ $   404,732      $  447,933
Property, plant and equipment, net ..........          453,440           525,990           644,821         629,205
Total assets ................................        1,087,627         1,335,769         1,683,389       1,654,154
Long-term debt, net of current portion ......              645                --           965,323         944,493
Redeemable convertible preferred stock ......           99,185            82,827            73,898          63,057
Shareholders' equity (deficit) ..............         (329,118)          (63,451)          207,389         237,933

___________
(1) The financial information for each year presented reflects the inclusion of one of Pillowtex's subsidiaries, Pillowtex Canada Inc., formerly known as Torfeaco, which is not a Debtor.
(2) The financial information for 2001 and 2000 has been restated to present the Blanket Division as a discontinued operation.
(3) The financial information for 1998 reflects the inclusion of Leshner from and after July 28, 1998.
(4) Information technology costs associated with Pillowtex's manufacturing systems of $12.8 million and $9.4 million for 1999 and 1998, respectively, have been reclassified from a selling, general and administrative expense to cost of goods sold to conform with the presentation for 2000.
(5) EBITDA is earnings (loss) from operations plus depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDA should not be considered as an alternative to net earnings as a measure of operating results or to cash flow as a measure of liquidity. In addition, EBITDA as presented herein may not be directly comparable to EBITDA as reported by other companies.
(6)  Includes long-term debt in default of $671.8 million.
(7)  Includes long-term debt in default of $694 million.

Projected Financial Information

     Introduction

     As a condition to confirmation of a plan of reorganization, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that confirmation is not likely to be followed by the liquidation or the need for further financial reorganization of the debtor. See "Voting and Confirmation of the Plan -- Confirmation" and "-- Feasibility." In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtors' management analyzed the ability of the Reorganized Debtors to meet their obligations under the Plan with sufficient liquidity and capital resources to conduct their businesses. As a consequence, the Debtors' management developed and prepared certain projections (the "Projections") of the Debtors' operating profit, free cash flow and certain other items for the fiscal years 2002 through 2004 (the "Projection Period").

     THE DEBTORS DO NOT, AS A MATTER OF COURSE, PUBLISH THEIR BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF THEIR ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, THE DEBTORS (INCLUDING THE REORGANIZED DEBTORS) DO NOT ANTICIPATE THAT THEY WILL, AND DISCLAIM ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO HOLDERS OF CLAIMS OR INTERESTS PRIOR TO THE EFFECTIVE DATE OR TO STOCKHOLDERS AFTER THE EFFECTIVE DATE OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR ANY STOCK EXCHANGE OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

     The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth herein and the historical consolidated financial information (including the notes and schedules thereto) included in the Pillowtex 2000 Form 10-K which is available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC.

     Principal Assumptions

     The Projections are based on, and assume the successful implementation of, the business plan and strategy for Reorganized Pillowtex, and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of Reorganized Pillowtex, industry performance, general business and economic conditions and other matters, most of which are beyond the control of Reorganized Pillowtex. Although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the Projections. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of Reorganized Pillowtex to achieve the Projections. See "Risk Factors" for a discussion of certain factors that may affect the future financial performance of Reorganized Pillowtex.

     Although the Debtors believe that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the Plan, holders of Claims entitled to vote must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See "Risk Factors."

     The independent auditors for Pillowtex have not examined nor compiled the Projections and, accordingly, assume no responsibility for them. Moreover, the Projections have not been prepared to comply with guidelines established with respect to projections by the SEC or the American Institute of Certified Public Accountants.

     Information relating to the principal assumptions used in preparing the projections is set forth below:

          (a) Effective Date; Plan Terms. The Projections assume Confirmation of the Plan and that all transactions contemplated by the Plan to be consummated by the Effective Date will be consummated as of June 28, 2002. The Projections also assume that:

     . the total amount of each Class of Allowed Claims is the estimated amount as set forth in "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests"; and

     . the total amount of Allowed Administrative Claims (excluding ordinary course accounts payable and accrued expenses), financing fees and other reorganization expenses required to consummate the Plan is $32 million consisting of the following:

          . the total cure payments relating to assumptions of Executory Contracts or Unexpired Leases is $9.3 million;

          .    Repayment of the DIP Financing Facility of $9.3 million;

          .    Payment of earned but unpaid Professional fees of $8.4 million;

          .    Financing fees and related costs of $3.1 million; and

          .    Other reorganization expenses of $1.9 million

See "Overview of the Plan" for a brief summary of the principal provisions of the Plan, including the classification and treatment of Claims and Interests and conditions to Confirmation and consummation of the Plan, and a summary of the principal sources and uses of cash expected to be available on the Effective Date.

     (b) General Economic and Industry Conditions. The Projections were prepared based on the assumption that the market for home textiles would grow 1% to 3% per annum during the Projection Period but that a portion of such growth would be absorbed by imported product resulting in a lower "net" growth rate for domestically produced product. The Projections also assume relatively stable domestic and global economic conditions.

     (c) Net Sales. The Projections assume that net sales for 2002 will decline 5.9% as compared to 2001 primarily due to decreased gross sales as a result of
(i) the expiration of the Ralph Lauren License Agreement on June 30, 2001 (see "Operations During the Reorganization Cases-- Case Administration and Related Activities-- Assumption of Ralph Lauren License Agreement and Related Dispute") and resulting discontinuation of the sale of Licensed Products thereunder, which sales accounted for $37.7 million of gross sales in 2001, (ii) one-time distressed inventory sales completed in 2001, and (iii) lost sales associated with capacity reductions implemented during 2001 and 2002, as partially offset by new sales associated with the implementation of Reorganized Pillowtex's branding and marketing strategy (see "Reorganized Pillowtex-- Business Plan and Strategy for Reorganized Pillowtex-- Branding and Marketing") and other sales initiatives and a 1.6% decline in deductions as a percentage of gross sales associated with the introduction of Reorganized Pillowtex's "total quality management" concept (see "Reorganized Pillowtex-- Business Plan and Strategy for Reorganized Pillowtex-- Total Quality Management") and other procedures. The Projections assume that net sales for 2003 will increase 3.3% as compared to 2002 primarily due to increased gross sales as a result of new sales associated with (i) the continued implementation of Reorganized Pillowtex's branding and marketing strategy and (ii) a modest improvement in general economic conditions and in the market for home textiles (see (b) above), partially offset by lost sales associated with capacity reductions implemented in 2002. The Projections assume that net sales for 2004 will increase 6.9% as compared to 2003 primarily due to increased gross sales as a result of new sales associated with the continued implementation of Reorganized Pillowtex's branding and marketing strategy and its strategic sourcing strategy and a modest improvement in general economic conditions and in the market for home textiles (see "Reorganized Pillowtex-- Business Plan and Strategy for Reorganized Pillowtex-- Total Quality Management").

     (d) Gross Profit. The Projections assume that gross profit will increase from 3.7% of net sales in 2001 to 9.6% of net sales in 2002 primarily due to cost savings associated with (i) capacity reductions implemented during 2001,
(ii) capacity reductions and realignments being implemented during 2002, and
(iii) lower cotton prices, partially offset by increased wage and benefits costs. The Projections assume that gross profit will increase from 9.6% of net sales in 2002 to 12.7% of net sales in 2003 primarily due to (i) cost savings associated with capacity reductions and realignments implemented during 2002 and (ii) increased net sales (see note (c) above), partially offset by increased wage and benefits costs. The Projections assume that gross profit will increase from 12.7% of net sales in 2003 to 13.6% of net sales primarily due to (i) cost savings associated with improvements in capacity usage and (ii) increased net sales (see note (c) above), partially offset by increased wage and benefits costs.

     (e) Selling, General & Administrative Expense ("SG&A"). The Projections assume that SG&A for 2002 will decrease 19.8% as compared to 2001 primarily due to (i) staff reductions implemented in 2001, (ii) the discontinuation of goodwill amortization, in accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of January 2002,
(iii) reduced depreciation due to the application of "fresh-start" accounting principles (see note (i) below), (iv) the elimination of certain expenses incurred in 2001 associated with the relocation of the corporate office from Dallas, Texas to Kannapolis, North Carolina and (v) the non-reoccurrence of the write-off of certain accounts receivable balances, partially offset by increased wage and benefit costs. The Projections assume that SG&A for 2003 will decrease 9.5% as compared to 2002 primarily due to (i) cost reductions initiated in 2002 and (ii) reduced depreciation due to the application of "fresh-start" accounting principles (see note (i) below), partially offset by increased wage and benefit costs. The Projections assume that SG&A for 2004 will increase 6.6% as compared to 2003 primarily due to increased wage and benefits costs.

     (f) Capital Expenditures; Assets Held for Sale. The Projections assume cash capital expenditures related to operational restructuring initiatives, information technology and general maintenance items of $24.5 million, $20.7 million and $16.0 million in 2002, 2003 and 2004, respectively. The Projections do not include any assumed reduction in Assets held for sale due to the uncertainty of the timing and net proceeds on disposition of such assets.

     (g) Post-Reorganization Debt. The Projections assume that the Reorganized Debtors will obtain the Exit Financing Revolver Facility and the Exit Term Loan and that such indebtedness has terms described in this Disclosure Statement. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness-- Exit Financing Revolver Facility" and "--Exit Term Loan." The Projections further assume borrowings of $57.7 million under the Exit Financing Revolver Facility on the Effective Date and the use of $25 million of such borrowings to immediately pre-pay the Exit Term Loan. The Projections also assume the issuance of approximately $3.1 million in notes to the holders of Allowed Priority Tax Claims and the Reinstatement of the MBFC Revenue Bonds and the Alabama Revenue Bonds in an aggregate principal amount of $11.4 million, and that such indebtedness has the terms described in this Disclosure Statement. See "Overview of the Plan-- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims-- Priority Tax Claims" and "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Outstanding Industrial Reserve Bonds."

     (h) Income Taxes. As of December 29, 2001, Pillowtex had $532.7 million of net operating losses (NOLs) available, with expiry dates ranging from 2006 to 2021. The Projections assume that $291.6 million of Pillowtex's existing NOLs will be eliminated and the tax basis in certain assets will be partially reduced as a result of the cancellation of debt income created by the confirmation of the Plan as required under the Tax Code. The use of Pillowtex's surviving NOLs will be limited by the applicable provisions of Section 382 of the Tax Code. After consideration of NOLs and the difference between tax and book depreciation available to shield taxable income, a 40% combined statutory federal and state tax rate has been assumed to project cash taxes payable. Cash taxes payable and book tax expense may not equal each other due to timing differences related to the depreciation of fixed assets, the amortization of intangible assets and certain other expenditures, as well as the treatment of the deferred tax valuation allowance anticipated to be required under GAAP, resulting in effective tax rates based on pre-tax income for book purposes that do not equal 40%.

     (i) Fresh-Start Reporting. The American Institute of Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the "Reorganization SOP"). The Projections have been prepared in accordance with the "fresh-start" reporting principles set forth in the Reorganization SOP, giving effect thereto as of June 28, 2002. The principal effects of the application of these fresh-start reporting principles are summarized below:

          . The Reorganization SOP requires Reorganized Pillowtex to record all assets and liabilities at their fair market value as of the Effective Date. The Projections reflect Reorganized Pillowtex's best estimates of the fair values as follows: (1) working capital is valued at its carrying value immediately prior to the Effective Date; (2) property, plant and equipment is valued based on estimated replacement cost; (3) intangibles, which comprise trademarks, are valued based on replacement cost, which has been determined using a royalty avoided approach; and (4) other long-term assets have been valued based on net realizable values. After determining the fair values as outlined above, the resulting net value exceeded reorganization value by approximately $117 million (negative goodwill). In accordance with the Reorganization SOP, the negative goodwill was applied to reduce pro rata the fair values otherwise assigned to long-lived, non-financial assets, i.e., property, plant and equipment and trademarks.

          . Reorganized Pillowtex has not recorded as an asset the estimated NOL and deferred tax debits that will be available at the Effective Date, as there is no assurance it will realize the benefits based on historical operating performance. Based on the Projections, however, the Reorganized Pillowtex will realize such benefits. In accordance with the Reorganization SOP, the value of such benefits is recorded in the periods realized (1) as a reduction in the values assigned to intangible assets under the "fresh-start" accounting principles described above and (2) once such intangible assets have been eliminated, as additional paid-in-capital.

          . The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. Reorganized Pillowtex will be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date. Such determination will be based upon the fair values as of that time, which could be materially higher or lower than the values assumed in the foregoing computations and may be based on, among other things, a different methodology with respect to the valuation of Reorganized Pillowtex's reorganization value. In all events, such valuation, as well as the determination of the fair value of Reorganized Pillowtex's assets and the determination of its actual liabilities, will be made as of the Effective Date, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

     Projections

     The projected consolidated financial statements of Pillowtex and Reorganized Pillowtex set forth below have been prepared based on the assumption that the Effective Date will be June 28, 2002. Although the Debtors are seeking to cause the Effective Date to occur as soon as practicable, there can be no assurance as to when or if the Effective Date actually will occur.

     The Reorganized Pillowtex Projected Consolidated Balance Sheet as of June 28, 2002 (the "Effective Date Balance Sheet") set forth below presents: (a) the projected consolidated financial position of Pillowtex as of June 28, 2002 prior to Confirmation and the consummation of the transactions contemplated by the Plan; (b) the projected adjustments to such projected consolidated financial position required to reflect Confirmation and the consummation of the transactions contemplated by the Plan (collectively, the "Balance Sheet Adjustments"); and (c) the projected consolidated financial position of the Reorganized Debtors, after giving effect to the Balance Sheet Adjustments, as of June 28, 2002. The Balance Sheet Adjustments set forth in the columns captioned "Exit Costs," "Debt Discharge" and "Fresh-Start" reflect the assumed effects of Confirmation and the consummation of the transactions contemplated by the Plan, including the settlement of various liabilities and related securities issuances, cash payments and borrowings. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Reorganized Pillowtex Projected Consolidated Balance Sheet.

     The Pillowtex and Reorganized Pillowtex Consolidated Balance Sheets set forth below present: (a) the historical consolidated financial position of Pillowtex at the end of 2001, (b) the projected consolidated financial position of Pillowtex as of June 28, 2002 before giving effect to Confirmation and the consummation of the transactions contemplated by the Plan, and (c) the projected consolidated financial position of Reorganized

Pillowtex as of June 28, 2002, after giving effect to Confirmation and the consummation of the transactions contemplated by the Plan at the end of each of 2002, 2003 and 2004.

     The Pillowtex and Reorganized Pillowtex Consolidated Statements of Operations set forth below present: (a) the historical consolidated results of operations of Pillowtex for 2001, (b) the projected consolidated results of operations of Pillowtex for the period commencing December 30, 2001 and ending June 28, 2002, and (c) the projected consolidated results of operations of Reorganized Pillowtex for the period commencing June 29, 2002 and ending December 28, 2002 and for each of 2003 and 2004.

     The Pillowtex and Reorganized Pillowtex Consolidated Statements of Cash Flows set forth below present: (a) the historical consolidated cash flows of Pillowtex for 2001, (b) the projected consolidated cash flows for Pillowtex for the period commencing December 30, 2001 and ending June 28, 2002, and (c) the projected consolidated cash flows of Reorganized Pillowtex for the period commencing June 29, 2002 and ending December 28, 2002 and for each of 2003 and 2004.

                              REORGANIZED PILLOWTEX
                      PROJECTED CONSOLIDATED BALANCE SHEET
                                  JUNE 28, 2002
                                   (Unaudited)
                                 (In thousands)

                                                                     Adjustments to Record
                                                      Confirmation of Plan and Estimates of Related Costs
                                                      ---------------------------------------------------
                                       Pre-Effective                                                       Post-Effective
                                           Date       Exit Costs       Debt Discharge     Fresh Start           Date
                                       -------------  -----------      ---------------    -----------      --------------
Assets:
Cash and cash equivalents ...........   $       --     $     --          $        --        $      --          $     --
Accounts receivable - trade (net) ...      155,971           --                   --               --           155,971
Accounts receivable - other .........        4,478           --                   --               --             4,478
Inventory ...........................      195,973           --                   --               --           195,973
Assets held for sale ................       29,325           --                   --               --            29,325
Net assets of discontinued operations           --           --                   --               --                --
Prepaid expenses ....................        3,604           --                   --               --             3,604
                                        ----------     --------          -----------        ---------          --------
     Total current assets ...........      389,351           --                   --               --           389,351
Property, plant and equipment (net) .      379,532           --                   --         (263,531)/(8)/     116,001
Intangible assets (net) .............      219,894           --                   --         (184,894)/(8)/      35,000
Other long-term assets ..............       11,250           --                   --           (7,082)/(8)/       4,168
                                        ----------     --------          -----------        ---------          --------
     Total assets ...................   $1,000,027     $     --          $        --        $(455,507)         $544,520
                                        ==========     ========          ===========        =========          ========

Liabilities and Stockholders' Equity
(Deficit):
Accounts payable ....................   $   43,529     $     --          $        --        $      --          $ 43,529
Accrued expenses ....................       52,042           --                   --               --            52,042
Accrued professional fees and other
   compensation costs ...............        6,505       (6,505)/(1)/             --               --                --
Accrued interest expense ............           --           --                   --               --                --
Income tax payable ..................           --           --                   --               --                --
Deferred income taxes ...............           --           --                   --               --                --
                                        ----------     --------          -----------        ---------          --------
     Total current liabilities ......      102,076       (6,505)                  --               --            95,571

Debtor-in-possession financing ......        9,259       23,453              (32,712)/(4)/         --                --
Designated post-petition obligation..      150,000           --             (150,000)/(5)/         --                --
                                        ----------     --------          -----------        ---------          --------
     Total post-petition debt .......      159,259       23,453             (182,712)              --                --

Deferred tax liabilities (assets) ...           --           --                   --               --                --
Noncurrent liabilities ..............       48,950           --                   --               --            48,950
                                        ----------     --------          -----------        ---------          --------
     Total old debt & long-term
       liabilities ..................      208,209       23,453             (182,712)              --            48,950

Liabilities subject to restructuring     1,014,796      (10,199)/(2)/     (1,004,597)              --                --

New Debt:
Exit Financing Revolver Facility ....           --           --               57,711/(4)/          --            57,711
Exit Term Loan Notes ................           --           --              125,000/(5)/          --           125,000
Notes payable - priority taxes ......           --           --                3,055/(6)/          --             3,055
Notes payable - capitalized leases ..           --           --                   --               --                --
Reinstated IRBs .....................           --           --               11,380/(7)/          --            11,380
                                        ----------     --------          -----------        ---------          --------
     Total new debt .................           --           --              197,146               --           197,146

Preferred stock (old) ...............      106,025           --                   --         (106,025)/(8)/          --
Common stock (old) ..................          143           --                   --             (143)/(8)/          --
Common stock (new) ..................           --           --              202,853               --           202,853
Additional paid-in capital ..........      160,120           --                   --         (160,120)/(8)/          --
Retained earnings (deficit) .........     (563,146)      (6,749)/(3)/        787,310         (217,415)/(8)/          --
Pension Equity Adjustment ...........      (26,405)          --                   --           26,405                --
Currency translation adjustment .....       (1,791)          --                   --            1,791 /(8)/          --
                                        ----------     --------          -----------        ---------          --------
     Total stockholders' equity .....     (325,054)      (6,749)             990,163         (455,507)          202,853


Total liabilities and stockholders'
 equity .............................   $1,000,027     $     --          $        --        $(455,507)         $544,520
                                        ==========     ========          ===========        =========          ========

                         NOTES TO REORGANIZED PILLOWTEX
                      PROJECTED CONSOLIDATED BALANCE SHEET

(1) Represents payment of $4,858,000 of accrued but unpaid Professional fees and $1,646,000 of compensation costs associated with the effectiveness of the Plan.
(2) Represents payment of $9,262,000 of cure costs related to Executory Contracts or Unexpired Leases and $937,000 of Claims in Classes 1, 2 and
     4.
(3) Represents payment of $3,049,000 of estimated financing fees, $200,000 of Administrative Claims of Indenture Trustees and $3,500,000 of other unpaid Professional fees.
(4) Represents the refinancing of the DIP Financing Facility with proceeds of the Exit Financing Revolver Facility. The presentation above reflects the payment of exit costs with proceeds from DIP Financing Facility while depending on the timing of such payments, disbursements may be made directly from proceeds of the Exit Financing Revolver Facility.
(5) Represents the repayment of outstanding Designated Post-Petition Loans with the proceeds from the Exit Term Loan.
(6) Represents notes provided to holders of Priority Tax Claims pursuant to the Plan.
(7) Represents the reinstatement of Outstanding Industrial Revenue Bonds pursuant to the Plan.
(8) Represents adjustments necessary under "fresh-start" reporting principles set forth in the Reorganization SOP to restate the assets, liabilities and equity accounts of Reorganized Pillowtex.

     The Projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under "Reorganized Pillowtex -- Projected Financial Information" and the consolidated historical financial information included in the Pillowtex Form 2000 10-K and the Pillowtex Third Quarter 2001 Form 10-Q available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC. The presentation of projected financial information, while believed to be more meaningful by management for the purposes of this Disclosure Statement, has not been prepared in accordance with GAAP, as it is presented in a condensed format and the Statements of Cash Flows are presented in a modified format from that typically presented under GAAP.

                       PILLOWTEX AND REORGANIZED PILLOWTEX
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                 (In thousands)

                                                                                     Projected
                                              Historical     -----------------------------------------------------------
                                               Pillowtex      Pillowtex             Reorganized Pillowtex
                                              -----------    -----------    --------------------------------------------
                                                 Fiscal        June 28,     June 28,     Fiscal      Fiscal      Fiscal
                                                  2001           2002         2002        2002        2003        2004
                                              -----------    -----------    --------    --------    --------    --------
Assets:
Cash and cash equivalents ................    $    40,388    $        --    $     --    $     --    $     --    $  8,669
Trade accounts receivable (net) ..........        144,727        155,971     155,971     152,394     154,692     165,063
Other accounts receivable ................          4,478          4,478       4,478       4,478       4,478       4,478
Inventory ................................        200,578        195,973     195,973     195,562     195,694     195,650
Assets held for sale .....................          6,075         29,325      29,325      29,325      29,325      29,325
Net assets of discontinued operations ....          1,358             --          --          --          --          --
Prepaid expenses .........................          3,604          3,604       3,604       3,604       3,604       3,604
                                              -----------    -----------    --------    --------    --------    --------
    Total current assets .................        401,208        389,351     389,351     385,363     387,793     406,789
Plant, property and equipment ............        453,440        379,532     116,001     120,553     124,929     122,724
Intangible assets (net) ..................        221,729        219,894      35,000      26,069       8,410          --
Other long-term assets ...................         11,250         11,250       4,168       4,168       4,168       4,168
                                              -----------    -----------    --------    --------    --------    --------
    Total assets .........................    $ 1,087,627    $ 1,000,027    $544,520    $536,153    $525,300    $533,681
                                              ===========    ===========    ========    ========    ========    ========

Liabilities and Stockholders' Equity
(Deficit):
Accounts payable .........................    $    35,119    $    43,529    $ 43,529    $ 46,316    $ 48,314    $ 51,983
Accrued expenses .........................         51,591         52,042      52,042      51,036      49,526      49,526
Accrued professional fees and other
   compensation costs ....................          8,246          6,505          --          --          --          --
                                              -----------    -----------    --------    --------    --------    --------
    Total current liabilities ............         94,956        102,076      95,571      97,352      97,840     101,509

Debtor-in-possession financing ...........             --          9,259          --          --          --          --
Designated post-petition obligation ......        150,000        150,000          --          --          --          --
                                              -----------    -----------    --------    --------    --------    --------
    Total post-petition debt .............        150,000        159,259          --          --          --          --
Deferred tax liabilities (assets) ........             --             --          --          --          --          --
Noncurrent liabilities ...................         48,950         48,950      48,950      48,950      48,950      48,950
                                              -----------    -----------    --------    --------    --------    --------
    Total old debt and liabilities .......        198,950        208,209      48,950      48,950      48,950      48,950

Liabilities subject to restructuring .....      1,023,654      1,014,796          --          --          --          --

New Debt:
Exit Financing Revolver Facility .........             --             --      57,711      39,375       4,858          --
Exit Term Loan ...........................             --             --     125,000     124,375     120,625      93,021
Notes payable - priority taxes ...........             --             --       3,055       3,055       2,546       2,037
Reinstated IRBs ..........................             --             --      11,380      10,920      10,460      10,000
                                              -----------    -----------    --------    --------    --------    --------
    Total new debt .......................             --             --     197,146     177,725     138,489     105,058

Preferred stock (old) ....................         99,185        106,025          --          --          --          --
Common stock (old) .......................            143            143          --          --          --          --
Common stock (new) .......................             --             --     202,853     202,853     202,853     202,853
Additional paid-in capital ...............        160,120        160,120          --          --          --       1,033
Retained earnings (accumulated deficit) ..       (461,186)      (563,146)         --       9,273      37,168      74,278
Pension Equity Adjustment ................        (26,405)       (26,405)         --          --          --          --
Currency translation adjustment ..........         (1,790)        (1,790)         --          --          --          --
                                              -----------    -----------    --------    --------    --------    --------
    Total stockholders' equity (deficit)..       (229,933)      (325,053)    202,853     212,126     240,021     278,164


Total liabilities and stockholders'
equity(deficit) ..........................    $ 1,087,627    $ 1,000,027    $544,520    $536,153    $525,300    $533,681
                                              ===========    ===========    ========    ========    ========    ========

     The Projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under "Reorganized Pillowtex -- Projected Financial Information" and the consolidated historical financial information included in the Pillowtex Form 2000 10-K and the Pillowtex Third Quarter 2001 Form 10-Q available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC. The presentation of projected financial information, while believed to be more meaningful by management for the purposes of this Disclosure Statement, has not been prepared in accordance with GAAP, as it is presented in a condensed format and the Statements of Cash Flows are presented in a modified format from that typically presented under GAAP.

                       PILLOWTEX AND REORGANIZED PILLOWTEX
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                             (Dollars In Thousands)

                                                                                 Projected
                                             Historical     --------------------------------------------------------
                                             Pillowtex       Pillowtex                 Reorganized Pillowtex
                                            -----------     -----------      ---------------------------------------
                                               Fiscal       Jan. - Jun.      Jul. - Dec.      Fiscal        Fiscal
                                                2001            2002            2002           2003          2004
                                            -----------     -----------      -----------    ----------    ----------
Net sales ..............................    $ 1,031,055      $ 477,215         $492,829     $1,001,971    $1,071,069
Cost of goods sold .....................        992,540        448,321          428,190        868,547       925,006
                                            -----------      ---------         --------     ----------    ----------
    Gross profit .......................         38,515         28,894           64,639        133,424       146,063

Selling, general and administrative
   expenses ............................         92,275         38,897           35,090         66,985        71,427
Restructuring-- assets impairment ......         40,961         40,200               --             --            --
Restructuring expenses .................         10,759         10,119            1,826             --            --
                                            -----------      ---------         --------     ----------    ----------
    Earnings (loss) from operations ....       (105,480)       (60,322)          27,723         63,439        74,636

Interest expense .......................         63,326         26,050            9,519         17,886        14,597
Reorganization items ...................         31,401         15,499               --             --            --
                                            -----------      ---------         --------     ----------    ----------
    Earnings (loss) from continuing
      operations before income
      taxes ............................       (200,207)      (101,871)          18,204         45,553        60,039

Income tax expense .....................             --             --            8,932         17,657        22,929
                                            -----------      ---------         --------     ----------    ----------
    Net earnings (loss) from
        continuing operations ..........    $  (200,207)     $(101,871)        $  9,272     $   27,896    $   37,110
                                            ===========      =========         ========     ==========    ==========

Earnings (loss) from operations ........    $  (105,480)     $ (60,322)        $ 27,723     $   63,439    $   74,636
Depreciation and amortization ..........         53,785         23,137            7,287         16,309        18,201
Restructuring expenses .................         10,759         10,119            1,826             --            --
Restructuring-asset impairment .........         40,961         40,200               --             --            --
Restructuring-professional fees ........          3,135             --               --             --            --
                                            -----------      ---------         --------     ----------    ----------
EBITDAR /(1)/...........................    $     3,160      $  13,134         $ 36,836     $   79,748    $   92,837
                                            ===========      =========         ========     ==========    ==========

__________
(1) EBITDAR is earnings (loss) from operations plus depreciation and amortization, restructuring expenses, restructuring-asset impairment and restructuring-professional fees (comprised of certain professional fees included in SG&A). EBITDAR is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDAR should not be considered as an alternative to net earnings as a measure of operating results or to cash flow as a measure of liquidity. In addition, EBITDAR as presented herein may not be directly comparable to EBITDAR as reported by other companies.

     The Projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under "Reorganized Pillowtex -- Projected Financial Information" and the consolidated historical financial information included in the Pillowtex Form 2000 10-K and the Pillowtex Third Quarter 2001 Form 10-Q available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC. The presentation of projected financial information, while believed to be more meaningful by management for the purposes of this Disclosure Statement, has not been prepared in accordance with GAAP, as it is presented in a condensed format and the Statements of Cash Flows are presented in a modified format from that typically presented under GAAP.

                       PILLOWTEX AND REORGANIZED PILLOWTEX
                 PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                                       Projected
                                                       ----------------------------------------------
                                         Historical
                                         Pillowtex     Pillowtex         Reorganized Pillowtex
                                         ----------    ----------   ---------------------------------
                                           Fiscal      Jan.- Jun.   Jul.- Dec.    Fiscal      Fiscal
                                            2001          2002        2002         2003        2004
                                         ----------    ----------   ----------   ---------   --------
EBITDAR/(1)/ .........................    $   3,160    $  13,134     $ 36,836    $ 79,748    $ 92,837
Change in working capital
    Change in accounts receivable ....       68,000      (11,244)       3,577      (2,298)    (10,370)
    Change in inventory ..............       78,229        4,605          411        (131)         44
    Change in accounts payable .......          210        8,410        2,787       1,999       3,668
    Change in accrued expenses .......       (1,922)       2,516       (1,006)     (1,510)         --
    Change in other current assets and
         liabilities .................       (7,033)       2,107           --          --          --
                                          ---------    ---------     --------    --------    --------
      Total change in working capital.      151,550        6,394        5,769      (1,940)     (6,658)

    Change in liabilities subject to
         reorganization ..............      (12,442)     (19,057)          --          --          --

 Other cash flow items and adjustments
    Cash interest paid ...............      (63,770)     (26,747)      (9,519)    (17,886)    (14,597)
    Cash income tax paid .............           --           --           --          --     (13,486)
    Capital expenditures .............      (13,862)     (12,961)     (11,838)    (20,685)    (15,995)
    Restructuring cost/non-operations
         adjustment ..................     (106,140)     (74,064)      (1,826)         --          --
    Asset sale - other writedowns ....       47,792       40,200           --          --          --
    New term debt principal payments .           --      (25,000)        (625)     (3,750)    (27,604)
    Notes payable - priority taxes ...           --           --           --        (509)       (509)
    Notes payable - cure payments ....           --           --           --          --          --
    Reinstated IRB payments ..........           --           --         (460)       (460)       (460)
                                          ---------    ---------     --------    --------    --------
      Total other cash flow items ....     (135,980)     (98,572)     (24,268)    (43,290)    (72,651)

 Issuance and retirement of term debt
    Retirement of post-petition
         obligations .................           --     (150,000)          --          --          --
    Issuance of new term debt ........           --      150,000           --          --          --
                                          ---------    ---------     --------    --------    --------
      Net effect of term debt ........           --           --           --          --          --

 Net cash flow .......................    $   6,288    $ (98,101)    $ 18,337    $ 34,518    $ 13,527
                                          =========    =========     ========    ========    ========

_____________
(1) EBITDAR is earnings (loss) from operations plus depreciation and amortization, restructuring expenses, restructuring-asset impairment and restructuring-professional fees (comprised of certain professional fees included in SG&A). EBITDAR is presented because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness; however, EBITDAR should not be considered as an alternative to net earnings as a measure of operating results or to cash flow as a measure of liquidity. In addition, EBITDAR as presented herein may not be directly comparable to EBITDAR as reported by other companies.

     The Projections should be read only in conjunction with the assumptions, qualifications and explanations set forth under "Reorganized Pillowtex -- Projected Financial Information" and the consolidated historical financial information included in the Pillowtex Form 2000 10-K and the Pillowtex Third Quarter 2001 Form 10-Q available over the Internet on the Document Website. The Pillowtex 2001 Form 10-K will be made available over the Internet on the Document Website promptly after it has been filed with the SEC. The presentation of projected financial information, while believed to be more meaningful by management for the purposes of this Disclosure Statement, has not been prepared in accordance with GAAP as it is presented in a condensed format and the Statements of Cash Flows are presented in a modified format from that typically presented under GAAP.

Management

     Reorganized Pillowtex Executive Officers

     The executive officers of Reorganized Pillowtex following the Effective Date are presently expected to include each of the individuals identified below:

     Name                     Age      Anticipated Position with Reorganized Pillowtex
     ----                     ---      -----------------------------------------------
     Anthony T. Williams       55      President and Chief Operating Officer
     Michael R. Harmon         54      Executive Vice President and Chief Financial Officer
     Scott E. Shimizu          48      Executive Vice President - Sales & Marketing
     A. Allen Oakley           48      Executive Vice President - Manufacturing
     Richard A. Grissinger     58      Senior Vice President - Marketing
     Richard L. Dennard        53      Senior Vice President - Purchasing and Logistics
     Deborah G. Poole          47      Vice President and Chief Information Officer
     Donald Mallo              52      Vice President - Human Resources
     John F. Sterling          38      Vice President and General Counsel
     Henry T. Pollock          61      Vice President and Treasurer
     Thomas D. D'Orazio        43      Vice President and Corporate Controller
     John Wahoski              49      Vice President Financial and Operational Analysis

Pillowtex has engaged the executive search firm of Russell Reynolds Associates to assist in identifying and recruiting a Chief Executive Officer. Pillowtex has had no individual serving as Chief Executive Officer since October 27, 2000.

     Certain biographical information relating to each of the individuals who is presently expected to serve as an executive officer of Reorganized Pillowtex is set forth below.

     Anthony T. Williams has served as President and Chief Operating Officer of Pillowtex since November 2000 and a director since August 2000. Mr. Williams was Executive Vice President and Chief Financial Officer of Pillowtex from May 2000 to October 2000. Prior to joining Pillowtex, from January 1999 to April 2000, Mr. Williams was a consultant. From November 1995 until December 1998, Mr. Williams was Vice President - Finance of LucasVarity Light Vehicle Braking Systems, the world's second largest independent manufacturer of braking systems for the automotive industry.

     Michael R. Harmon has served as Executive Vice President and Chief Financial Officer of Pillowtex since March 2001. Prior to joining Pillowtex, Mr. Harmon spent 13 years at Galey & Lord, Inc., a $1 billion manufacturer of textiles, where he last served as Executive Vice President and Chief Financial Officer.

     Scott E. Shimizu has served as Executive Vice President - Sales & Marketing of Pillowtex since 1992 and a director since February 1996. Mr. Shimizu was Executive Vice President of Pillowtex from 1988 to 1992. He was also a director of Pillowtex from May 1994 to May 1995.

     A. Allen Oakley has served as Executive Vice President - Manufacturing and a director of Pillowtex since May 2000. Prior to that time and since 1976, Mr. Oakley served in various managerial capacities for Pillowtex and Fieldcrest Cannon.

     Richard A. Grissinger has served as Senior Vice President - Marketing of Pillowtex since March 2000. From September 1998 to February 2000, he was Senior Vice President - Marketing - Bath of Pillowtex and from December 1997 to September 1998, Mr. Grissinger was Vice President - Marketing for the Department Store Specialty Business of Pillowtex. Mr. Grissinger was Business Manager of the Bath Division of Fieldcrest Cannon Inc. from 1995 to December 1997.

     Richard L. Dennard has served as Senior Vice President - Purchasing and Logistics of Pillowtex since August 1999. From December 1997 to July 1999, Mr. Dennard was Vice President of Pillowtex in charge of purchasing. From January 1997 to December 1997, Mr. Dennard served as Vice President for Blankets and Utility Bedding for Pillowtex and from January 1996 to December 1996, he served as Vice President of Purchasing for Utility Bedding.

     Deborah G. Poole has served as Vice President and Chief Information Officer of Pillowtex since February 1999. Prior to joining Pillowtex, from 1991 to February 1999, Ms. Poole was Corporate Vice President, Information Services of Guilford Mills, Inc., a textile manufacturer.

     Donald Mallo has served as Vice President - Human Resources of Pillowtex since September 2000. Prior to joining Pillowtex, Mr. Mallo practiced labor and employment law in New York. From 1998 through 1999, Mr. Mallo was Senior Vice President - Human Resources of Grove Worldwide LLC, a leading manufacturer of construction cranes and aerial work platforms. From 1993 to 1998, Mr. Mallo was Executive Vice President - Human Resources and Counsel for Foamex International, Inc., a large manufacturer of polyurethane foam products for the automotive, furniture, bedding and medical supply industries. From 1985 until its acquisition by Foamex in 1993, Mr. Mallo was Vice President - Employee Relations for General Felt Industries, Inc., a manufacturer of carpet cushions and related products.

     John F. Sterling has served as Vice President and General Counsel of Pillowtex since November 1999. From May 1997 to November 1999, Mr. Sterling was Associate General Counsel of Pillowtex. Prior to joining Pillowtex, Mr. Sterling was an attorney with the law firm of Thompson & Knight, P.C.

     Henry T. Pollock has served as Vice President and Treasurer of Pillowtex since March 2001. From June 2000 to November 2000, Mr. Pollock was a consultant to Pillowtex in the areas of finance and treasury and joined Pillowtex full-time in November 2000. Prior to joining Pillowtex, Mr. Pollock was assistant treasurer of Varity Corporation, a $2.5 billion worldwide manufacturer of brake systems and diesel engines.

     Thomas D. D'Orazio has served as Vice President and Corporate Controller of Pillowtex since October 2001. Prior to joining Pillowtex, from December 1998 to September 2001, Mr. D'Orazio was Corporate Controller of Glatfelter, a $0.7 billion global manufacturer of specialty paper and engineered products. From March 1994 to December 1998, Mr. D'Orazio was Assistant Corporate Controller of Mohawk Industries, Inc., a multi-billion producer of woven and tufted broadloom carpet and rugs for residential and commercial applications.

     John Wahoski has served as Vice President - Financial and Operational Analysis since July 2000. Prior to joining Pillowtex, Mr. Wahoski spent 12 years at TRW Automotive Systems, a $6 billion automotive supplier, and its predecessors where he last served as Director - Financial and Operational Analysis.

     Executive Compensation

     The following table sets forth the compensation paid or payable by Pillowtex during the fiscal year ended December 29, 2001 to the five most highly compensated executive officers of Pillowtex who are expected to serve as executive officers of Reorganized Pillowtex as of the Effective Date and whose compensation for fiscal 2001 exceeded $100,000.

                                                                            All Other
     Name and Principal Position /(1)/               Annual Base Salary   Compensation/(2)/
---------------------------------------              ------------------   ---------------
Anthony T. Williams ..............................        $400,000           $120,000
  President and Chief Operating Officer

Michael R. Harmon ................................         350,000             52,500
  Executive Vice President and
  Chief Financial Officer

Scott E. Shimizu .................................         375,000            112,500
  Executive Vice President - Sales &
  Marketing

A. Allen Oakley ..................................         300,000             90,000
  Executive Vice President
  -Manufacturing

Richard A. Grissinger ............................         286,000             68,750
  Senior Vice President - Marketing

_________________
(1) Pillowtex has had no individual serving as Chief Executive Officer since October 27, 2000. As an interim measure, the Board of Directors created an Executive Committee consisting of three outside directors and two management directors to act in the capacity of the Chief Executive Officer. The Debtors have engaged the services of the executive search firm of Russell Reynolds Associates to assist in identifying a Chief Executive Officer. Pillowtex anticipates hiring a Chief Executive Officer on or before the Effective Date.
(2)  Relates to payments paid or payable under the Retention Plan.

     Reorganized Pillowtex Board of Directors

     Under the General Corporation Law of the State of Delaware (the "DGCL") and pursuant to the Bylaws, the business and affairs of Reorganized Pillowtex will be managed under the direction of the Board of Directors of Reorganized Pillowtex (the "Board of Directors"). As of the Effective Date, the initial Board of Directors will consist of seven members, up to two of whom will be officers of Reorganized Pillowtex. The Board of Directors will be divided into three classes, initially with two classes consisting of two directors and one class consisting of three directors. Members of each class of directors will serve for a term of three years with the term of the first class expiring in 2003, the term of the second class expiring in 2004 and the term of the third class expiring in 2005. The identity of the initial directors will be disclosed in a Filing with the Bankruptcy Court as soon as the information is available, but in any event no later than 10 days prior to the deadline to object to Confirmation of the Plan. The Debtors have engaged the services of the executive search firm of Russell Reynolds Associates to assist in identifying potential directors to serve on the Board of Directors. Pillowtex and certain of the Prepetition Lenders will assess the qualifications of director candidates identified by Russell Reynolds Associates and otherwise, interview potential candidates and, based thereon, make determinations with respect to the candidates. Pillowtex anticipates that the seven members of the initial Board of Directors will be identified on or before the Effective Date.

     The Certificate and Bylaws will provide that the size of the Board of Directors will be established from time to time only (a) by an affirmative vote of a majority of the total number of directors that Reorganized Pillowtex would have if there were no vacancies on the Board of Directors (the "Whole Board") or
(b) by the affirmative vote of the holders of a majority of the issued and outstanding voting stock, voting together as a single class, unless otherwise provided in any designation containing the express terms of preferred stock to be issued pursuant to resolution of the Board of Directors (a "Preferred Stock Designation"). The Certificate and Bylaws will also provide that the Board of Directors will consist of no less than three nor more than 15 directors. Once the number of directors is fixed, that number will continue to be the authorized number of directors until changed by the stockholders or directors in accordance with the Certificate or Bylaws.

     Voting Power and Terms of Directors

     Each director will be entitled to one vote on each matter submitted to the Board of Directors for a vote. Unless otherwise provided in any Preferred Stock Designation, directors may be elected by the stockholders (a) at an annual meeting of stockholders or (b) at a special meeting of stockholders called for that purpose. Unless otherwise provided in any Preferred Stock Designation, any vacancy that occurs on the Board of Directors resulting from death, resignation, disqualification, removal or other cause (other than an increase in the number of directors) will be filled solely by (a) the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by the sole remaining director, or (b) the affirmative vote of a plurality of the issued and outstanding voting stock present in person or represented by proxy at a meeting of stockholders called for that purpose. Unless otherwise provided in any Preferred Stock Designation, any vacancy that occurs on the Board of Directors resulting from any increase in the number of directors will be filled solely by the affirmative vote of a plurality of the issued and outstanding voting stock present in person or represented by proxy at a meeting of stockholders called for that purpose.

     See "-- Certain Corporate Governance Matters -- Consent of Stockholders in Lieu of Meeting," for a discussion of the ability of stockholders to take any action which may be taken at any annual or special meeting of such stockholders by written consent without a meeting, without prior notice and without a vote.

     The first annual meeting of the stockholders of Reorganized Pillowtex following the Effective Date will be held in 2003 following completion of Reorganized Pillowtex's 2002 fiscal year.

     Board Committees

     The Bylaws will provide that the Board of Directors may establish an Executive Committee or any other committees as it may from time to time determine are necessary. It is presently contemplated that the Board of Directors will establish an Audit Committee and a Compensation Committee on or promptly following the Effective Date. The composition of those committees has not been determined, but all of the members of the Audit Committee and the Compensation Committee will be non-employee directors.

     If the Board of Directors establishes an Executive Committee, that committee will possess and may exercise, subject to the control and direction of the Board of Directors, all of the authority of the Board of Directors in the management of the business and affairs of Reorganized Pillowtex, regardless of whether those powers are specifically conferred to the Executive Committee by the Bylaws. Pursuant to the DGCL, the Executive Committee, however, will have no right to: (a) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to the stockholders for approval or (b) adopt, amend or repeal any bylaw of Reorganized Pillowtex.

     The Audit Committee is expected to review, in accordance with a charter to be adopted prior to or promptly following the Effective Date: (a) the professional services to be provided by Reorganized Pillowtex's independent auditors; (b) the independence of the auditors from the management of Reorganized Pillowtex; (c) the scope of the audit by the auditors; (d) the annual financial statements of Reorganized Pillowtex; (e) Reorganized Pillowtex's systems of internal accounting controls; and (f) any other matters with respect to the accounting, auditing and financial reporting practices and procedures of Reorganized Pillowtex as it may find appropriate or as may be brought to its attention. The Audit Committee will also meet from time to time with members of Reorganized Pillowtex's internal audit staff.

     The Compensation Committee is expected to: (a) review executive salaries;
(b) administer the bonus, incentive compensation and equity incentive plans of Reorganized Pillowtex; and (c) approve the salaries and other benefits of the executive officers of Reorganized Pillowtex. See "-- Employee Benefit Matters -- Existing Benefit Programs and Agreements" and "-- New Benefit Plans, Programs and Agreements." In addition, the Compensation Committee will advise and consult with Reorganized Pillowtex's management regarding pension and other benefit plans and compensation policies and practices of Reorganized Pillowtex.

     Director Nomination Procedures

     The Bylaws will provide that nominations for election of directors by the stockholders at a stockholders meeting will be made by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors generally and who otherwise complies with the procedures set forth in the Bylaws. The Bylaws will require that stockholders intending to nominate candidates for election as directors at a stockholders meeting provide timely notice in writing. To be timely with respect to an annual meeting, a stockholder's notice must be delivered to or mailed and received at Reorganized Pillowtex's principal executive offices not less than 60 calendar days nor more than 90 calendar days prior to the anniversary of the date on which Reorganized Pillowtex first mailed its proxy materials for the prior year's annual meeting of stockholders. However, if an annual meeting was not held during the prior year or if the annual meeting is called for a date that is not within 30 calendar days before or after that anniversary date, in order to be timely, a stockholder's notice must be received no later than the close of business on the later of (a) the 90th calendar day prior to the annual meeting or (b) the tenth calendar day following the first public announcement of the date of the annual meeting. To be timely with respect to a special meeting, a stockholder's notice must be delivered to or mailed and received at Reorganized Pillowtex's principal executive offices together with the stockholder's request for the special meeting. See "-- Certain Corporate Governance Matters -- Stockholder Action and Special Meetings of Stockholders" for a discussion of the notice deadlines. The Bylaws will also specify requirements as to the form and content of a stockholder's notice. These provisions of the Bylaws may hinder or preclude stockholders from making nominations of directors at meetings if the stockholders do not follow the procedures set forth in the Bylaws.

     Director Compensation

     Commencing on the Effective Date, each director who is not an employee of Reorganized Pillowtex or any of its subsidiaries will be paid compensation as determined by the Debtors, which compensation will be disclosed in a Filing with the Bankruptcy Court no later than ten days prior to the Confirmation Hearing. All directors will be entitled to participate in the Equity Incentive Plan. See "-- Employee Benefit Matters -- New Benefit Plans, Programs and Agreements."

Employee Benefit Matters

     Existing Benefit Plans, Programs and Agreements

     On the Petition Date, the Debtors' employees participated in various retirement and welfare plans administered by Pillowtex. The following discussion summarizes the principal terms of the existing employment, compensation and benefit arrangements of the Debtors that are presently expected to be maintained by Reorganized Pillowtex after the Effective Date.

     401(k) Retirement Plans. Pillowtex sponsors a Salaried 401(k) Retirement Savings Plan and an Hourly 401(k) Retirement Savings Plan. Employees of the Debtors may make pre-tax contributions to the applicable plan of up to 20% of compensation (subject to statutory maximum contributions) and receive an employer matching contribution of up to 70% of the first 2% of compensation and 20% of the next 4% of compensation (in each case, subject to statutory maximum contributions). Pillowtex has negotiated collective bargaining agreements with the Union of Needletrades, Industrial and Textile Employees ("UNITE"), the United Auto Workers and the Warehouse & Mail Order Employees Union. Employee contributions and employer matching contributions for employees within collectively bargained units are determined and governed by the terms of those collective bargaining agreements and the collective bargaining process. These plans will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Retiree Benefits. Pillowtex provides a Salaried Retirement Plan and an Hourly Retirement Plan for employees of the Debtors. Benefits under the Salaried Retirement Plan are based upon a career average formula. Benefits under the Hourly Retirement Plan are based upon a dollars-per-month method; however, benefits earned prior to January 1, 2000 are calculated under the earnings and service method, which was the method in effect prior to that date. Retirement benefits for employees within collectively bargained units are determined and governed by the terms of those collective bargaining agreements and the collective bargaining process. These plans will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Health and Welfare Benefits. Current employees of the Debtors participate in health and other welfare benefit plans providing life insurance, disability and accidental death and dismemberment benefits. Health and welfare benefits for employees within collectively bargained units are determined and governed by the terms of those collective bargaining agreements and the collective bargaining process. These plans will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Executive Medical Expense Reimbursement Plan. The Executive Medical Expense Reimbursement Plan supplements the existing medical benefits program and provides full and complete care for participating employees, their spouses and eligible dependents. This plan will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Deferred Compensation. Participating executives of Pillowtex and non-employee members of the Board of Directors have the opportunity to defer base salary, incentive compensation or other eligible payments. This plan will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan provides certain executive employees of Pillowtex a targeted level of retirement income upon retirement or other termination of employment. This plan will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Key Employee Retention Plan. The Debtors adopted the Retention Plan in the first quarter of 2001. The Retention Plan is designed to, among other things, ensure that the employees most critical to the Debtors' reorganization efforts are provided with sufficient economic incentives and protections to remain with the Debtors and fulfill their responsibilities through the successful conclusion of the Reorganization Cases. The Retention Plan consists of three separate components: (a) the Retention Incentive Plan, (b) the Emergence Performance Bonus Plan and (c) the Severance Plan. See "Operations During the Reorganization Cases -- Retention Plan."

     Retention Incentive Plan. The Retention Plan authorized the payment of
     ------------------------
     retention bonuses to approximately 150 key employees totaling approximately $6.1 million. In accordance with the payment schedule approximately $1.5 million in bonuses was paid on April 9, 2001 and approximately $1.5 million was paid on November 14, 2001. Subject to the terms of the Retention Plan, the remaining payments will be paid in accordance with the payment schedule. See "Operations During the Reorganization Cases -- Retention Plan." This plan will not be maintained by Reorganized Pillowtex after the Effective Date, except to the extent scheduled payments thereunder are payable after such date.

     Emergence Performance Bonus Plan. Under the current circumstances, the
     --------------------------------
     Debtors do not anticipate making any emergence payment bonuses under the Retention Plan. This plan will not be maintained by Reorganized Pillowtex after the Effective Date.

     Severance Plan. The Severance Plan was implemented to consolidate all
     --------------
     severance agreements existing prior to the Petition Date into one severance plan, which supersedes all prior severance plans and the severance provisions of executives' employment arrangements. The Severance Plan covers all full-time salaried employees of the Debtors, the majority of whom are not eligible to participate in any other components of the Retention Plan. With certain exceptions, employees whose employment is terminated after the Petition Date for reasons other than death, disability, retirement or cause are eligible to receive severance benefits equal to one week's salary for each completed year of service, with a minimum benefit of two weeks' salary and a maximum of 26 weeks' salary. In addition, eligible employees are entitled to receive medical insurance, life insurance and certain other benefits. This plan will continue to be maintained by Reorganized Pillowtex after the Effective Date.

     Certain Employment Agreements. Pillowtex has entered into employment agreements with Mr. Anthony T. Williams, its President and Chief Operating Officer, Mr. Michael R. Harmon, its Executive Vice President and Chief Financial Officer, Mr. Scott E. Shimizu, its Executive Vice President - Sales & Marketing, Mr. A. Allen Oakley, its Executive Vice President - Manufacturing, and Mr. Richard Grissinger, its Senior Vice President - Marketing (collectively, the "Named Executive Officers"). The employment agreement of each Named Executive Officer states that the Named Executive Officer is an at-will employee and that the relationship between the Named Executive Officer and Pillowtex may be terminated by either party, subject to satisfaction of any applicable severance pay obligations. The employment agreements provide for initial annual base salaries for the Named Executive Officers as follows:

                                             Initial Amount
       Named Executive Officer                Base Salary
-----------------------------------          --------------
Anthony T. Williams.................         $     400,000
Michael R. Harmon...................               350,000
Scott E. Shimizu....................               375,000
A. Allen Oakley.....................               300,000
Richard Grissinger..................               286,000

In each case, the Named Executive Officer's base salary is subject to increase in accordance with company policy. Mr. Harmon's employment agreement also provides for a $50,000 bonus payable March 19, 2002, provided that in the event his employment is terminated before March 19, 2002 under circumstances that would entitle him to a severance benefit under the provisions of the employment agreement described in the first sentence of the second following paragraph, Mr. Harmon will receive a prorated amount of the bonus based on the number of days he was employed during the year ending March 19, 2002. The employment agreements for all the Named Executive Officers also provide (a) that the Named Executive Officers will be eligible to participate in the Retention Incentive Plan and the Severance Plan and in any stock option plan made available generally to its senior executives and (b) for other customary benefits.

     Under Mr. William's employment agreement, if his employment is involuntarily terminated for reasons other than death, disability, retirement at or after the earliest retirement age under any company-sponsored pension plan in which he participates or cause, or if following a change in control he terminates employment for good reason no later than six months after the occurrence of an event constituting good reason, Pillowtex will pay to Mr. Williams in a single lump sum no later than five days after such termination of employment a severance benefit equal to his base salary then in effect for a period of 24 months, less the amount of any severance benefit paid to him under the Retention Plan.

     Under Mr. Harmon's employment agreement, if his employment is involuntarily terminated for reasons other than death, disability, retirement at or after the earliest retirement age under any company-sponsored pension plan in which he participates or cause, or if following a change in control he terminates employment for good reason no later than six months after the occurrence of an event constituting good reason under the agreement, Pillowtex will pay to Mr. Harmon in a single lump sum no later than five days after such termination of employment a severance benefit in an amount equal to his annual base salary then in effect, reduced by the amount of any severance benefit paid to him under the Retention Plan. If, however, within one year after the commencement of employment of an individual who is not an officer of Pillowtex on the Effective Date to serve as chief executive officer, Mr. Harmon's employment is involuntarily terminated for reasons other than death, disability, retirement at or after the earliest retirement age under any company-sponsored pension plan in which he participates or cause, then, notwithstanding any provision in the Retention Plan to the contrary, the amount of such severance benefit will be equal to two times Mr. Harmon's annual base salary then in effect, reduced by the amount of any severance benefit paid to him under the Retention Plan.

     Under the employment agreements with each of Messrs. Shimizu, Oakley and Grissinger, if employment of the applicable Named Executive Officer is involuntarily terminated for reasons other than death, disability, retirement at or after the earliest retirement age under any company-sponsored pension plan in which he participates or cause, or if following a change in control he terminates employment for good reason no later than six months after the occurrence of an event constituting good reason under the employment agreement, Pillowtex will pay to him a severance benefit equal to his base salary then in effect for a period of 24 months, less any amount received by him under the Retention Plan. The severance benefit shall be paid to the applicable Named Executive Officer as follows: (i) the portion of the severance benefit equal to his annual base salary then in effect, shall be paid in a single lump sum no later than five days after the termination of his employment; and (ii) the remainder of the severance benefit shall be paid in equal monthly installments beginning on the first anniversary date of the termination of his employment; provided, however, that he will not be entitled to the remaining amount if he obtains other full-time employment prior to such anniversary and the obligation to pay the remaining amount shall immediately cease if he obtains other full-time employment after such anniversary.

     Pillowtex has entered into similar employment agreements with seven other executive officers.

     New Benefit Plans, Programs and Agreements

     One of the key elements of Reorganized Pillowtex's business plan is a compensation and benefit program designed to attract, retain and provide incentives to directors, officers and key employees for Reorganized Pillowtex and to provide those persons appropriate incentives and rewards for superior performance.

     Equity Incentive Plan. As of the Effective Date, Reorganized Pillowtex will implement the Equity Incentive Plan to attract, retain and motivate key employees following the Effective Date. The Equity Incentive Plan will provide for grants of stock options, restricted stock, deferred shares and other typical equity incentive awards to the key employees, officers and members of the Board of Directors. If Class 6 accepts the Plan, a total of 1,400,000 shares of New Common Stock will be available for issuance in satisfaction of awards under the Equity Incentive Plan. If Class 6 does not accept the Plan, a total of 1,500,000 shares of New Common Stock will be available for issuance in satisfaction of awards under the Equity Incentive Plan. Pursuant to the Plan, initial grants of 260,000 shares of restricted stock and options exercisable to purchase, if Class 6 accepts the Plan, 766,600 shares of New Common Stock or, if Class 6 does not accept the Plan, 840,000 shares of New Common Stock will be made on the date that is 30 Business Days after the Effective Date (or earlier than such date in certain circumstances as described below) to certain key employees of the Reorganized Debtors as described on Exhibit IV.C.3 to the Plan. The remaining shares available under the Equity Incentive Plan (i.e., 373,400 if Class 6 accepts the Plan or 400,000 if Class 6 does not accept the Plan) will be available for future grants under the Equity Incentive Plan as determined by the Board of Directors (or a committee thereof).

     The initial grants of restricted stock and options under the Equity Incentive Plan are presently expected to include grants as follows:

                                                                                   No. of Shares of New
                                                           No. of Shares of             Common Stock
                                                          New Common Stock           Underlying Option
                                 No. of Shares        Underlying Option Grant      Grant if Class 6 Does
      Recipient               of Restricted Stock   if Class 6 Accepts the Plan     Not Accept the Plan
      ---------               -------------------   ---------------------------   ------------------------
Anthony T. Williams                 80,000                     123,200                    140,000
Scott T. Shimizu                    60,000                      90,000                    100,000
Michael R. Harmon                   60,000                      90,000                    100,000
A. Allen Oakley                     60,000                      90,000                    100,000

The initial grants are also expected to include grants to other key employees of options exercisable to purchase, if Class 6 accepts the Plan, 373,400 shares of New Common Stock in the aggregate or, if Class 6 does not accept the Plan, 400,000 shares of Common Stock in the aggregate, with the detail of such grants to be determined by Pillowtex prior to the Confirmation Date.

     Pursuant to the terms of the Plan, the initial grants of restricted stock and options under the Equity Incentive Plan will be made on the date that is 30 Business Days after the Effective Date; provided, however, if a terminating event occurs prior to the expiration of the 30-day period with respect to an officer designated to receive such a grant, the grant will be made to such officer on the date immediately preceding the date of the terminating event. For such purposes, a "terminating event" means, with respect to any such officer, any of the following: death, retirement, long-term disability, termination without cause or termination upon change of control (as such terms are used in the Equity Incentive Plan). The options will have a per share exercise price equal to the closing sales price per share of the New Common Stock as reported on The Nasdaq Stock Market, Inc. or the National Securities Exchange on which it is listed on the date of grant (or, if there was no sale on that date, on the last preceding date on which there was a sale), or, if not so listed, equal to the fair market value of the New Common Stock on the date of grant as otherwise determined in accordance with the terms of the Equity Incentive Plan. With respect to the options to be granted to Messrs. Williams, Shimizu, Harmon and Oakley, the options will become exercisable as to 1/3 of the underlying shares on each of the first, second and third anniversaries of the date of grant. With respect to the options to be granted to the other key employees, the options will become exercisable as to 1/3 of the underlying shares on the date of grant and as to 1/3 of the underlying shares on each of the first and second anniversaries of the date of grant. The shares of restricted stock to be issued will vest as to 1/3 of such shares on the date of grant and 1/3 of such shares on each of the first and second anniversaries of the date of grant.

     Severance Arrangements. Messrs. Williams, Shimizu, Harmon and Oakley will receive a severance arrangement, which will modify their existing arrangements, pursuant to which each of them will receive up to two and one-half years' compensation under certain circumstances relating to a change in control or a change of management of Reorganized Pillowtex. See "-- Existing Employee Benefit Plans, Programs and Agreements" for a description of existing severance arrangements. When final, the material terms of the modified severance arrangements will be set forth on Exhibit IV.C.3 to the Plan.

Certain Corporate Governance Matters

     Removal of Directors and Filling Vacancies in Directorships

     The Certificate will provide that directors may be removed only for cause by the stockholders entitled to vote generally in the election of directors unless otherwise provided in any Preferred Stock Designation. Under the Certificate, unless otherwise provided in any Preferred Stock Designation, any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause (other than an increase in the number of directors), will be filled only by (a) the vote of a majority of the directors then in office, even though less than a quorum or by the sole remaining director or (b) the affirmative vote of a plurality of the issued and outstanding voting stock present in person or represented by proxy at a meeting of stockholders called for that purpose. Unless otherwise provided in any Preferred Stock Designation, any vacancy that occurs on the Board of Directors resulting from any increase in the number of directors will be filled solely by the affirmative vote of a plurality of the issued and outstanding voting stock present in person or represented by proxy at a meeting of stockholders called for that purpose. As a result of these provisions, a majority stockholder or group of stockholders seeking to gain control of the Board of Directors could create additional board seats and fill the resulting vacancies with its own nominees. See "Risk Factors -- Certain Stockholders May Exercise Significant Control."

     Stockholder Action and Special Meetings of Stockholders

     The Certificate will provide that special meetings of the stockholders may only be called by (a) the Chairman of the Board, (b) the Chief Executive Officer, (c) the President, or (d) within ten calendar days after receipt of a written request of (i) a majority of the Whole Board or (ii) holders of at least 35% of the issued and outstanding shares of voting stock entitled to vote at such meeting. Upon the receipt by Reorganized Pillowtex of a written request by any stockholder or stockholders entitled to call a meeting of stockholders, the Board of Directors will (a) call a special meeting of the stockholders for the purposes specified in the request for a special meeting and (b) fix a record date for the determination of stockholders entitled to notice of and to vote at such meeting, which record date will not be later than 60 calendar days after the date of receipt by Reorganized Pillowtex of the request to call the meeting. No special meeting pursuant to a stockholder's request will be required to be convened if (a) the Board of Directors calls an annual meeting of stockholders to be held not later than 90 calendar days after receipt by Reorganized Pillowtex of a proper request by a stockholder to call a meeting and (b) the purposes of such annual meeting include the purposes specified in the stockholder's request. The Bylaws will provide that the business permitted to be conducted at any meeting will be limited to that business specified in the notice of the meeting given by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the total number of directors (assuming no vacancies) or that is otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

     Consent of Stockholders in Lieu of Meeting

     Under Section 28 of the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted by the DGCL to be taken at any annual or special meeting of stockholders of a corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Certificate will not contain any prohibition on action by written consent of stockholders in lieu of meeting.

     Authorized But Unissued Shares

     The Certificate will provide that Reorganized Pillowtex is authorized to issue 50 million shares of New Common Stock, par value $0.01 per share, and 10 million shares of New Preferred Stock, par value $0.01 per share. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- New Common Stock" for a description of the New Common Stock.

     The Board of Directors will have the authority, within the limitations and restrictions stated in the Certificate, to provide by resolution for the issuance of shares of New Preferred Stock, in one or more classes or series, and to fix the rights, preferences, privileges and restrictions for them, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series and the designation of that series.

     Authorized but unissued shares of New Common Stock and, subject to certain restrictions stated in the Certificate, New Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of New Common Stock and New Preferred Stock could render more difficult or discourage an attempt to obtain control of Reorganized Pillowtex by means of a proxy contest, tender offer, merger or otherwise. In addition, any future issuance of shares of New Common Stock or New Preferred Stock could have the effect of diluting the earnings per share, book value per share and voting power of shares held by the stockholders of Reorganized Pillowtex. The Certificate will provide, to the extent required by section 1123 of the Bankruptcy Code, that Reorganized Pillowtex will not issue nonvoting equity securities.

     Delaware Section 203

     Reorganized Pillowtex will be subject to the provisions of Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the person became an interested stockholder, unless the interested stockholder attained that status with the approval of the board of directors or the business combination is approved in a prescribed manner. A "business combination" includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation's voting stock.

Indemnity Arrangements

     Existing Indemnification Obligations

     Pillowtex's existing bylaws provide for indemnification of its officers, directors, employees and agents to the fullest extent permitted by the Texas Business Corporation Act. In addition, Pillowtex has entered into indemnification agreements with William B. Madden, Scott E. Shimizu and Mary R. Silverthorne, directors of Pillowtex. There are no claims for indemnification currently asserted against any of the Debtors.

     Treatment of Existing Indemnification Obligations Under the Plan

     Under the Plan and subject to the provisions described below and in Section V.E.1 of the Plan, the obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors or officers as of or following the Petition Date by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity to the extent provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of the Petition Date, was no longer serving as a director, officer or employee of such Debtor or Reorganized Debtor, which indemnity obligation arose by reason of such person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable certificates of incorporation, bylaws or similar constituent documents, by statutory law or by written agreement, policies or procedures of or with such Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that such indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, such indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of the Plan.

     New  Indemnification Arrangements

     The DGCL permits a corporation to indemnify current and former directors, officers, employees and agents of the corporation and other persons serving at the request of the corporation against expenses, judgments, fines and amounts paid in settlement in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interest of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful. Each indemnification must be authorized by a majority of disinterested directors or by the stockholders. Unless a court determines that a person is fairly and reasonably entitled to indemnification, however, a person may not be indemnified with respect to any claim resulting in the person being adjudged liable to the corporation.

     The DGCL requires a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merits or otherwise, in the defense of any proceeding or in defense of any issue therein. In addition, the DGCL permits the advancement of expenses relating to the defense of any proceeding to directors, officers, other employees and agents of the corporation, contingent upon the person's commitment to repay advances for expenses against which the person is not ultimately entitled to be indemnified.

     The DGCL provides that the indemnification provisions contained in the DGCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of the corporation's bylaws, by any agreement, by any vote of stockholders or disinterested directors or otherwise. In addition, the DGCL provides that a corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation against any expense, liability or loss. This insurance may provide benefits regardless of whether the corporation has the power to indemnify under the DGCL.

     The Certificate and Bylaws will provide for the indemnification, with certain exceptions, of any person serving as an officer or director of Pillowtex or Reorganized Pillowtex on or after November 14, 2000 against certain expenses related to any proceeding or defense of any issue therein to the fullest extent permitted or required by Delaware law. In addition, the Certificate and Bylaws will provide for the advancement of expenses relating to the defense of any proceeding to such officers and directors, contingent upon the person's commitment to repay all advances against which the person ultimately is not entitled to be indemnified. The Certificate and Bylaws will also provide that the Board of Directors may authorize Reorganized Pillowtex to indemnify and provide advancement of expenses to any employee or agent of Reorganized Pillowtex and to any person acting at the request of Reorganized Pillowtex as a director, manager, trustee, officer or employee of another company or of a partnership, joint venture, trust or other enterprise including service with respect to an employee benefit plan, to the same or lesser extent as provided to officers and directors under the Certificate and Bylaws.

     If a claim for indemnification is not paid in full by Reorganized Pillowtex within 60 days after a written claim has been received by Reorganized Pillowtex, except in the case of a claim for an advancement of expenses, in which case the applicable period will be 20 days, the director or officer seeking indemnification may, at any time thereafter, bring suit against Reorganized Pillowtex to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit initiated by Reorganized Pillowtex to recover an advancement of expenses, the director or officer also will be entitled to be reimbursed for the expense of prosecuting or defending such suit.

     The Certificate and Bylaws will provide that Reorganized Pillowtex may maintain insurance, at its expense, to protect itself and any director, officer, manager, trustee, or employee of Reorganized Pillowtex or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Reorganized Pillowtex would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     Reorganized Pillowtex will enter into indemnification agreements, effective as of the Effective Date, with each of its directors and officers and each of the directors and officers of the Reorganized Pillowtex Subsidiary Debtors. The indemnification agreements will provide for, among other things: (a) the indemnification of the indemnitees by Reorganized Pillowtex for conduct in the capacities described above; (b) the advancement of attorneys' fees and other expenses; and (c) the establishment, upon approval by the Board of Directors at its option, of trusts or other funding mechanisms to fund Reorganized Pillowtex's indemnification obligations thereunder.

     SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN; POST-REORGANIZATION
                                  INDEBTEDNESS

Reorganization Value

     The Debtors have been advised by EYCF with respect to the reorganization value of the Reorganized Debtors on a going concern basis. Solely for purposes of the Plan, the estimated range of reorganization values of the Reorganized Debtors was estimated to be approximately $350 million to $450 million, with a midpoint value of $400 million as of the assumed Effective Date of June 28, 2002. The reorganization value is comprised of a total enterprise value range of $335 million to $425 million and $15 million to $25 million for various non-operating assets of the Reorganized Debtors. Based on the assumed range of reorganization values of the Reorganized Debtors of between $350 million to $450 million and $197.1 million of assumed total debt (including (a) borrowing under the Exit Financing Revolver Facility, (b) the Exit Term Loan, (c) the Outstanding Industrial Revenue Bonds, and (d) notes issued to holders of Allowed Priority Tax Claims), EYCF has estimated the reorganization equity value to be between $152.9 million and $252.9 million, with a midpoint value of $202.9 million. The foregoing reorganization value (ascribed as of the date of this Disclosure Statement) reflects, among other factors discussed below, current financial market conditions.

     The assumed range of reorganization values reflects work performed by EYCF on the basis of information related to the business and assets of the Debtors available to EYCF as of February 15, 2002. For the purposes of determining the reorganization value, EYCF has not considered any impact on the Reorganized Debtors' financial performance that may occur as a result of renegotiation of existing leases. In addition, for purposes of determining the reorganization value, EYCF assumed that the impact on the equity value of the Reorganized Debtors from the issuance of the New Warrants and options granted under the Equity Incentive Plan would be minimal.

     If Class 6 accepts the Plan, based on the assumed range of reorganization equity value set forth above, the value of the 18,600,000 shares of New Common Stock to be distributed to the holders of Allowed Claims in Classes 5 and 6 under the Plan and the 260,000 shares of New Common Stock to be issued as restricted stock to certain key employees of the Reorganized Debtors under the Equity Incentive Plan is estimated to be between $8.10 per share and $13.41 per share, with a midpoint of $10.76 per share. If Class 6 does not accept the Plan, based on the assumed range of reorganization equity value set forth above, the value of the 18,500,000 shares of New Common Stock to be distributed to the holders of Allowed Claims in Classes 5 and 6 under the Plan and the 260,000 shares of New Common Stock to be issued as restricted stock to certain key employees of the Reorganized Debtors under the Equity Incentive Plan is estimated to be between $8.15 per share and $13.49 per share, with a midpoint of $10.82 per share. The foregoing valuations also reflect a number of assumptions, including a successful reorganization of the Debtors' businesses and finances in a timely manner, the achievement of the forecasts reflected in the

Projections, the amount of available cash, market conditions as of February 15, 2002 continuing through the assumed Effective Date and the Plan becoming effective in accordance with its terms on a basis consistent with the estimates and other assumptions discussed herein.

     In preparing the estimated theoretical reorganization value, EYCF: (a) analyzed certain historical financial information of the Debtors for recent years and interim periods; (b) analyzed certain internal financial and operating data of the Debtors, including financial projections prepared and provided by management of Pillowtex; (c) met with certain members of senior management of the Debtors to discuss the Debtors' operations and future prospects; (d) analyzed publicly available financial data and considered the market values of public companies that EYCF deemed generally comparable to the operating businesses of the Debtors; (e) analyzed the financial terms, to the extent publicly available, of certain acquisitions of companies that EYCF believes were comparable to the operating businesses of the Debtors; (f) considered certain economic and industry information relevant to the Debtors' operating businesses; and (g) conducted such other analyses as EYCF deemed appropriate. Although EYCF conducted an analysis of the Debtors' businesses, operating assets and liabilities and business plans, EYCF assumed and relied on the accuracy and completeness of all (i) financial and other information furnished to it by the Debtors and by other firms retained by the Debtors and (ii) publicly available information. In addition, EYCF did not independently verify the assumptions underlying the Projections in connection with such valuation. No independent evaluations or appraisals of the Debtors' assets were sought or obtained in connection therewith.

     Estimates of reorganization value do not purport to be appraisals, nor do they necessarily reflect the values that might be realized if assets were to be sold. The estimates of hypothetical reorganization value prepared by EYCF assume that the Reorganized Debtors continue to operate independently as a going concern. Such estimates were developed solely for purposes of formulation and negotiation of a plan of reorganization and analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the estimated reorganization value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be distributed pursuant to the Plan, which may be significantly different from the amounts set forth herein. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of reorganization value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither the Debtors, EYCF nor any other person assumes responsibility for their accuracy. Depending on the results of the Debtors' operations or changes in the financial markets, EYCF's valuation analysis as of the Effective Date may differ significantly from that disclosed herein.

     In addition, the valuation of newly-issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holding of prepetition creditors, some of which may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities. Actual market prices of such securities also may be affected by the Debtors' history in chapter 11 or by other factors not possible to predict. Accordingly, the reorganization equity value estimated by EYCF does not necessarily reflect, and should not be construed as reflecting, values that will be attained in the public or private markets. The range of equity value ascribed in the analysis does not purport to be an estimate of the post-reorganization market trading value. Such trading value may be materially different from the reorganization equity value ranges associated with EYCF's valuation analysis. Indeed, there can be no assurance that a trading market will develop for the New Common Stock. See "Risk Factors -- There Is No Established Market for New Common Stock or New Warrants; Volatility Is Possible."

     The Plan contemplates the distribution of the New Warrants to holders of Allowed Claims in Class 6, if Class 6 accepts the Plan. The exercise price of each New Warrant issued under the Plan will exceed the estimated reorganization equity value per share, and exercise of the New Warrants will require the payment to Reorganized Pillowtex of cash in the amount of the exercise price. While warrants may be valued using complex mathematical computations, these computations are based upon highly subjective assumptions, including, among others, the estimated trading prices of the equity securities for which the warrants may be exercised and the projected volatility of price movements of those equity securities. Based on an assumed trading price equal to the midpoint of the

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

estimated reorganization equity value of $10.76 per share and an estimated trading volatility of 40%, EYCF computed the theoretical value of a New Warrant, using a variant of a standard computation methodology for the valuation of warrants, to be $2.24 per New Warrant. There can be no assurance that the New Common Stock will trade at the estimated reorganization equity value per share, that the trading volatility of the New Common Stock will be or will be perceived to be 40% or that the market value of a New Warrant will be $2.24. Finally, actual trading values for warrants frequently differ materially from those values derived from mathematical computations, based on a number of factors including but not limited to market conditions, size of the block of warrants being sold, liquidity of the warrants and trading volume. Accordingly, the foregoing computation of value cannot be relied upon as a measure of realizable value of the New Warrants.

New Common Stock

     As of the Effective Date, Reorganized Pillowtex will be authorized to issue 50,000,000 shares of New Common Stock, par value $0.01 per share, of which: (a) 18,600,000 will be distributed to holders of Allowed Claims in Classes 5 and 6; and (b) 1,400,000 shares of New Common Stock will be available for issuance in satisfaction of awards to key employees of the Reorganized Debtors under the Equity Incentive Plan. See "Reorganized Pillowtex -- Employee Benefit Plans -- New Benefit Plans, Programs and Agreements" for a discussion of grants of restricted stock and options to be made under the Equity Incentive Plan in connection with the Effective Date.

     The holders of New Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. See "Distributions Under the Plan -- Disputed Claims; Reserve and Estimations" and
Section VI.E.2.a.ii of the Plan for provisions regarding voting of New Common Stock held in the Unsecured Claims Reserve. Holders of New Common Stock will be entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available for payment of dividends. However, Reorganized Pillowtex does not presently anticipate that dividends will be paid on New Common Stock in the foreseeable future. In the event of a liquidation, dissolution or winding up of Reorganized Pillowtex, holders of New Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding New Preferred Stock. Holders of New Common Stock will have no preemptive, subscription, redemption or conversions rights. All of the outstanding shares of New Common Stock to be distributed pursuant to the Plan will be, upon such issuance, validly issued, fully paid and nonassessable.

New Warrants

     Under the Plan, on the Effective Date, holders of Allowed Claims in Class 6, if Class 6 accepts the Plan, will receive, among other things, a Pro Rata share of New Warrants exercisable for up to an aggregate of 3,529,412 shares of New Common Stock. See "Overview of Plan -- Summary of Classes and Treatment of Claims and Interests."

     The New Warrants are to be issued under the New Warrant Agreement to be entered into between Reorganized Pillowtex and the agent for the holders of the New Warrants to be named therein. The following description of the New Warrants is qualified in its entirety by reference to the New Warrant Agreement, a copy of which will be Filed as Exhibit IV.J to the Plan and will be available over the Internet on the Document Website.

     Each New Warrant will entitle the holder thereof to acquire one share of New Common Stock at an initial exercise price equal to $28.99. The New Warrants will expire on the date that is seven and one-half years (or 90 months) after the Effective Date. The exercise price and the number and kind of shares purchasable upon exercise of a New Warrant will be subject to adjustment in the following events: (a) if Reorganized Pillowtex (i) pays a dividend or otherwise distributes to holders of New Common Stock, as such, shares of its capital stock (whether New Common Stock or capital stock of any other class), (ii) subdivides outstanding shares of New Common Stock into a greater number of shares of New Common Stock, (iii) combines outstanding shares of New Common Stock into a smaller number of shares of New Common Stock, or (iv) issues any shares of capital stock in a reclassification of outstanding shares of New Common Stock;
(b) if Reorganized Pillowtex issues rights, options or warrants to holders of the outstanding shares of New Common Stock, as such, entitling the holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock at a price per share that is lower on the record date than the current market price per share of New Common Stock on such record date (as determined in

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

accordance with the New Warrant Agreement); or (c) if Reorganized Pillowtex issues shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock (excluding shares of New Common Stock, convertible or exchangeable securities or rights, options or warrants issued in any of the transactions described in clauses (a) or (b) above) for a purchase price per share of such New Common Stock, for a conversion or exchange price per share of New Common Stock initially deliverable upon conversion or exchange of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is less than the current market price per share of New Common Stock on the date the purchase, conversion, exchange or subscription price of such additional shares of New Common Stock are first fixed (as determined in accordance with the New Warrant Agreement).

     No adjustment in the number of shares purchasable upon the exercise of a New Warrant will be required unless such adjustment would require an increase or decrease in the number of shares purchasable upon the hypothetical exercise of a New Warrant of at least 1%; provided, however, that any adjustments which are not required to be made currently will be carried forward and made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, would require an increase or decrease in the number of shares purchasable upon the hypothetical exercise of a New Warrant of 1% or more. In addition, no adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made in circumstances described in clause
(a)(i), (b) or (c) in the second sentence of the immediately preceding paragraph if Reorganized Pillowtex issues or distributes to each holder of a New Warrant the shares, rights, options, warrants, convertible or exchangeable securities, assets or other securities referred to in such clause that such holder would have been entitled to receive had the New Warrant been exercised prior to the happening of such event or the record date with respect thereto. Further, no adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made on account of: (a) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of New Common Stock pursuant to the Plan; (b) any issuance of shares of New Common Stock upon the exercise of options, rights or warrants or upon the conversion or exchange of convertible or exchangeable securities, in either case issued pursuant to the Plan or outstanding as of the Effective Date; (c) any issuance of shares of New Common Stock, or of options, rights or warrants to purchase, or securities convertible into or exchangeable for, shares of New Common Stock, in accordance with any plan for the benefit of the employees or directors of Reorganized Pillowtex existing as of the Effective Date or contemplated by the Plan or any other plan adopted by the Board of Directors for the benefit of the employees or directors of Reorganized Pillowtex or any of its subsidiaries; (d) any issuance of shares of New Common Stock in connection with a company-sponsored plan for reinvestment of dividends or interest; (e) any issuance of shares of New Common Stock, securities convertible into or exchangeable for shares of New Common Stock or rights, options or warrants entitling holders of such rights, options or warrants to subscribe for or purchase shares of New Common Stock pursuant to an underwritten public offering for a price per share of New Common Stock in the case of an issuance of shares of New Common Stock, for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such securities or for a subscription or purchase price per share of New Common Stock initially deliverable upon exercise of such rights, options or warrants, that is equal to or greater than 95% of the current market price per share of New Common Stock on the date the offering, conversion, exchange or subscription price of such additional shares of New Common Stock is first fixed (as determined in accordance with the New Warrant Agreement); or (f) any issuance of shares of New Common Stock or other securities to the owners of any entity that is acquired by Reorganized Pillowtex in an arm's-length transaction approved by the Board of Directors. No adjustment in the number of shares purchasable upon the exercise of a New Warrant will be made for a change in the par value of the shares of New Common Stock. The New Warrant Agreement will also provide certain protections (other than protections that would be prohibited under the Certificate which have the effect of a stockholders rights plan or any similar arrangement) for the holder in the event of a sale or change of control of Reorganized Pillowtex.

New Preferred Stock

     As of the Effective Date, Reorganized Pillowtex will be authorized to issue 10 million shares of New Preferred Stock, subject to certain restrictions set forth in the Certificate. Subject to restrictions that may be contained in the Exit Financing Revolver Facility and Exit Term Loan, the Board of Directors will have the authority to issue New Preferred Stock from time to time in one or more classes or series and to fix the price, rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, terms of

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redemption, redemption prices, liquidation preferences and the number of shares constituting a series or the designation of such series, without any further vote or action by Reorganized Pillowtex's stockholders. The New Preferred Stock may be issued in distinctly designated series, may be convertible into New Common Stock and may rank prior to the New Common Stock as to dividend rights, liquidation preferences or both. The express terms of shares of a different series of any particular class of New Preferred Stock will be identical except for such variations as may be permitted by law. The Certificate will provide that the Board of Directors may not, without the approval of the holders of a majority of the capital stock of Reorganized Pillowtex or any class or series entitled to vote generally in the election of directors, authorize any series of New Preferred Stock or issue any shares of New Preferred Stock, or rights to acquire shares of New Preferred Stock, in connection with a stockholders rights plan or any similar plan or arrangement.

Exit Financing Revolver Facility

     On the Effective Date, the Debtors and the Exit Financing Revolver Facility Agent Bank will enter into the Exit Financing Revolver Facility. See "Overview of the Plan -- Exit Financing Revolver Facility and Other Post-Reorganization Indebtedness." The commitment by the Confirmation Date of the Exit Financing Revolver Facility Agent Bank to provide the Exit Financing Revolver Facility on terms satisfactory to the Debtors is a condition to Confirmation, and the execution and delivery of the documents effectuating the Exit Financing Revolver Facility by Reorganized Pillowtex and the Exit Financing Revolver Facility Agent Bank are conditions to the Effective Date.

     The Debtors currently contemplate that the Exit Financing Revolver Facility will be a senior secured asset-based revolving credit facility of $200 million, including a $60 million sub-facility for letters of credit. The Exit Financing Revolver Facility will be secured primarily by a first priority lien on the Reorganized Debtors' accounts receivables, inventory and trademarks and may be secured by a first priority lien on other fixed assets as well as a second priority lien on assets pledged in respect of the Exit Term Loan. A portion of the Exit Financing Revolver Facility will be used to replace, substitute or otherwise satisfy certain existing letters of credit and may be used to prepay the Exit Term Loan in an amount to be negotiated with the exit lender subject to certain minimum excess liquidity requirements. Assuming an initial borrowing eligibility of $175 million, initial borrowings of $57.7 million and approximately $40 million of trade and stand-by letters of credit, of which $25 million of the initial borrowings would be used to prepay the Exit Term Loan, it is anticipated that immediately following the Effective Date the Reorganized Debtors will have availability under the Exit Financing Revolver Facility of between $50 million and $100 million, depending on advance rates on accounts receivable and inventory yet to be negotiated, for general working capital and corporate purposes. The other specific terms and conditions of the Exit Financing Revolver Facility including, but not limited to, pricing, fees, advance rates, borrowing base and covenants are currently being negotiated and are expected to be consistent with market terms for credit facilities with similar characteristics.

Exit Term Loan

     On the Effective Date, Reorganized Pillowtex will issue an Exit Term Loan Note to each holder of an Allowed Administrative Claim with respect to the Designated Post-Petition Loans deemed to have been made under the DIP Order. The Debtors currently anticipate that such Exit Term Loan Notes will be issued in an aggregate principal amount of $150 million pursuant to a five-year term loan facility and will bear interest at a fixed rate of 10% per annum. It is further anticipated that (a) in addition to regularly scheduled loan amortization, 50% of excess cash flow (as determined in accordance with the relevant agreements) of Reorganized Pillowtex each year will be applied as a mandatory prepayment of the Exit Term Loan subject to certain minimum availability requirements to make such payments under the Exit Financing Revolver, (b) the Exit Term Loan will be secured by a first priority lien on the Reorganized Debtors' fixed assets (including real property) located at their facilities in Phenix City, Alabama; Columbus, Georgia and Scottsboro, Alabama and certain other specifically identified assets, as well as a second priority lien on assets pledged to the provider of the Exit Financing Revolver Facility, and (c) all of the domestic subsidiaries of Reorganized Pillowtex will guarantee the Exit Term Loan. Further, the Exit Term Loan is contemplated to be reduced on or immediately after the Effective Date in an amount yet to be determined (but assumed to be $25 million for purposes of the Disclosure Statement) from the proceeds of the Exit Financing Revolver Facility. The commitment by the Confirmation Date of the holders of Allowed Administrative Claims under Designated Post-Petition Loans to provide the Exit Term Loan on terms satisfactory to the Debtors is a condition to Confirmation, and the execution and delivery of the documents effectuating the Exit Term Loan by

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Reorganized Pillowtex and the holders of Allowed Administrative Claims under
Designated Post-Petition Loans are conditions to the Effective Date.

Intercreditor Arrangements

     It is anticipated that an intercreditor agreement will be entered into among the Agent Bank for the Exit Financing Revolver Facility, the Agent Bank for the Exit Term Loan and the Reorganized Debtors that addresses intercreditor and collateral arrangements.

Outstanding Industrial Revenue Bonds

     As provided in the Plan, the MBFC Revenue Bonds and Alabama Revenue Bonds, having an aggregate outstanding amount of approximately $11.4 million, will be Reinstated as of the Effective Date. The letters of credit securing these Outstanding Industrial Revenue Bonds will be reissued, substituted or otherwise satisfied under the terms of the Exit Financing Revolver Facility. See "Capital Structure as of the Petition Date -- Industrial Revenue Bonds."

     MBFC Revenue Bonds

     The MBFC Revenue Bonds are collateralized by buildings, equipment and certain agreements executed in connection with the issuance of the MBFC Revenue Bonds, including (a) a security interest in the lease agreement between Pillowtex (as lessee) and Tunica County, Mississippi, covering the real property on which Pillowtex constructed facilities with the proceeds of the issuance of the MBFC Revenue Bonds, and (b) an irrevocable direct pay letter of credit issued by Bank of America, N.A. (as successor to NationsBank of Texas, N.A.), for the account of Pillowtex, in the initial face amount of $4.7 million in support of the MBFC Revenue Bonds. The letter of credit, which provides assurance that payments on the MBFC Revenue Bonds will be made as scheduled, will be replaced, substituted or otherwise satisfied with equivalent letters of credit to be issued under the Exit Financing Revolver Facility. The MBFC Revenue Bonds bear interest, payable monthly (or, in certain circumstances, quarterly), at a variable rate (2.75% to 4.5% per annum), provide for annual principal payments of $460,000 and mature on July 1, 2004.

     Alabama Revenue Bonds

     The Alabama Revenue Bonds are collateralized by certain funds established and agreements executed in connection with the issuance of the Alabama Revenue Bonds, including a irrevocable direct pay letter of credit issued by CoreStates Bank, N.A., for the account of Fieldcrest Cannon, in the initial face amount of $10.2 million. The letter of credit, which provides assurance that the payments on the Alabama Revenue Bonds will be made as scheduled, will be replaced, substituted or otherwise satisfied with equivalent letters of credit to be issued under the Exit Financing Revolver Facility. The Alabama Revenue Bonds bear interest at a variable rate (approximately the LIBOR Interbank rate), and mature on July 1, 2021.

Tax Notes

     See "Overview of the Plan -- Additional Information Regarding Assertion and Treatment of Administrative Claims and Priority Tax Claims -- Priority Tax Claims" for a description of indebtedness that will be owing in respect of Priority Tax Claims as of the Effective Date.

                                  RISK FACTORS

     The securities to be distributed pursuant to the Plan are subject to a number of material risks, including the risks set forth below. These risk factors assume Confirmation and the consummation of the Plan and the transactions contemplated by the Plan and do not include matters that could prevent Confirmation. See "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests," "-- Conditions to Confirmation and the Effective Date of the Plan" and "Voting and Confirmation of the Plan" for discussions of such matters. Prior to

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voting on the Plan, each holder of Claims entitled to vote should carefully consider the following risk factors, as well as all of the information contained in this Disclosure Statement, including the exhibits hereto.

Projections Are Inherently Uncertain

     The fundamental premise of the Plan is the successful implementation of the Debtors' business plan and strategy, as reflected in the Projections. Projections are inherently uncertain and are dependent upon the successful implementation of a business plan and strategy and the reliability of the other assumptions contained therein. The Projections reflect numerous assumptions, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized Pillowtex, industry performance, general business and economic conditions and other matters, most of which are beyond the control of Reorganized Pillowtex and some of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement, including unanticipated changes in applicable regulations or GAAP, may affect the actual financial condition, results of operations and cash flows of the Reorganized Debtors in the future.

Substantial Leverage Will Continue

     Giving pro forma effect to the Confirmation of the Plan, on the Effective Date the Reorganized Debtors' total long-term indebtedness (including the current portion thereof) is expected to be approximately $197.1 million. While management of the Debtors believes that future operating cash flow, together with financing arrangements, will be sufficient to finance operating requirements under the Debtors' business plan and strategy, the Reorganized Debtors' leverage and debt service requirements could make them vulnerable to economic downturns in the markets the Reorganized Debtors intend to serve or in the economy generally. The Reorganized Debtors' indebtedness could restrict their ability to obtain additional financing in the future and could place the Reorganized Debtors at a competitive disadvantage. In addition, the Exit Financing Revolver Facility and Exit Term Loan will contain covenants that impose operating and financial restrictions on the Reorganized Debtors. These covenants could adversely affect the Reorganized Debtors' ability to finance future operations, potential acquisitions or capital needs or to engage in business activities that may be in their interest, including in implementing the Debtors' business plan and strategy.

     As a result of the restrictions described above, the ability of Reorganized Pillowtex to respond to changing business and economic conditions may be restricted and Reorganized Pillowtex may be prevented from engaging in transactions that might otherwise be considered beneficial to Reorganized Pillowtex.

Substantially All of the Debtors' Assets Will Be Subject to Security Interests

     Substantially all cash, receivables, inventory and other assets of Reorganized Pillowtex and its subsidiaries will be subject to various liens and security interests. See "Overview of the Plan -- Exit Financing Revolver Facility and Other Post-Reorganization Indebtedness" and "Securities To Be Distributed Pursuant to the Plan; Post -Reorganization Indebtedness -- Exit Financing Revolver Facility" and "-- Exit Term Loan." If a holder of a security interest becomes entitled to exercise its rights as a secured party, it would have the right to foreclose upon and sell or otherwise transfer the collateral subject to its security interest, and the collateral accordingly would be unavailable to Reorganized Pillowtex or the subsidiary owning the collateral and to other creditors of Reorganized Pillowtex or such subsidiary, except to the extent, if any, that such other creditors have a superior or equal security interest in the affected collateral or the value of the affected collateral exceeds the amount of indebtedness in respect of which such foreclosure rights are exercised.

Dividends Are Not Anticipated; Payment of Dividends Is Subject to Restriction

     Reorganized Pillowtex does not anticipate paying any dividends on the New Common Stock in the foreseeable future. In addition, covenants in the Exit Financing Revolver Facility and Exit Term Loan will restrict the ability of Reorganized Pillowtex to pay dividends and may prohibit the payment of dividends and certain other payments. Certain institutional investors may only invest in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New Common Stock.

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

There Is No Established Market for New Common Stock or New Warrants; Volatility Is Possible

     No established market exists for the New Common Stock or the New Warrants. Although the Debtors presently intend to apply for quotation of the New Common Stock as a Nasdaq National Market security by The Nasdaq Stock Market, Inc., there can be no assurance that the minimum listing requirements will be met, and even if such application is granted, that an active market for the New Common Stock will develop or, if any such market does develop, that it will continue to exist. In addition, there can be no assurance as to the degree of price volatility in any such market that may develop. Moreover, the New Common Stock will be distributed pursuant to the Plan to holders of Allowed Claims in Classes 5 and 6, some of which may prefer to liquidate their investment rather than to hold it on a long-term basis. Accordingly, it is anticipated that the market for the New Common Stock will be volatile, at least for an initial period after the Effective Date. Moreover, although the Plan was developed based upon an assumed reorganization value of $10.76 per share of the New Common Stock, such valuation was not an estimate of the prices at which the New Common Stock may trade in the market, and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. In addition, the market price of the New Common Stock may be subject to significant fluctuations in response to numerous factors, including variations in Reorganized Pillowtex's annual or quarterly financial results or those of its competitors, changes by financial analysts in their estimates of the future earnings of Reorganized Pillowtex, conditions in the economy in general or in the home textile industry in particular or unfavorable publicity. The stock market also has, from time to time, experienced significant price and volume fluctuations that have been unrelated to the operating performance of companies with publicly-traded securities. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Reorganization Value." No assurance can be given as to the market prices for the New Common Stock that will prevail following the Effective Date.

     The Debtors also presently intend to apply for quotation of the New Warrants on The Nasdaq Stock Market, Inc. However, there can be no assurance that such application will be granted, or, even if such application is granted, that an active market for the New Warrants will develop or as to the degree of price volatility in any particular market that might develop. Accordingly, no assurance can be given that a holder of New Warrants will be able to sell such securities in the future or as to the price at which any such sale may occur. If a market for the New Warrants were to exist, the actual market price for the New Warrants at any particular time will be influenced by a number of factors, including factors affecting the value of the New Common Stock discussed in the immediately preceding paragraph. There can be no assurance that the market value of the New Common Stock will exceed the exercise price of the New Warrants at any time prior to their expiration. Moreover, although EYCF has computed a theoretical value of $2.24 per New Warrant as discussed above, such valuation is not an estimate of the price at which the New Warrants may trade in the market and the Debtors have not attempted to make any such estimate in connection with the development of the Plan. See "Securities To Be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Reorganization Value."

Historical Financial Information Will Not Be Comparable

     As a result of the consummation of the Plan and the transactions contemplated thereby, Reorganized Pillowtex will operate the existing business of the Pillowtex Entities under a new capital structure. In addition, Reorganized Pillowtex will be subject to the fresh-start accounting rules. See "Reorganized Pillowtex -- Other Restructuring Transactions," "-- Business of Reorganized Pillowtex" and "-- Projected Financial Information." Accordingly, the financial condition and results of operations of Reorganized Pillowtex from and after the Effective Date will not be comparable to the financial condition or results of operations reflected in the historical financial statements of Pillowtex, including those set forth in the Pillowtex 2000 Form 10-K, the Pillowtex Third Quarter 2001 Form 10-Q and the Pillowtex 2001 Form 10-K to be filed with the SEC on or before March 29, 2002.

Disputed Claims May Adversely Affect Distribution Amounts

     A number of Disputed Claims are expected to be material, and the total amount of all Claims in Class 6, including Disputed Claims, may be materially in excess of the total amount of Allowed Claims assumed in the development of the Plan. The actual ultimate aggregate amount of Allowed Claims in Class 6 may differ significantly from the estimate set forth in the table under the caption "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests." Accordingly, the amount of distributions of New Common Stock that ultimately will be received by any particular holder of an Allowed Unsecured Claim in Class 6 may be adversely

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affected by the aggregate amount of Claims ultimately allowed in that Class.
Distributions to holders of Allowed Unsecured Claims in Class 6 will be made on an incremental basis until all Disputed Claims in such Class have been resolved. See "Distributions Under the Plan -- Timing and Calculation of Amounts To Be Distributed." In addition, the amount of any Disputed Claim that ultimately is allowed by the Bankruptcy Court may be significantly less than the amount of the Disputed Claim asserted by the holder thereof.

Enforcement of Contractual Subordination Rights May Adversely Affect Distribution Amounts to Certain Creditors

     The Plan preserves the contractual subordination rights of the holders of Overline Facility Claims and Aircraft Lease Claims in the event that Class 6 does not accept the Plan. If such subordination rights are enforced pursuant to section 510 of the Bankruptcy Code, holders of Allowed Claims in Class 6 subject to subordination (i.e., holders of Old 6% Debenture Claims, Old 6% Debenture Promissory Notes Claims and Old Senior Subordinated Notes Claims) may be adversely affected or even lose the right to receive a distribution under the Plan.

Dependence on Specific Raw Materials

     Cotton is the primary raw material used in the Debtors' businesses. The availability of cotton is subject to weather conditions and other factors affecting agricultural markets. Historically, there have been periods of rapid and significant movement in the price of cotton both upward and downward. Other raw materials on which the Debtors are dependent include the raw feathers and down that they use to produce natural fill pillows and down comforters. China is currently the Debtors' primary source of raw feathers and down. See "-- Dependence on Supply Sources in China."

     The raw materials used by the Debtors are generally available from a number of sources. No significant shortage of these materials is currently anticipated. However, the Debtors use significant quantities of these raw materials, which are subject to price fluctuations. The Debtors cannot be certain that shortages of these materials will not occur in the future, which could increase the cost or delay the shipment of their products. Moreover, the Debtors cannot be certain that Reorganized Pillowtex will be able to pass on any increase in the price of raw materials to their customers.

Certain Stockholders May Exercise Significant Control

     Immediately following the Effective Date, seven of the holders of Bank Loan Claims are expected to own, in the aggregate, more than 50% of the issued and outstanding shares of New Common Stock. As a result of their share ownership, these stockholders will be in a position to exercise significant control over Reorganized Pillowtex's direction and management and will have a significant influence on all matters requiring stockholder approval, including the election of directors.

     In addition, the Certificate and Bylaws do not contain a number of anti-takeover provisions that are included in the governance documents of many public companies, such as provisions prohibiting (a) action by written consent of the stockholders in lieu of meeting, (b) the ability of stockholders to call a special meeting of stockholders, and (c) the ability of stockholders to fill vacancies on the board of directors. In addition, the Certificate prohibits the Board of Directors from utilizing New Preferred Stock to implement a stockholder rights plan without the approval of holders of a majority of the outstanding voting stock. As a result, Reorganized Pillowtex and its minority stockholders may be vulnerable to takeover practices or to takeover bids that are inadequately priced or otherwise inconsistent with the best interests of all of Reorganized Pillowtex's stockholders.

Relationships with Suppliers and Vendors

     Reorganized Pillowtex may have difficulty in maintaining existing or creating new relationships with suppliers or vendors as a result of the Reorganization Cases. The Debtors' suppliers and vendors may stop providing supplies or services to Reorganized Pillowtex or provide such supplies or services only on "cash on delivery," "cash on order," or other terms that could have an adverse impact on the Reorganized Pillowtex short-term cash flow. Reorganized Pillowtex's business plan centers around, among other initiatives, strategic sourcing. See "Reorganized

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Pillowtex -- Business Plan and Strategy for Reorganized Pillowtex -- Strategic
Sourcing." There can be no assurance that Reorganized Pillowtex can successfully implement its business plan in respect of strategic sourcing.

Dependence on Supply Sources in China

     In fiscal year 2000, based on cost, approximately 88.5% of the raw feathers and down that the Debtors used to produce natural fill pillows and down comforters was imported from China. The Reorganized Debtors' relationships with their suppliers in China could be disrupted or adversely affected due to a number of factors, including governmental regulation, fluctuation in exchange rates and changes in economic and political conditions in China. If the Reorganized Debtors' supply sources in China were disrupted for any reason, the Debtors believe, based on existing market conditions, that they could establish alternative supply relationships. However, because establishing these relationships involves numerous uncertainties relating to delivery requirements, price, payment terms, quality control and other matters, the Debtors are unable to predict whether such relationships would be on satisfactory terms.

Industry Competition

     The Debtors participate in a highly competitive industry. They compete with a number of established manufacturers, importers and distributors of home textile furnishings, some of which have greater financial distribution and marketing resources than the Debtors. It is important that the Debtors remain competitive in the areas of quality, price, selection and convenience, as failure to do so could result in the reduction of the price at which the Debtors' sell their products. If the Debtors are unable to compete effectively, they may lose market share.

     Imports of foreign-made textile products are a significant source of competition for most sectors of the domestic textile industry. The United States has attempted to regulate the growth of certain textile imports through tariffs and bilateral agreements, which establish quotas on imports from lesser-developed countries that historically account for significant shares of United States imports. The General Agreement on Tariffs and Trade ("GATT") may have a negative effect on the domestic textile industry and Reorganized Pillowtex. The World Trade Organization is coordinating the phase-out of textile quotas over a 10-year period through 2004. The 10-year phase-out of quotas will replace the existing system of bilateral import restrictions and revert to GATT rules that prohibit quotas to gradually allow more imports to enter the United States. In addition, under the GATT, the United States is obligated to lower its tariffs on imports of textiles. These reductions are being phased in gradually over the 10-year period through 2004. If there is a significant influx of imports, there may be intense price competition, which could adversely affect the Debtors' business. Finally, the United States has agreed to a new round of multilateral trade negotiations. Those negotiations, which are scheduled to conclude within three years, could result in additional tariff reductions on imports of textile products. Any such further reductions in tariffs could have an adverse affect on Reorganized Pillowtex's results of operations.

Adverse Retail Industry Conditions

     The Debtors sell their products to a number of department stores and other major retailers who have experienced financial difficulties during past years. Some of these retailers have previously sought protection under the Bankruptcy Code. In addition, some of the Debtors' current retail customers may seek protection under the Bankruptcy Code or state insolvency laws in the future. As a result of these financial difficulties and bankruptcy and insolvency proceedings, the Debtors or Reorganized Pillowtex may be unable to collect some or all amounts owed to them by these retail customers. In addition, all or part of the operations of a retail customer that seeks bankruptcy or other debtor protection may be discontinued, or sales of the Debtors' or Reorganized Pillowtex's products to the customer may be curtailed or terminated as a result of bankruptcy or insolvency proceedings. There can be no assurance that Reorganized Pillowtex will not be adversely affected by retail industry conditions.

Dependence on Specific Brand Names

     In fiscal year 2000, sales of products bearing Pillowtex's principal proprietary brand names of Royal Velvet(R) , Cannon(R), Charisma(R), Royal Velvet Big & Soft(R), Fieldcrest(R), Royal Family(R), Caldwell(R) and St. Marys(R)

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

made up a substantial portion of its net sales. Accordingly, Reorganized Pillowtex's future success may depend in part upon the goodwill associated with these brand names.

     The Debtors' principal brand names are registered in the United States and certain foreign countries. However, the Debtors cannot be certain that the steps taken by them to protect their proprietary rights in such brand names will be adequate to prevent their misappropriation in the United States or abroad. In addition, the laws of some foreign countries do not protect proprietary rights in brand names to the same extent as do the laws of the United States.

Risk of Loss of Material Customers

     In fiscal year 2000, the Debtors' top 10 customers accounted for approximately 61.9% of their total net sales. Net sales to Wal-Mart Stores, Inc. (including Sam's Club stores) accounted for approximately 24.5% of the Debtors' total net sales. Other than Wal-Mart, no other single customer accounted for more than 10% of total net sales during this period. Consistent with industry practice, the Debtors do not operate under a long-term written supply contract with Wal-Mart or any of their other customers. The loss of Wal-Mart as a customer could have a materially adverse effect on Reorganized Pillowtex's business, financial condition, results of operations or prospects.

Labor Relations

     As of February 27, 2002, the Debtors had approximately 9,200 employees. As of that date, approximately 75% of the Debtors' employees were located in areas covered by collective bargaining agreements and approximately 45% of those employees had chosen to have union dues deducted from their paychecks.

     Since 1991, UNITE campaigned to organize hourly workers of the Debtors' plants in Concord, North Carolina; Kannapolis, North Carolina; and Salisbury, North Carolina. In June 1999, UNITE was elected as a bargaining representative for hourly workers at those plants. In February 2000, the Debtors and UNITE entered into a contract covering employees at those plants, as well as the employees represented by UNITE at the Debtors' plants in Eden, North Carolina; Phenix City, Alabama; Columbus, Georgia; and Fieldale, Virginia. The Debtors cannot be certain that they will not face similar campaigns at other plants in the future or as to the effect that any such campaign would have on the productivity of their workforce or labor costs.

Seasonality of Business

     The Debtors' businesses are subject to a pattern of seasonal fluctuation. Sales and earnings from operations generated during the second half of a given fiscal year generally are expected to be higher than sales and earnings from operations generated during the first half of the year. Accordingly, the Debtors' needs for working capital generally are expected to increase in the second half of the year. As a result, total debt levels generally tend to peak in the third and fourth quarters, falling off again in the first quarter of the following year. The amount of the Debtors' sales generated during the second half of the year generally will depend upon a number of factors, including the level of retail sales for home textile furnishings during the fall and winter, weather conditions affecting the sales of down comforters, general economic conditions and other factors beyond the Debtors' control. The seasonality of the Debtors' businesses may impact the results of operations achieved by Reorganized Pillowtex.

                     GENERAL INFORMATION CONCERNING THE PLAN

     Confirmation of the Plan and the occurrence of the Effective Date will result in the discharge of certain Claims and Interests and the creation of related injunctions with respect thereto. Moreover, upon Confirmation and the occurrence of the Effective Date, the Debtors will retain and may enforce certain claims and causes of actions against other entities. These legal effects of the Plan are set forth in Article XI of the Plan and described below.

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Discharge of Claims and Termination of Interests; Related Injunction

     Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

     Except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

     Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan with respect to any Debtor or Reorganized Debtor will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan with respect to any Debtor or Reorganized Debtor will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section XI.B of the Plan.

     The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. Except as provided in Section XI.C.1 of the Plan, all subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be

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subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

     Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that the compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

Preservation of Rights of Action Held by the Debtors or the Reorganized Debtors

     Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity, including Recovery Actions. The Reorganized Debtors or their successors may pursue any retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding those claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor.

Releases and Related Injunction

     As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Common Stock, New Warrants and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim or Interest that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor or other Pillowtex Entity, the Reorganization Cases or the Plan that the person or entity has, had or may have against any Debtor or other Pillowtex Entity, the members of the Creditors' Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided in the Plan and under the Confirmation Order and the Bankruptcy Code).

     As of the Effective Date, (a) each Debtor, (b) each holder of a Claim in Class 6, and (c) each holder of a Claim or Interest (other than holders of Claims in Class 6) that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that the person or entity has, had or may have against each lender under the Prepetition Credit Facility, the DIP Financing Facility and each of the lender's respective present and former directors, officers, attorneys, accountants, advisors and agents, acting in such capacity, that arose at any time on or prior to the Effective Date and that were in any manner related to the conduct of the Reorganization Cases, the Prepetition Credit Facility, any of the loan or collateral documents in respect of the Prepetition Credit Facility, the DIP Financing Facility or the enforcement or attempted enforcement of rights, remedies or recourses related to the Prepetition Credit Facility or the DIP Financing Facility.

     As of the Effective Date, (a) each Debtor, (b) each holder of a Claim in Class 6, and (c) each holder of a Claim or Interest (other than holders of Claims in Class 6) that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, damages, demands, rights and causes of action against each holder of a

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Claim in Class 6 and that are in any manner related to any preference action under section 547 of the Bankruptcy Code.

     Insofar as the releases and related injunctions described above purport to discharge and release the third-party liabilities of non-Debtors, the staff of the SEC views these provisions of the Plan as being inconsistent with section 524(e) of the Bankruptcy Code. The staff of the SEC may object to Confirmation of the Plan on these grounds. The Debtors believe that these provisions are permissible under the Bankruptcy Code and applicable Delaware state law.

     As further provided in Section XI.B of the Plan, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities with respect to any of the Debtors or Reorganized Debtors released pursuant to the Plan.

Continuation of Certain Employee and Retiree Benefits

     Except as modified or replaced by the agreements, plans and programs described in "Reorganized Pillowtex -- Employee Benefit Matters," from and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit IV.C.3 to the Plan, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance;
(b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; (e) tuition assistance policies; and (f) qualified deferred compensation plans. The Reorganized Debtors also intend to continue sponsoring the Pillowtex Pension Plan from and after the Effective Date and complying with all legal requirements applicable thereto. The PBGC and the Pillowtex Pension Plan retain the right to seek available remedies under applicable law against the Pillowtex Entities arising from (a) the failure to comply with the minimum funding standards of the Internal Revenue Code of 1986, as amended, and ERISA; (b) the failure to pay required premiums to the PBGC; (c) any unfunded benefit liabilities in the event of the termination of the Pillowtex Pension Plan; or (d) any other violation of ERISA.

     From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of those benefits, subject to any rights to amend, modify or terminate those benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

Executory Contracts or Unexpired Leases

     Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the Executory Contracts or Unexpired Leases listed on Exhibit V.A.1 to the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.A.1 to the Plan to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C of the Plan; or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to Section V.A.1 of the Plan. The Debtors will provide notice of any amendments to Exhibit V.A.1 to the Plan to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Each contract and lease listed on Exhibit V.A.1 to the Plan will be assumed only to the extent that the contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.1 to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that the contract or lease (including any related agreements as described in Sections I.A.112 or V.A.2 of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

     Each Real Property Executory Contract or Unexpired Lease listed on Exhibit V.A.1 to the Plan will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects the contract or lease, irrespective of whether

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such agreement, instrument or other document is listed on Exhibit V.A.1 to the
Plan, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C of the Plan and is listed on
Exhibit V.C to the Plan.

     As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.112 and V.A.2 of the Plan) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

     The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in Sections V.A and V.E of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for the party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

     To the extent that the Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming the contract or lease or the assignee of the Debtor, if any: (a) by payment of the Cure Amount Claim in cash on the Effective Date or (b) on such other terms as are agreed to by the parties to the Executory Contract or Unexpired Lease. If there is a dispute regarding: (a) the amount of any Cure Amount Claim, (b) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (c) any other matter pertaining to assumption or assumption and assignment of the contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming the contract or lease may cure any monetary default (a) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (b) through an intercompany account balance in lieu of payment in cash.

     On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A of the Plan (including any related agreements assumed pursuant to Sections I.A.112 and V.A.2 of the Plan), each Executory Contract or Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts or Unexpired Leases to be rejected will include the Executory Contracts or Unexpired Leases listed on Exhibit V.C to the Plan. Each contract or lease listed on Exhibit V.C to the Plan will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C to the Plan will not constitute an admission by a Debtor or Reorganized Debtor that the contract or lease (including related agreements as described in Section I.A.112 of the Plan) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract or Unexpired Lease not listed on Exhibit V.A.1 to the Plan and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether the contract or lease is listed on
Exhibit V.C to the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C of the Plan gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.1 of the Plan) by the other party or parties to such contract or lease, the Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

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     Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts or Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, those contracts and leases (including any assumed Executory Contracts or Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

     The Debtors have entered into discussions with the other parties, to certain Executory Contracts or Unexpired Leases with respect to potential modifications or amendments thereto. Pending the outcome of these discussions, the Debtors are unable to determine whether those Executory Contracts or Unexpired Leases will be assumed or rejected. If no agreement is reached with respect to a particular Executory Contract or Unexpired Lease prior to the Effective Date, the Debtors intend to reject that Executory Contract or Unexpired Lease, resulting in a Claim for the non-Debtor party or parties in Class 6.

                          DISTRIBUTIONS UNDER THE PLAN

General

     Except as otherwise provided in Article VI of the Plan, distributions of cash, New Common Stock and New Warrants to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 45 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B of the Plan (regarding cure payments for Executory Contracts or Unexpired Leases being assumed), Section VI.A.3 of the Plan (regarding subordination of Old 6% Debentures), Section VI.E.2 of the Plan (regarding undeliverable distributions) or Section VI.J of the Plan (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.H and VII.C of the Plan.

Methods of Distributions

     The method of distributing the consideration provided for in the Plan is set forth in Article VI of the Plan and summarized below.

     Distributions to Holders of Allowed Claims

     Reorganized Pillowtex, or such Third Party Disbursing Agents as Reorganized Pillowtex may employ in its sole discretion, will make all distributions of cash, New Common Stock and New Warrants and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. With respect to Class 5 Claims, Bank of America in its capacity as Administrative Agent will act as Disbursing Agent. With respect to Old Senior Subordinated Notes Claims and, subject to VI.A.3 of the Plan, if applicable, Old 6% Debenture Claims, the applicable Indenture Trustee will act as Disbursing Agent with respect to its respective series of Old Senior Subordinated Notes or Old 6% Debentures.

     Distributions in Respect of Old 6% Debentures

     The shares of New Common Stock and New Warrants, if any, included in the Subordination Reserve Allocation of the Unsecured Claims Reserve will be distributed to the holders of Allowed Old Senior Subordinated Note Claims in accordance with the State Street Settlement.

     Compensation and Reimbursement for Services Related to Distributions

     Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized Pillowtex (other than Bank of America and the Indenture Trustees), without further Bankruptcy Court approval, reasonable compensation for its services and reimbursement of reasonable out-of-pocket expenses incurred in connection with the services. These payments will be made on terms agreed to with

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Reorganized Pillowtex and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

     Delivery of Distributions in General

     Except as provided in the following paragraph relating to distributions to holders of Old Senior Subordinated Notes Claims and Old 6% Debenture Claims, distributions to holders of Allowed Claims will be made by a Disbursing Agent
(a) at the addresses set forth on the respective proofs of Claim Filed by holders of the Claims, (b) at the addresses set forth in any written certification of address change delivered to the applicable Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim, or (c) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the applicable Disbursing Agent has not received a written notice of a change of address.

     Special Provisions for Distributions to Holders of Old Senior Subordinated Notes Claims, Old 6% Debenture Claims or Old 6% Debenture Promissory Note Claims

     Subject to the requirements of Section VI.J of the Plan, distributions to holders of Allowed Old Senior Subordinated Notes Claims, Allowed Old 6% Debenture Claims or Allowed Old 6% Debenture Promissory Note Claims will be made by the applicable Disbursing Agent to the record holders of the Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes as of the Distribution Record Date, as identified on a record holder register prepared by the applicable Indenture Trustee. The record holder register (a) will provide the name, address and holdings of each respective registered holder of Old 9% Notes, Old 10% Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes, as applicable, as of the Distribution Record Date and (b) must be consistent with the applicable Indenture Trustee's Allowed proof of Claim. Each entry on the applicable record holder register will be treated as an Allowed Class 6 Claim for purposes of distributions made pursuant to Article VI of the Plan.

Undeliverable or Unclaimed Distributions

     If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to the holder unless and until the applicable Disbursing Agent is notified by written certification of the holder's then-current address. Subject to Section VI.E.2.c of the Plan, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to Section VI.E.2.a.i of the Plan until such time as a distribution becomes deliverable. Undeliverable cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of those funds. Any Disbursing Agent holding undeliverable cash will invest the cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock and New Warrants will be held by the applicable Disbursing Agent for the benefit of the potential claimants of those securities.

     Pending the distribution of any New Common Stock, the Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent (i.e., all New Common Stock in the Unsecured Claims Reserve, whether relating to undeliverable distributions or simply undelivered distributions) to be (a) represented in person or by proxy at each meeting of the stockholders of Reorganized Pillowtex, (b) voted in any election of directors of Reorganized Pillowtex for the nominees recommended by the Board of Directors of Reorganized Pillowtex and (c) voted with respect to any other matter as recommended by the Board of Directors of Reorganized Pillowtex.

     On each Quarterly Distribution Date, each Disbursing Agent will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each distribution will include, to the extent applicable: (a) a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Common Stock included in the distribution; and (b) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock) from the date that the distribution would have first been due had it then been deliverable to the date that the distribution becomes deliverable.

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     Any holder of an Allowed Claim that does not assert a claim pursuant to the
Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (a) the Effective Date and (b) the last date on which a distribution was deliverable to the holder will have its claim for the undeliverable distribution discharged and will be forever barred from asserting any claim against the Reorganized Debtors or their respective property. In such cases, with respect to Allowed Claims in Class 6, (a) unclaimed cash, New Common Stock and New Warrants will be retained in the Unsecured Claims Reserve for Pro Rata redistribution to holders of Allowed Claims in the Class pursuant to
Section VI.H.2.b of the Plan and (b) for purposes of this redistribution, each Allowed Claim in Class 6 for which the distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, (a) unclaimed cash will become property of Reorganized Pillowtex, free of any restrictions thereon, and any cash held by a Third Party Disbursing Agent will be returned to Reorganized Pillowtex and (b) unclaimed New Common Stock and New Warrants will be returned to Reorganized Pillowtex for cancellation. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

Distribution Record Date

     No Disbursing Agent will have any obligation to recognize the transfer of, or the sale of any participation in, any Allowed Bank Loan Claim that occurs after the close of business on the Distribution Record Date. Any Disbursing Agent will be entitled for all purposes under the Plan to recognize and make distributions only to those holders of Allowed Bank Loan Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. In addition, as of the close of business on the Distribution Record Date, the respective transfer registers for the Old Senior Subordinated Notes, the Old 6% Debentures and the Old 6% Debenture Promissory Notes, as maintained by the Debtors or the applicable Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes under the Plan to recognize and make distributions only to those holders of Old Senior Subordinated Notes Claims, Old 6% Debenture Claims or Old 6% Debenture Promissory Note Claims who are holders of those Claims as of the close of business on the Distribution Record Date. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 6 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer has not expired by the Distribution Record Date.

Means of Cash Payments

     Except as otherwise specified in the Plan, cash payments made pursuant to the Plan will be in United States currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

Timing and Calculation of Amounts To Be Distributed

     Subject to Section VI.A of the Plan, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 6 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C of the Plan, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

     The amount of distributions to be made on the Effective Date (subject to Section VI.A of the Plan) to holders of Allowed Claims in Class 6 on account of those Claims will be made from the Unsecured Claims Reserve and will be calculated as if each Disputed Claim in Class 6 were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C of the Plan, to holders of

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Disputed Claims in Class 6 that were allowed during the preceding calendar quarter. The quarterly distributions also will be calculated pursuant to the provisions set forth in Section VI.H.2.a of the Plan.

     On the fourth Quarterly Distribution Date and annually thereafter, each holder of a Claim previously allowed in Class 6 will receive an additional distribution from the Unsecured Claims Reserve on account of such Claim in an amount equal to: (a) the amount of New Common Stock and New Warrants that such holder would have been entitled to receive pursuant to Section VI.H.2.a of the Plan as if the Claim had become an Allowed Claim on the applicable Quarterly Distribution Date; minus (b) the aggregate amount of New Common Stock and New Warrants previously distributed on account of the Claim. Each additional distribution also will include, on the basis of the amount then being distributed: (i) a Pro Rata share of any dividends or other distributions made on account of the New Common Stock and New Warrants held in the Unsecured Claims Reserve; and (ii) a Pro Rata share of the related Cash Investment Yield from the investment of any cash dividends and other distributions in the Unsecured Claims Reserve, from the date the cash was deposited into the Unsecured Claims Reserve to the date that the distribution is made.

     Distributions of New Common Stock and New Warrants

     Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock and New Warrants will be issued. When any distribution on account of an Allowed Claim in Class 5 or 6 would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number or New Warrants exercisable to purchase a number of shares of New Common Stock that is not a whole number, the number of shares of such stock or warrants will be rounded to the next higher or lower whole number as follows:
(a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number; and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock and New Warrants to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in Section VI.H.3 of the Plan. No consideration will be provided in lieu of fractional shares that are rounded down.

     De Minimis Distributions

     No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of the Claim is less than $10. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $10 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to Section VI.H.4 of the Plan with respect to Claims in a Class other than Class 6 will be the property of Reorganized Pillowtex, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized Pillowtex. Any cash not distributed pursuant to Section VI.H.4 of the Plan with respect to Allowed Claims in Class 6, including dividends or other distributions made on account of New Common Stock and New Warrants held in the Unsecured Claims Reserve, will be retained in the Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in Class 6, pursuant to Section VI.H.2.b of the Plan. For purposes of this redistribution, each Allowed Claim in Class 6 for which distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

     Compliance with Tax Requirements

     In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with those withholding and reporting requirements including but not limited to requiring recipients to fund the payment of such withholding as a condition to delivery or entering into arrangements for the sale of a sufficient number of shares of New Common Stock or New Warrants to generate net proceeds sufficient to fund the payment of any such withholding. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Common Stock or New Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax

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obligations imposed on it by any governmental unit on account of the distribution, including income, withholding and other Tax obligations.

Surrender of Canceled Securities or Other Instruments

     As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.H of the Plan, the holder of the Claim must tender, as specified in Section VI.J of the Plan, the applicable notes, instruments, securities or other documentation evidencing the Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.E.2 of the Plan.

     Except as provided in Section VI.J.2 of the Plan for lost, stolen, mutilated or destroyed Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes, each holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim must tender the Old Senior Subordinated Notes, the Old 6% Debentures or the Old 6% Debenture Promissory Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to the holders by the applicable Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes to act and the authenticity of any signatures required thereon. All surrendered Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes will be marked as canceled and delivered to the appropriate Reorganized Debtor.

     Any holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim with respect to which the underlying Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note, deliver to the applicable Disbursing Agent (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating the individual as a holder of an Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note. Upon compliance with Section VI.J.2 of the Plan by a holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note.

     Any holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim that fails to surrender or be deemed to have surrendered the Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of the Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any cash, New Common Stock and New Warrants held for distribution on account of the Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim will be treated pursuant to the provisions set forth in Section VI.E.2.c of the Plan.

     Holders of Allowed Bank Loan Claims and Overline Facility Claims will be required to tender any Prepetition Credit Facility Notes or other promissory notes in respect thereof or, if not evidenced by a note, any other instrument evidencing their respective Allowed Claims to the applicable Disbursing Agent as and when the entities receive New Common Stock. If any entity's notes or other instruments evidencing its Allowed Claims are lost, stolen, mutilated or destroyed, the entity will be required, in lieu of surrendering the note or other instrument, to deliver to the applicable Disbursing Agent evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction.

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Setoffs

     Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, setoff against any Allowed Claim and the distributions to be made pursuant to the Plan on account of the Claim (before any distribution is made on account of the Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of the Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim under the Plan will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against a Claim holder.

Disputed Claims; Reserve and Estimations

     Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims in Class 6, if allowed, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in Class 6. Reorganized Pillowtex will fund the Unsecured Claims Reserve with New Common Stock and New Warrants, as described in Section VI.D.1 of the Plan.

     Funding of Unsecured Claims Reserve

     On the Effective Date, the Reserved Warrants (if the holders of Class 6 Claims accept the Plan) and the Reserved Shares will be placed in the Unsecured Claims Reserve for the benefit of holders of Allowed Claims in Class 6.

     Cash dividends and other distributions on account of New Common Stock and New Warrants held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such dividends and other distributions to other holders of New Common Stock and New Warrants. Cash held in the Unsecured Claims Reserve as a result of such dividends and other distributions (a) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the applicable Disbursing Agent for the benefit of holders of Class 6 Claims, (b) will be accounted for separately and (c) will not constitute property of the Reorganized Debtors. The applicable Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. The applicable Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash.

     Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 6 will have recourse only to the undistributed cash, New Common Stock and New Warrants held in the Unsecured Claims Reserve for satisfaction of the distributions to which holders of Allowed Class 6 Claims are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.

     Distributions on Account of Disputed Claims Once They Are Allowed

     On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. The distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section VI.H.2 of the Plan.

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Payment of Post-Effective Date Interest from Cash Investment Yield

     In the event that any cash or dividends on New Common Stock are held in the Unsecured Claims Reserve, holders of Allowed Unsecured Claims in Class 6 may receive post-Effective Date interest at a rate determined by the Cash Investment Yield. For the federal income tax consequences to the holders who receive Cash Investment Yield, see "Certain Federal Income Tax Consequences of Consummation of the Plan -- Certain Other Tax Considerations for Holders of Claims -- Receipt of Dividend and Interest Income Earned by the Unsecured Claims Reserve" and "-- Receipt of Pre-Effective Date Interest."

Objections to Claims and Authority to Prosecute Objections

     All objections to Claims must be Filed and served on the holders of the Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, the objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if the Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.6 of the Plan.

     After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

Dissolution of the Creditors' Committees

     On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases.

                       VOTING AND CONFIRMATION OF THE PLAN

General

     To confirm the Plan, the Bankruptcy Code requires that the Bankruptcy Court make a series of findings concerning the Plan and the Debtors, including that:

     .    the Plan has classified Claims and Interests in a permissible manner;

     .    the Plan complies with the applicable provisions of the Bankruptcy
          Code;

     . the Debtors have complied with the applicable provisions of the Bankruptcy Code;

     . the Debtors, as proponents of the Plan, have proposed the Plan in good faith and not by any means forbidden by law;

     . the disclosure required by section 1125 of the Bankruptcy Code has been made;

     . the Plan has been accepted by the requisite votes of creditors and equity interest holders (except to the extent that cramdown is available under section 1129(b) of the Bankruptcy Code (see "-- Confirmation" and "-- Acceptance or Cramdown"));

     . the Plan is feasible and Confirmation will not likely be followed by the liquidation or the need for further financial reorganization of the Debtors or the Reorganized Debtors;

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     .    the Plan is in the "best interests" of all holders of Claims or
          Interests in an impaired Class by providing to creditors or interest holders on account of such Claims or Interests property of a value, as of the Effective Date, that is not less than the amount that such holder would receive or retain in a chapter 7 liquidation, unless each holder of a Claim or Interest in such Class has accepted the Plan;

     . all fees and expenses payable under 28 U.S.C.ss.1930, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of such fees on the Effective Date;

     . the Plan provides for the continuation after the Effective Date of all retiree benefits, as defined in section 1114 of the Bankruptcy Code, at the level established at any time prior to Confirmation pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code, for the duration of the period that the applicable Debtor has obligated itself to provide such benefits; and

     . the disclosures required under section 1129(a)(5) concerning the identity and affiliations of persons who will serve as officers, directors and voting trustees of the Reorganized Debtors have been made.

     The Plan constitutes a separate plan of reorganization for each Debtor. As such, in order to confirm the Plan as to any Debtor, the Bankruptcy Court will have to find compliance of the Plan with respect to each of the foregoing as to each such Debtor.

Voting Procedures and Requirements

     Pursuant to the Bankruptcy Code, only classes of claims against or equity interests in a debtor that are "impaired" under the terms of a plan of reorganization are entitled to vote to accept or reject a plan. A class is "impaired" if the legal, equitable or contractual rights attaching to the claims or interests of that class are modified, other than by curing defaults and reinstating maturity. Classes of Claims and Interests that are not impaired are not entitled to vote on the Plan and are conclusively presumed to have accepted the Plan. In addition, Classes of Claims and Interests that receive no distributions under the Plan are not entitled to vote on the Plan and are deemed to have rejected the Plan unless that Class otherwise indicates acceptance. The classification of Claims and Interests is summarized, together with an indication of whether each Class of Claims or Interests is impaired or unimpaired, in "Overview of the Plan -- Summary of Classes and Treatment of Claims and Interests."

     Pursuant to section 502 of the Bankruptcy Code and Bankruptcy Rule 3018, the Bankruptcy Court may estimate and temporarily allow a Claim for voting or other purposes. By order of the Bankruptcy Court, certain vote tabulation rules have been approved that temporarily allow or disallow certain Claims for voting purposes only. These tabulation rules are described in the solicitation materials provided with your Ballot.

     VOTING ON THE PLAN BY EACH HOLDER OF AN IMPAIRED CLAIM ENTITLED TO VOTE ON THE PLAN IS IMPORTANT. IF YOU HOLD CLAIMS IN MORE THAN ONE CLASS OR IF YOU HOLD MULTIPLE GENERAL UNSECURED CLAIMS OR UNDER CERTAIN OTHER CIRCUMSTANCES, YOU MAY RECEIVE MORE THAN ONE BALLOT. YOU SHOULD COMPLETE, SIGN AND RETURN EACH BALLOT YOU RECEIVE.

     PLEASE CAREFULLY FOLLOW ALL OF THE INSTRUCTIONS CONTAINED ON THE BALLOT PROVIDED TO YOU. ALL BALLOTS MUST BE COMPLETED AND RETURNED IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED.

     TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY 4:00 P.M., EASTERN TIME, ON APRIL 19, 2002 (UNLESS THE VOTING DEADLINE IS EXTENDED) AT THE ADDRESS SET FORTH ON THE PREADDRESSED ENVELOPE PROVIDED TO YOU. IT IS OF THE UTMOST IMPORTANCE TO THE DEBTORS THAT YOU VOTE PROMPTLY TO ACCEPT THE PLAN.

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     Votes cannot be transmitted orally. Accordingly, you are urged to return your signed and completed Ballot promptly.

     ANY BALLOT RECEIVED WHICH DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR WHICH INDICATES BOTH ACCEPTANCE AND REJECTION OF THE PLAN WILL BE COUNTED AND WILL BE DEEMED TO BE CAST AS AN ACCEPTANCE OF THE PLAN.

     IF ANY OF THE CLASSES OF HOLDERS OF IMPAIRED CLAIMS VOTE TO REJECT THE PLAN, (A) THE DEBTORS MAY SEEK TO SATISFY THE REQUIREMENTS FOR CONFIRMATION OF THE PLAN UNDER THE CRAMDOWN PROVISIONS OF SECTION 1129(b) OF THE BANKRUPTCY CODE AND, IF REQUIRED, MAY AMEND THE PLAN TO CONFORM TO THE STANDARDS OF SECTION 1129(b) OR (B) THE PLAN MAY BE MODIFIED OR WITHDRAWN WITH RESPECT TO A PARTICULAR DEBTOR, WITHOUT AFFECTING THE PLAN AS TO OTHER DEBTORS, OR IN ITS ENTIRETY. See "Voting and Confirmation of the Plan -- Acceptance or Cramdown" and "-- Alternatives to Confirmation and Consummation of the Plan."

Confirmation Hearing

     The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on whether the Debtors have fulfilled the Confirmation requirements of section 1129 of the Bankruptcy Code. The Confirmation Hearing has been scheduled for May 1, 2002 at 4:30 p.m., Eastern Time, before the Honorable Sue L. Robinson, United States District Judge for the District of Delaware, in the Judge's usual courtroom at the United States District Court for the District of Delaware, 844 King Street, 6th Floor, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to Confirmation must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or Interest held by the objector. Any objections must be Filed and served upon the persons designated in the notice of the Confirmation Hearing, in the manner and by the deadline described therein.

Confirmation

     At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the applicable requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for Confirmation are that the Plan: (a) is accepted by the requisite holders of Claims in impaired Classes of such Debtor or, if not so accepted, is "fair and equitable" and "does not discriminate unfairly" as to the nonaccepting Class; (b) is in the "best interests" of each holder of a Claim in each impaired Class under the Plan for such Debtor; (c) is feasible; and (d) complies with the applicable provisions of the Bankruptcy Code.

Acceptance or Cramdown

     A plan is accepted by an impaired class of claims if holders of at least two-thirds in dollar amount and a majority in number of claims of that class vote to accept the plan. Only those holders of claims who actually vote (and are entitled to vote) to accept or to reject a plan count in this tabulation. In addition to this voting requirement, section 1129 of the Bankruptcy Code requires that a plan be accepted by each holder of a claim or interest in an impaired class or that the plan otherwise be found by the Bankruptcy Court to be in the best interests of each holder of a claim or interest in an impaired class. See "Voting and Confirmation of the Plan -- Best Interests Test; Liquidation Analysis." The Bankruptcy Code contains provisions for confirmation of a plan even if it is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. These so-called "cramdown" provisions are set forth in section 1129(b) of the Bankruptcy Code. As indicated above, the Plan may be confirmed under the cramdown provisions if, in addition to satisfying the other requirements of section 1129 of the Bankruptcy Code, it
(a) is "fair and equitable" and (b) "does not discriminate unfairly" with respect to each Class of Interests or Claims that is impaired under, and has not accepted, the Plan. The "fair and equitable" standard, also known as the "absolute priority rule," requires, among other things, that unless a dissenting Class of Interests or Class of Unsecured Claims receives full compensation for its Interests or Allowed Claims, no holder of Interests or Allowed Claims in any junior Class may receive or retain any property on account of such Interests or Claims. With respect to a dissenting Class of Secured Claims, the "fair and equitable" standard requires, among other things, that

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holders either (i) retain their liens and receive deferred cash payments with a value as of the Effective Date equal to the value of their interest in property of the applicable Estate or (ii) receive the indubitable equivalent of their Secured Claims. The "fair and equitable" standard has also been interpreted to prohibit any Class senior to a dissenting Class from receiving under a plan more than 100% of its Interests or Allowed Claims. The Debtors believe that, if necessary, the Plan may be crammed down over the dissent of certain Classes of Claims, in view of the treatment proposed for such Classes. If necessary and appropriate, the Debtors intend to modify the Plan to permit cramdown of dissenting Classes of Claims.

     The requirement that the Plan not "discriminate unfairly" means, among other things, that a dissenting Class must be treated substantially equal with respect to other Classes of equal rank. The Debtors do not believe that the Plan unfairly discriminates against any Class that may not accept or otherwise consent to the Plan.

     Any Class of Claims that receives nothing under the Plan will be deemed to be dissenting Classes. As a result, in addition to any Class that does not vote to accept the Plan, the Debtors will, to the extent required, seek to use the "cramdown" provisions described above with respect to the Interests in Classes 8 and 9.

     Subject to the conditions set forth in the Plan, a determination by the Bankruptcy Court that the Plan, as it applies to any particular Debtor, is not confirmable pursuant to section 1129 of the Bankruptcy Code will not limit or affect: (a) the confirmability of the Plan as it applies to any other Debtor or
(b) the Debtors' ability to modify the Plan, as it applies to any particular Debtor, to satisfy the provisions of section 1129(b) of the Bankruptcy Code.

Best Interests Test; Liquidation Analysis

     Notwithstanding acceptance of the Plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each holder of a Claim in any impaired Class who has not voted to accept the Plan. Accordingly, if an impaired Class does not unanimously accept the Plan, the "best interests" test requires that the Bankruptcy Court find that the Plan provides to each member of such impaired Class a recovery on account of the member's Claim that has a value, as of the Effective Date, at least equal to the value of the distribution that each such member would receive if the applicable Debtors were liquidated under chapter 7 of the Bankruptcy Code on such date.

     To estimate what members of each impaired Class of Claims would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, the Bankruptcy Court must first determine the aggregate dollar amount that would be available if each of the Reorganization Cases were converted to a chapter 7 case under the Bankruptcy Code and each of the respective Debtor's assets were liquidated by a chapter 7 trustee (the "Hypothetical Liquidation Value"). The Hypothetical Liquidation Value of a Debtor would consist of the net proceeds from the disposition of the assets of the Debtor, augmented by any cash held by the Debtor.

     The Hypothetical Liquidation Value available to holders of Unsecured Claims would be reduced by, among other things: (a) the Claims of secured creditors to the extent of the value of their collateral; (b) the costs, fees and expenses of the liquidation, as well as other administrative expenses of the Debtor's chapter 7 case; (c) unpaid Administrative Claims; and (d) Priority Claims and Priority Tax Claims. The Debtors' costs of liquidation in chapter 7 cases would include the compensation of trustees, as well as of counsel and of other professionals retained by such trustees, asset disposition expenses, applicable Taxes, litigation costs, Claims arising from the operation of the Debtors during the pendency of the chapter 7 cases and all unpaid Administrative Claims incurred by the Debtors during the Reorganization Cases that are allowed in the chapter 7 cases. The liquidation itself would trigger certain Priority Claims, such as Claims for severance pay, and would likely accelerate the payment of other Priority Claims and Priority Tax Claims that would otherwise be payable in the ordinary course of business. These Priority Claims and Priority Tax Claims would be paid in full out of the net liquidation proceeds, after payment of Secured Claims, before the balance would be made available to pay Unsecured Claims. The Debtors believe that the liquidation also would generate a significant increase in Unsecured Claims, such as Rejection Damage Claims, and Tax and other governmental Claims.

     The information contained in Exhibit III provides a summary of the Hypothetical Liquidation Value of the Debtors' interests in property, on a consolidated basis, assuming a hypothetical chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the Debtors' properties and interests in property (the

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"Hypothetical Liquidation Analysis"). As more fully described in Exhibit III, the Hypothetical Liquidation Analysis is based on a number of estimates and assumptions that are subject to significant uncertainties, including estimates and assumptions relating to the proceeds of sales of assets, the timing of such sales, the impact of pending liquidations on continuing operations and values and certain tax matters. WHILE THE DEBTORS BELIEVE THAT THESE ESTIMATES AND ASSUMPTIONS ARE REASONABLE FOR THE PURPOSE OF PREPARING HYPOTHETICAL CHAPTER 7 LIQUIDATION ANALYSIS, NO ASSURANCE EXISTS THAT SUCH ESTIMATES AND ASSUMPTIONS WOULD BE VALID IF THE DEBTORS WERE, IN FACT, TO BE LIQUIDATED. Moreover, as noted above, the Debtors believe that chapter 7 liquidations could result in substantial litigation that could delay the liquidation beyond the periods assumed in Exhibit III. This delay could materially reduce the amount determined on a present value basis to be available for distribution to creditors to an extent that cannot be estimated at this time.

     The Hypothetical Liquidation Analysis was prepared based on the assumption that the Debtors cease operations on June 28, 2002. The liquidation of the Debtors is assumed to commence under the direction of a Bankruptcy Court appointed trustee and to continue for 12 months, during which time all the major assets would either be sold or conveyed to the respective lienholders and the cash proceeds, net of costs to liquidate, would be distributed to creditors. Certain assets are assumed to be liquidated in less than six months, while other assets may be more difficult to collect or sell, requiring the longer liquidation period. The Hypothetical Liquidation Analysis was performed on a consolidated basis, resulting in the elimination of certain Intercompany Claims and assumes that distributions are made by the chapter 7 trustee beginning six months following commencement of the liquidation and completed within 12 months of commencement on average. As explained in more detail in Exhibit III, because there would not be sufficient liquidation proceeds to satisfy the Bank Loan Claims and the Designated Post-Petition Loans, the distribution of liquidation proceeds to creditors would not be affected if the analysis were performed on an entity-by-entity basis.

     Based on the Hypothetical Liquidation Analysis, the Debtors believe that chapter 7 liquidations of the Debtors would result in substantial diminution in the value to be realized by holders of Claims, as compared to the proposed distributions under the Plan, because of, among other factors: (a) the failure to realize the maximum going concern value of the Debtors' assets; (b) the substantial negative impact of conversion to a chapter 7 case and subsequent liquidation on the employees and customers of the Debtors; (c) additional costs and expenses involved in the appointment of trustees, attorneys, accountants and other professionals to assist such trustees in the chapter 7 cases and potential litigation arising from the same; (d) additional expenses and Claims, some of which would be entitled to priority in payment, which would arise by reason of the liquidation and from the rejection of unexpired real estate leases and other Executory Contracts or Unexpired Leases in connection with a cessation of the Debtors' operations; and (e) the substantial time that would elapse before entities would receive any distribution in respect of their Claims. Consequently, the Debtors believe that the Plan will provide a substantially greater ultimate return to holders of Claims than would a liquidation under chapter 7.

Feasibility

     Section 1129(a)(11) of the Bankruptcy Code requires that Confirmation not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors (unless such liquidation or reorganization is proposed in the Plan). For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their respective obligations under the Plan. As part of this analysis, the Debtors have prepared the Projections. Based upon the Projections, the Debtors believe that their reorganization under the Plan will meet the feasibility requirements of the Bankruptcy Code.

Compliance with Applicable Provisions of the Bankruptcy Code

     Section 1129(a)(1) of the Bankruptcy Code requires that the Plan comply with the applicable provisions of the Bankruptcy Code. The Debtors have considered each of these issues in the development of the Plan and believe that the Plan complies with of the all provisions of the Bankruptcy Code.

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

Alternatives to Confirmation and Consummation of the Plan

     The Debtors have evaluated numerous alternatives to the Plan, including alternative structures and terms of the Plan, the liquidation of the Debtors and delaying the adoption of any plan of reorganization. While the Debtors have concluded that the Plan is the best alternative and will maximize recoveries by holders of Claims, if the Plan is not confirmed, the Debtors, individually or collectively, or (subject to the Debtors' exclusive periods under the Bankruptcy Code to File and solicit acceptances of a plan or plans of reorganization) any other party in interest in the Reorganization Cases could attempt to formulate and propose a different plan or plans of reorganization. Further, if no plan of reorganization can be confirmed, the Reorganization Cases may be converted to chapter 7 cases. In a liquidation case under chapter 7 of the Bankruptcy Code, a trustee or trustees would be elected or appointed to liquidate the assets of each Debtor. The proceeds of the liquidation would be distributed to the respective creditors of the Debtors in accordance with the priorities established by the Bankruptcy Code. For further discussion of the potential impact on the Debtors of the conversion of the Reorganization Cases to chapter 7 liquidations, see "-- Best Interests Test; Liquidation Analysis." The Debtors believe that Confirmation and consummation of the Plan is preferable to the alternatives described above.

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

General

     A DESCRIPTION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN IS PROVIDED BELOW. THIS DESCRIPTION IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED ("TAX CODE"), TREASURY REGULATIONS ISSUED THEREUNDER ("TREASURY REGULATIONS"), JUDICIAL DECISIONS AND IRS AND ADMINISTRATIVE DETERMINATIONS IN EFFECT AS OF THE DATE OF THIS DISCLOSURE STATEMENT. CHANGES IN ANY OF THESE AUTHORITIES, WHICH MAY HAVE RETROACTIVE EFFECT, MAY CAUSE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW. MOREOVER, NO RULINGS HAVE BEEN REQUESTED FROM THE IRS AND NO LEGAL OPINIONS HAVE BEEN REQUESTED FROM COUNSEL CONCERNING ANY TAX CONSEQUENCE OF THE PLAN, AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

     THIS DESCRIPTION DOES NOT COVER ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO THE DEBTORS OR HOLDERS OF CLAIMS. FOR EXAMPLE, THE DESCRIPTION PROVIDED BELOW DOES NOT ADDRESS ISSUES OF SPECIAL CONCERN TO CERTAIN TYPES OF TAXPAYERS, SUCH AS DEALERS IN SECURITIES, LIFE INSURANCE COMPANIES, FINANCIAL INSTITUTIONS, TAX EXEMPT ORGANIZATIONS AND FOREIGN TAXPAYERS, NOR DOES IT ADDRESS TAX CONSEQUENCES TO HOLDERS OF INTERESTS. IN ADDITION, THIS DESCRIPTION DOES NOT ADDRESS ANY TAX CONSEQUENCES OF THE SUBSIDIARY RESTRUCTURING TRANSACTIONS. MOREOVER, THE DESCRIPTION IS LIMITED TO FEDERAL INCOME TAX CONSEQUENCES AND DOES NOT DISCUSS STATE LAW OR THE POSSIBLE STATE TAX CONSEQUENCES OR NON-UNITED STATES TAX CONSEQUENCES THAT MIGHT APPLY TO THE DEBTORS OR TO HOLDERS OF CLAIMS UNDER FOREIGN TAX LAWS.

     FOR THESE REASONS, THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND PROFESSIONAL TAX ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

Federal Income Tax Consequences to the Debtors; Reduction of the Debtors' Indebtedness

     Generally, the discharge of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation, with certain adjustments) gives rise to cancellation of indebtedness ("COD") income, which must be included in the debtor's income. However, COD

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

income is not recognized by a taxpayer that is a debtor in a chapter 11 case if the discharge is granted by the Bankruptcy Court or pursuant to a plan of reorganization approved by the Bankruptcy Court. The Plan, if approved, would enable the Debtors to qualify for this bankruptcy exclusion rule with respect to any COD income triggered by the Plan.

     If debt is discharged in a chapter 11 case, however, certain tax attributes otherwise available and of value to the debtor are reduced, in most cases by the principal amount of the indebtedness forgiven. Tax attributes subject to reduction include: (a) net operating losses ("NOLs") and NOL carryforwards; (b) most credit carryforwards, including the general business credit and the minimum tax credit; (c) capital losses and capital loss carryforwards; (d) the tax basis of the debtor's depreciable and nondepreciable assets, but not in an amount greater than the excess of the aggregate tax bases of the property held by the debtor immediately after the discharge over the aggregate of the debtor's liabilities immediately after the discharge; and (e) foreign tax credit carryforwards. Attribute reduction is calculated only after the tax for the year of discharge has been determined.

     A debtor may elect to avoid the prescribed order of attribute reduction and instead reduce the basis of depreciable property first. This election extends to the stock of a subsidiary if the subsidiary consents to reduce the basis of its depreciable property. If the Debtors make this election, the limitation prohibiting the reduction of asset basis below the amount of its remaining undischarged liability does not apply. In the case of affiliated corporations filing a consolidated return (such as the Debtors), the attribute reduction rules generally should apply separately to the particular corporation whose debt is being discharged, not to the entire consolidated group without regard to the identity of the particular debtor. The IRS recently has taken the position, however, that consolidated NOLs must be reduced irrespective of the source of those losses. The current IRS position as to the impact of the attribute reduction rules on other tax attributes of consolidated group members is unclear.

     Any attributes that should remain after the reductions described above may be subject to an annual limitation on their use under section 382 of the Tax Code and Treasury Regulations Sections 1.1502-90 through -99, which provide that when a corporation, loss group, or loss subgroup with NOL carryforwards and/or similar tax attributes undergoes a change in more than 50% of its ownership, its use of such attributes to offset future taxable income is generally limited on an annual basis to a percentage of its value at the time of the ownership change unless a lower annual limitation would apply due to a previous ownership change.

Federal Income Tax Consequences to Holders of Claims

     The federal income tax consequences of the Plan to a holder of a Claim will depend, in part: (a) on whether the Claim constitutes a "tax security" for federal income tax purposes; (b) what type of consideration was received in exchange for the Claim; (c) whether the holder is a resident of the United States for tax purposes; (d) whether the holder reports income on the accrual or cash basis; (e) whether the holder has taken a bad debt deduction or worthless security deduction with respect to the Claim; and (f) whether the holder receives distributions under the Plan in more than one taxable year. In some cases, the modification of a Claim may represent for tax purposes an exchange of the Claim for a modified Claim, even though no actual transfer takes place.

     Definition of Securities

     There is no precise definition of what constitutes a "security" under federal income tax law, and all facts and circumstances pertaining to the origin and character of a claim are relevant in determining its status. Nevertheless, courts generally have held that corporate debt obligations evidenced by written instruments with original maturities of ten years or more will be considered tax securities for this purpose. Based on their original maturities, it is likely that the Old Senior Subordinated Notes, the Old 6% Debentures and the Old 6% Debenture Promissory Notes will be considered tax securities for this purpose. By contrast, it is likely that Unsecured Claims in respect of other liabilities will not be considered tax securities for this purpose.

     Holders of Claims Constituting Tax Securities

     Under the terms of the Plan, holders of Allowed Claims constituting tax securities will receive some combination of, among other things (a) cash, (b) New Common Stock and (c) New Warrants in satisfaction of their

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

Claims under the Plan. Holders of Claims constituting tax securities generally will not recognize gain on the exchange (except amounts allocable to interest on their Claims will be treated as interest income). Holders of Claims constituting tax securities may, however, recognize gain if they receive cash, an obligation not constituting a tax security or any other non-cash items ("Boot") in either full or partial satisfaction of those claims. In that event, any gain on the exchange, measured generally by the excess of the amount realized by the holder over the holder's tax basis in the Claim, will be recognized by the holder, but in an amount not exceeding the sum of the cash and the fair market value of the non-cash Boot received. Any gain so recognized will generally be capital gain provided that the Claim was held as a capital asset by the holder at the time of exchange.

     Holders of Claims constituting tax securities who receive New Common Stock or New Warrants under the Plan in either partial or full satisfaction of their Claims generally will not be permitted to recognize any loss on the exchange.

     A holder's aggregate tax basis in the New Common Stock received under the Plan in respect of a Claim constituting a tax security, aside from amounts allocable to interest, generally will equal the holder's basis in the Claim, decreased by the amount of any cash and any other consideration not constituting tax securities received by the holder and increased by the amount of any gain recognized by the holder in connection with the exchange. The holding period for any New Common Stock or New Warrants received in the exchange in respect of a Claim constituting a tax security, aside from amounts allocable to interest, generally will include the holding period of the Claim surrendered. A holder's tax basis in New Common Stock or New Warrants constituting tax securities allocable to interest will equal the fair market value of the New Common Stock or New Warrants, and the holding period will begin on the day after the day of receipt.

     Holders of Claims Not Constituting Tax Securities

     Holders of Claims not constituting tax securities likely will recognize gain or loss equal to the amount realized under the Plan in respect of their Claims less their respective tax bases in those Claims. The amount realized for this purpose generally will equal the sum of the cash and the fair market value of any other consideration received under the Plan, including any New Common Stock.

     Any gain or loss recognized in the exchange will be capital or ordinary depending on the status of the Claim in the holder's hands. The holder's aggregate tax basis for any consideration received under the Plan generally will equal the amount realized. The holding period for any consideration received under the Plan generally will begin on the day following the receipt of that consideration.

     Dividend and Interest Income Earned by the Unsecured Claims Reserve

     Pursuant to the Plan, shares of New Common Stock and New Warrants issued as of the Effective Date but not yet subject to distribution to holders of Allowed Claims will be held by an Unsecured Claims Reserve until distribution is required by the Plan. Therefore, it is possible that the Unsecured Claims Reserve will receive cash dividends or other distributions from Reorganized Pillowtex on account of the shares of New Common Stock held in the Unsecured Claims Reserve. Any cash thus received would be reinvested pursuant to the Plan, thereby generating additional income.

     Congress has made it clear that amounts earned by an escrow account, settlement fund or similar fund are subject to current tax, but effective Treasury Regulations addressing the tax treatment of reserve accounts like the Unsecured Claims Reserve in a bankruptcy setting have not yet become effective. Therefore, depending on the facts (and the interpretation given to those facts), reserve accounts like the Unsecured Claims Reserve might be treated for tax purposes under current law as separately taxable trusts, grantor trusts treated as owned by either the corporate transferor or the creditor beneficiaries, or in some other fashion.

     On February 1, 1999, the IRS issued a proposed Treasury Regulation that would cause reserve accounts like the Unsecured Claims Reserve to be treated as "qualified settlement funds" for federal income tax purposes, which, in turn, would have the consequence of causing income earned by those accounts to be subject to a separate entity-level tax. The proposed Treasury Regulation is not currently in effect and will only become effective once it

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

is promulgated in final form. In the interim, the proposed Treasury Regulation provides that the IRS will not challenge any reasonable, consistently-applied method for reporting income earned by a reserve account like the Unsecured Claims Reserve.

     Against this background, the Debtors have determined to treat the Unsecured Claims Reserve as a grantor trust of which the Reorganized Debtors are the grantors, and therefore will treat income earned by the Unsecured Claims Reserve as income of the Reorganized Debtors. To assure that this income is fully subject to tax, the Reorganized Debtors will waive whatever right they might otherwise have to claim a dividend received deduction with respect to any dividends paid to the Unsecured Claims Reserve on account of the undistributed New Common Stock. Any income thus earned should be offset dollar-for-dollar on a current basis by an interest deduction to the Reorganized Debtors reflecting their obligations under the Plan to pay any income earned by the Unsecured Claims Reserve on account of New Common Stock (or on the reinvestment of dividends paid on that New Common Stock) to holders of Allowed Claims.

Certain Other Tax Considerations for Holders of Claims

     Receipt of Pre-Effective Date Interest

     Holders of Claims not previously required to include in their taxable income any accrued but unpaid pre-Effective Date interest on a Claim may be treated as receiving taxable interest to the extent any consideration they receive under the Plan is allocable to such interest. Holders previously required to include in their taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible loss to the extent that such interest is not satisfied under the Plan.

     Receipt of Dividend and Interest Income Earned by the Unsecured Claims Reserve

     As described above (see "Certain Federal Income Tax Consequences of Consummation of the Plan -- Federal Income Tax Consequences to Holders of Claims -- Dividend and Interest Income Earned by the Unsecured Claims Reserve"), it is possible that the Unsecured Claims Reserve will receive cash dividends on shares of New Common Stock held by it and then generate additional cash by reinvesting those dividends pending distribution. When that cash is distributed to holders of Allowed Claims, the Reorganized Debtors will treat the cash as taxable interest income to the holder and will file information returns reflecting that treatment.

     Reinstatement of Claims

     Holders generally should not recognize gain, loss or other taxable income upon the Reinstatement of their Claims under the Plan. Taxable income, however, may be recognized by those holders if they are considered to receive interest, damages or other income in connection with the Reinstatement or if the Reinstatement is considered for tax purposes to involve a modification of the Claim.

     Bad Debt Deduction

     A holder who, under the Plan, receives in respect of a Claim an amount less than the holder's tax basis in that Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt deduction in some amount under section 166(a) of the Tax Code. The rules governing the timing and amount of bad debt deductions place considerable emphasis on the facts and circumstances of the holder, the obligor and the instrument with respect to which a deduction is claimed. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

     Information Reporting and Backup Withholding

     Under the Tax Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless that holder (a) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies under penalty of perjury that the taxpayer identification

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

number is correct and that the holder is not subject to backup withholding because of a failure to report all dividend and interest income. Backup withholding is not an additional tax, but merely an advance payment that may be refunded to the extent it results in an overpayment of tax. Holders of Claims may be required to establish exemption from backup withholding or to make arrangements with respect to the payment of backup withholding.

           APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS

General

     No registration statement will be filed under the Securities Act or any state securities laws with respect to the offer and distribution under the Plan of the New Common Stock or New Warrants. The Debtors believe that the provisions of section 1145(a)(1) of the Bankruptcy Code exempt the offer and distribution of such securities under the Plan from federal and state securities registration requirements. The following discussion does not apply to securities to be issued pursuant to the Equity Incentive Plan as such securities are not being offered or distributed under the Plan within the meaning of section 1145 of the Bankruptcy Code.

Bankruptcy Code Exemptions from Registration Requirements

     Initial Offer and Sale of Securities

     Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from registration under the Securities Act and state securities laws if three principal requirements are satisfied: (a) the securities must be offered and sold under a plan of reorganization and must be securities of the debtor, an affiliate participating in a joint plan with the debtor or a successor to the debtor under the plan; (b) the recipients of the securities must hold a prepetition or administrative expense claim against the debtor or an interest in the debtor; and (c) the securities must be issued entirely in exchange for the recipient's claim against or interest in the debtor, or principally in such exchange and partly for cash or property. Section 1145(a)(2) of the Bankruptcy Code exempts both the offer of a security through any warrant, option, right to purchase or conversion privilege that is sold in the manner specified in section 1145(a)(1) and the sale of a security upon the exercise of such warrant, option, right or privilege. The Debtors believe that the offer and sale of the New Common Stock and New Warrants under the Plan satisfy the requirements of section 1145(a)(1) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws. Similarly, the Debtors believe that the offer of New Common Stock through the New Warrants and the sale of New Common Stock upon exercise of the New Warrants satisfy the requirements of section 1145(a)(2) of the Bankruptcy Code and, therefore, are exempt from registration under the Securities Act and state securities laws.

     Subsequent Transfers of Securities

     In general, all resales and subsequent transactions in the New Common Stock and New Warrants distributed under the Plan will be exempt from registration under the Securities Act pursuant to section 4(1) of the Securities Act, unless the holder thereof is deemed to be an "affiliate" of Reorganized Pillowtex or an "underwriter" with respect to such securities. Rule 144 under the Securities Act defines "affiliate" of an issuer as any person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with the issuer. Section 1145(b) of the Bankruptcy Code defines four types of "underwriters":

     . persons who purchase a claim against, an interest in, or a claim for administrative expense against the debtor with a view to distributing any security received in exchange for such claim or interest ("accumulators");

     . persons who offer to sell securities offered under a plan for the holders of such securities ("distributors");

     . persons who offer to buy securities from the holders of such securities, if the offer to buy is (i) with a view to distributing such securities and (ii) made under a distribution agreement; and

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     .    a person who is an "issuer" with respect to the securities, as the term "issuer" is defined in section 2(11) of the Securities Act.

Under section 2(11) of the Securities Act, an "issuer" includes any "affiliate" of the issuer. Whether or not any particular person would be deemed to be an "affiliate" of Reorganized Pillowtex or an "underwriter" with respect to any security to be issued pursuant to the Plan would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors express no view as to whether any person would be deemed to be an "affiliate" of Reorganized Pillowtex or an "underwriter" with respect to any security to be issued pursuant to the Plan.

     Rule 144 provides an exemption from registration under the Securities Act for certain limited public resales of unrestricted securities by "affiliates" of the issuer of such securities. Rule 144 allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration, within any three-month period a number of shares of such unrestricted securities that does not exceed the greater of 1% of the number of outstanding securities in question or the average weekly trading volume in the securities in question during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other requirements of Rule 144 regarding the manner of sale, notice requirements and the availability of current public information regarding the issuer. The Debtors believe that, pursuant to section 1145(c) of the Bankruptcy Code, the New Common Stock and New Warrants to be distributed pursuant to the Plan will be unrestricted securities for purposes of Rule 144.

     In connection with prior bankruptcy cases, the staff of the SEC has taken the position that resales by accumulators and distributors of securities distributed under a plan of reorganization that are not "affiliates" of the issuer are exempt from registration under the Securities Act if effected in "ordinary trading transactions." The staff of the SEC has indicated in this context that a transaction may be considered an "ordinary trading transaction" if it is made on an exchange or in the over-the-counter market and does not involve any of the following factors:

     . either (i) concerted action by the recipients of securities issued under a plan in connection with the sale of such securities or (ii) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

     . the use of informational documents concerning the offering of the securities prepared or used to assist in the resale of such securities, other than a bankruptcy court-approved disclosure statement and supplements thereto and documents filed with the SEC pursuant to the Exchange Act; or

     . the payment of special compensation to brokers and dealers in connection with the sale of such securities designed as a special incentive to the resale of such securities (other than the compensation that would be paid pursuant to arms' length negotiations between a seller and a broker or dealer, each acting unilaterally, not greater than the compensation that would be paid for a routine similar-sized sale of similar securities of a similar issuer).

The Debtors have not sought the views of the SEC on this matter and therefore, no assurance can be given regarding the proper application of the "ordinary trading transaction" exemption described above. Any persons intending to rely on such exemption are urged to consult their own counsel as to the applicability thereof to any particular circumstances.

     GIVEN THE COMPLEX NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN "AFFILIATE" OF REORGANIZED PILLOWTEX OR AN "UNDERWRITER" WITH RESPECT TO THE NEW COMMON STOCK AND NEW WARRANTS TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OF ANY PERSON TO TRADE IN SUCH SECURITIES AND RECOMMEND THAT HOLDERS OF CLAIMS CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

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     Subsequent Transfers Under State Law

     State securities laws generally provide registration exemptions for subsequent transfers by a bona fide owner for the owner's own account and subsequent transfers to institutional or accredited investors. Such exemptions generally are expected to be available for subsequent transfers of the New Common Stock and New Warrants.

Certain Transactions by Stockbrokers

     Under section 1145(a)(4) of the Bankruptcy Code, stockbrokers effecting transactions in the New Common Stock and New Warrants prior to the expiration of 40 days after the first date on which such securities were bona fide offered to the public by Reorganized Pillowtex or by or through an underwriter are required to deliver to the purchaser of such securities a copy of this Disclosure Statement (and supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to the purchaser. In connection with prior bankruptcy cases, the staff of the SEC has taken "no-action" positions with respect to noncompliance by stockbrokers with such requirement in circumstances in which the debtor was, and the reorganized debtor was to continue to be, subject to and in compliance with the periodic reporting requirements of the Exchange Act. The views of the SEC on this matter, however, have not been sought by the Debtors and, therefore, no assurance can be given regarding the possible consequences of noncompliance by stockbrokers with the disclosure statement delivery requirements of section 1145(a)(4). Stockbrokers are urged to consult their own counsel with respect to such requirements.

Registration Rights

     Pursuant to the Plan, on the Effective Date, Reorganized Pillowtex will agree to enter into agreements (collectively, the "New Registration Rights Agreement") with certain entities providing for the registration of shares of New Common Stock under the Securities Act. Only entities entitled to receive distributions pursuant to the Plan of New Common Stock representing at least 10% of the aggregate shares of New Common Stock issuable pursuant to the Plan will be entitled to enter into the New Registration Rights Agreements.

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                          RECOMMENDATION AND CONCLUSION

     For all of the reasons set forth in this Disclosure Statement, the Debtors and the Creditors' Committee believe that the Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all holders of Claims in voting Classes to vote to accept the Plan and to evidence their acceptance by duly completing and returning their Ballots so that they will be received on or before the Voting Deadline.

Dated: March 6, 2002                    Respectfully submitted,


                                        PILLOWTEX CORPORATION (for itself and on behalf of the Pillowtex Subsidiary Debtors)


                                        By:   /s/ ANTHONY T. WILLIAMS
                                              ----------------------------------
                                              Anthony T. Williams, President and
                                              Chief Operating Officer
COUNSEL:


      /s/ WILLIAM H. SUDELL, JR.
      ----------------------------------
      William H. Sudell, Jr. (DE 463)
      Eric D. Schwartz (DE 3134)
      MORRIS, NICHOLS, ARSHT & TUNNELL
      1201 North Market Street
      Wilmington, Delaware  19899-1347
      (302) 658-9200

      - and -

      David G. Heiman (OH 0038271)
      JONES, DAY, REAVIS & POGUE
      North Point
      901 Lakeside Avenue
      Cleveland, Ohio 44114
      (216) 586-3939

      Gregory M. Gordon (TX 08435300)
      Henry L. Gompf (TX 08116400)
      Sharon A. Alexander (TX 00998580)
      Daniel P. Winikka (TX 00794873)
      JONES, DAY, REAVIS & POGUE
      2727 North Harwood Street
      Dallas, Texas 75201
      (214) 220-3939

      ATTORNEYS FOR DEBTORS AND
      DEBTORS IN POSSESSION

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                                    GLOSSARY
                                   (continued)

1996 Parkdale Agreement............................27

1998 Parkdale Agreement............................27

1998 Poly Fiber Agreements.........................28

2000 Parkdale Agreement............................27

2000 Poly Fiber Agreements.........................28

Addenda............................................28

Alabama Revenue Bonds..............................19

Allenberg..........................................27

Arthur Andersen....................................26

Balance Sheet Adjustments..........................42

Beacon.............................................15

Beacon Contracts...................................33

Beacon Purchase Agreement..........................33

Blanket Division...................................14

Board of Directors.................................51

Boot...............................................88

Bylaws.............................................12

Cash Claimants.....................................20

Cash Collateral....................................23

Certificate........................................12

CIT................................................29

CIT Loan Agreement.................................29

CIT Motion.........................................29

COD................................................86

Conversion Stock...................................16

Converting Holders.................................16

Creditors' Committee.....................Cover Page 1

Critical Vendor Claims.............................22

Critical Vendors...................................21

Debtors..................................Cover Page 1

DGCL...............................................51

DIP Financing Facility.............................23

DukeSolutions......................................31

E&Y................................................26

EBITDA Covenant....................................15

Effective Date Balance Sheet.......................42

Emergence Performance Bonus Plan...................24

ESR................................................31

Exclusive Periods..................................32

Existing Liens.....................................23

EYCF...............................................26

FCI Corporate......................................34

FCI Operations.....................................34

Fieldcrest Cannon Acquisition......................15

First Day Motions..................................21

First DIP Amendment................................23

Fourth DIP Amendment...............................24

Fund...............................................22

GATT...............................................69

GECC...............................................31

General Bar Date...................................32

Hawkinsville Revenue Bonds.........................19

Huntley............................................26

Hypothetical Liquidation Analysis..................85

                                    GLOSSARY
                                   (continued)

Hypothetical Liquidation Value.....................84

Insured Program....................................22

Interbrand.........................................26

Intercreditor Agreement............................18

IRB Facilities.....................................18

Leshner............................................14

Licensed Products..................................29

Lighting Fixtures..................................31

Lockheed...........................................28

Loom Purchase Agreement............................33

Macon-Bibb Revenue Bonds...........................19

Master Lease.......................................31

MBFC Revenue Bonds.................................19

MESA................................................6

Miscellaneous Asset Sales Order....................34

NCSIGA.............................................22

New Preferred Stock................................11

New Registration Rights Agreement..................92

New Warrant Agreement..............................11

NOLs...............................................87

NYSE...............................................20

Old 6% Debenture Promissory Notes..................20

Opelika............................................29

Opelika Equipment..................................29

Outstanding Industrial Revenue Bonds...............19

Parkdale America...................................27

Parkdale Mills.....................................27

PEDFA Revenue Bonds................................18

Pillowtex................................Cover Page 1

Pillowtex 2000 Form 10-K...........................vi

Pillowtex 2001 Form 10-K...........................vi

Pillowtex Merger....................................1

Pillowtex MSC......................................28

Pillowtex Third Quarter 2001 Form 10-Q.............vi

Plan.....................................Cover Page 1

Polyester Fiber....................................28

Preferred Stock Designation........................51

Prepetition Balance................................27

Prepetition Cotton Contracts.......................26

Prepetition Lenders................................15

Prepetition Term Notes.............................18

Priority Tax Claims................................41

PRLC...............................................28

Professional Fee Carve Out.........................23

Projection Period..................................39

Projections........................................39

Purchaser..........................................33

Ralph Lauren.......................................28

Ralph Lauren License Agreement.....................28

Rejection Damage Claims............................32

Reorganization SOP.................................41

Retention Incentive Payment........................24

Retention Incentive Plan...........................24

Retention Plan.....................................24

Revolving Credit Facility..........................18

RLHC...............................................28

                                    GLOSSARY
                                   (continued)

Sale Agreement.....................................29

SEC......................................Cover Page 2

Segregated Account..................................9

Self-Insured Claims................................22

Self-Insured Programs..............................22

Self-Insured States................................22

Settlement Agreement...............................29

Severance Plan.....................................24

SG&A...............................................41

SouthTrust.........................................31

SouthTrust Motion..................................31

Staple Cotton......................................27

State Street.......................................30

State Street Motion................................30

State Street Settlement............................30

Stern Stewart......................................26

Subsidiary Restructuring Transactions..............35

Surety Bonds.......................................22

Tax Code...........................................86

Taxing Authorities.................................21

Technology Agreement...............................28

Textrade...........................................33

Third DIP Amendment................................23

Transition Period..................................22

Treasury Regulations...............................86

Trust Fund Taxes...................................21

UNITE..............................................53

US Trustee.........................................26

Voting Deadline..........................Cover Page 1

Wellman............................................28

WestPoint..........................................29

Whole Board........................................51

                                    EXHIBIT I

                               DEBTOR SUBSIDIARIES

Amoskeag Management Corporation
Bangor Investment Company
Beacon Manufacturing Company
Crestfield Cotton Company
Downeast Securities Corporation
Encee, Inc.
FCC Canada, Inc.
Fieldcrest Cannon, Inc.
Fieldcrest Cannon Transportation, Inc.
Fieldcrest Cannon Financing, Inc.
FCI Corporate LLC (formerly known as Fieldcrest Cannon International, Inc.) Fieldcrest Cannon Licensing, Inc.
Fieldcrest Cannon SF, Inc.
The Leshner Corporation
Leshner of California, Inc.
Manetta Home Fashions, Inc.
Moore's Falls Corporation
Opelika Industries, Inc.
Pillowtex, Inc.
Pillowtex Management Services Company
PTEX Holding Company
FCI Operations LLC (formerly known as St. Marys, Inc.)
Tennessee Woolen Mills, Inc.

                                   EXHIBIT II

                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                PILLOWTEX CORPORATION AND ITS DEBTOR SUBSIDIARIES

                                   EXHIBIT III

                              LIQUIDATION ANALYSIS

                Pillowtex Corporation and Its Debtor Subsidiaries
                        Hypothetical Liquidation Analysis

     The liquidation analysis presented herein reflects the projected outcome of the hypothetical, orderly liquidation of the Debtors/1/ under chapter 7 of the Bankruptcy Code. The Hypothetical Liquidation Analysis was performed on a consolidated basis, resulting in the elimination of certain Intercompany Claims, and assumes that distributions are made by the chapter 7 trustee beginning six months following commencement of the liquidation and completed within twelve months of commencement on average. As reflected in the Hypothetical Liquidation Analysis, projected proceeds from the orderly liquidation of the Debtors' assets are substantially less than would be necessary to satisfy obligations under the Bank Loan Claims and other Secured Claims. Liquidation proceeds would all be distributed to satisfy obligations under the DIP Financing Facility, Administrative Claims in respect of Designated Post-Petition Loans and Bank Loan Claims whether the Debtors' estates were liquidated on an entity-by-entity basis or on a consolidated basis because (a) the Bank Loan Claims are secured by the vast majority of all the Debtors' assets and are guaranteed by each of the Debtors and (b) the few postpetition assets and other assets of any value that are not collateral for the Bank Loan Claims are, pursuant to the DIP Order, collateral for all obligations under the DIP Financing Facility and for the Designated Post-Petition Loans, and have a value substantially less than those obligations. A formal hypothetical liquidation analysis was not performed on an entity-by-entity basis because the ultimate distribution of liquidation proceeds to creditors under such an analysis would not be different from the distribution under the Hypothetical Liquidation Analysis.

     Underlying the Hypothetical Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by the Debtors' management and its advisors, are inherently subject to economic, competitive and other contingencies beyond the control of the Debtors. It is possible that the time needed to dispose of the operating assets could exceed the timeframes assumed in this analysis, causing an adverse impact on the recoveries depicted herein. Similarly, other assumptions with respect to the liquidation process may be subject to change. For all of the foregoing reasons, there can be no assurance that the values reflected in the Hypothetical Liquidation Analysis or recovery percentages would be realized if the Debtors were, in fact, liquidated in chapter 7 cases, and actual results could vary materially from those shown in this analysis. The following major assumptions have been made in this Liquidation Analysis:

     . The book values used in this analysis are the projected asset values as of June 28, 2002, the assumed Effective Date in the Disclosure Statement.

     . No cash and cash equivalents are projected to be available on the Effective Date. Estimated checks outstanding as of June 28, 2002 of $10 million have been added to the projected borrowings under the DIP Financing Facility as of the Effective Date and have been eliminated from postpetition payable balances.

     . The majority of accounts receivable are assumed to be collected over a three to six month period, with any remaining balances sent to a collection agency. Recovery rates on domestic receivables are largely based upon advance rates on accounts receivable provided by asset based lenders in the home textile industry, recent discussions with these lenders, and the Debtors' accounts receivable aging. Recovery rates are generally less than 100% because of the impact of dilution (returns and chargebacks) and likely increases in disputes with retailers resulting from the discontinuation of manufacturing operations. Receivables due from entities outside the domestic United States and Canada, from entities that no longer do business with the Debtors and from companies that have filed for bankruptcy protection have been heavily discounted with assumed collection ranging between 0% and 40% of gross value.

__________
/1/ Capitalized terms not otherwise defined herein have the meanings given to them in the Second Amended Joint Plan of Reorganization of Pillowtex Corporation and its Debtor Subsidiaries.

     . Inventories, composed of raw materials, work-in-process and finished goods, are assumed liquidated over a three to four month period, with remaining balances sold for scrap or destroyed. Raw materials includes both commodity materials such as cotton and feathers that are assumed to be recoverable at approximately 65% of cost based on current market prices and advance rates on similar asset based financings and a significant amount of supplies and other materials (including dyes and chemicals) that are assumed to have much lower resale value. Work-in-process inventories are assumed liquidated for 10% and 20% of cost based on the Debtors' recent experience with the sale of similar products. Finished goods inventory recoveries reflect different percentages for each of the Debtors' product lines and brands, primarily based upon advance rates on inventory provided by asset based lenders in the home textile industry, recent discussions with these lenders, and actual recoveries on distressed merchandise sales completed in 2002. The liquidation of inventories is anticipated to require significant logistical and sales related costs that are described in the paragraph below on liquidation costs.

     . Machinery and equipment (included in "Plant, Property and Equipment") include textile equipment and other miscellaneous equipment at the Debtors' various facilities and offices, including furniture and fixtures, which have been assumed sold over a nine to twelve month liquidation period with all the equipment necessarily being brought to market at the same time. Proceeds from these sales have been estimated based upon the results of recently completed sales and auctions of textile equipment and upon general market conditions. These results were then applied to the equipment at each facility, and adjusted as necessary based upon certain factors, including the age of the equipment at each facility and whether the equipment is for general use or specialized for the Debtors' unique facilities. The analysis takes into account the significant number of plant closures and bankruptcies in the industry over the past year (estimated at approximately 200 plant closures during the past year) and the trend toward the use of foreign manufacturers to produce home textiles. Recoveries are presented net of any costs to employ an auctioneer and any tax obligations related to the equipment being sold.

     . Land and buildings (included in "Plant, Property and Equipment") include the various manufacturing, distribution and office facilities owned by the Debtors, which have been assumed to be sold over a nine to twelve month liquidation period. The value of land and buildings was estimated based upon the results of recent sales and broker quotes that were then applied to each of the Debtors' locations and adjusted based on qualitative factors including location, age, number of stories and configuration of the facility.

     . Intangible Assets primarily consists of unamortized costs related to acquisitions (which are assumed to have no value) and the Debtors' various trademarks and brand names. The Debtors' brand names and trademarks are assumed to have significantly less value in liquidation than on a going concern basis because of the negative impact of a forced sale environment and the resulting negative connotations to customers and consumers. The value of the intangibles was based on forecasts of potential future branded sales, fair and reasonable royalty rates for similar brands, administrative costs, taxes and the liquidation environment.

     . Other Current and Long-Term Assets primarily consists of miscellaneous other receivables, assets currently classified as assets held for sale and recorded at estimated net realizable value, pension assets, notes receivable and assets of the Blanket Division (which was sold September 6, 2001) that are already recorded at estimated net realizable value. Liquidation values were derived based on the individual characteristics of each asset, recent experience with similar assets (when applicable) and consideration of the overall liquidation environment. Because of the uncertainty of success and collection and the attendant costs of litigation, proceeds from preference or other avoidance actions are assumed to be immaterial.

     . Senior Secured Claims include miscellaneous non-bank Secured Claims primarily arising from certain mechanics' liens, Outstanding Industrial Revenue Bonds Claims and Bank Loan Claims. Bank Loan Claims are presented before the application to principal of adequate protection payments made and projected to be made through June 28, 2002. Industrial Revenue Bond Claims are secured by letters of credit that are assumed drawn in satisfaction of these Claims. Bank Loan Claims are presented before the application to principal of adequate protection payments made and projected to be made through June 28, 2002.

                          PILLOWTEX CORPORATION, ET AL.
                        HYPOTHETICAL LIQUIDATION ANALYSIS
                                ($ in thousands)

                                     Projected         Hypothetical          Hypothetical
                                      Net Book     Liquidation Recovery    Liquidation Value
                                       Value       --------------------   -------------------
                                   June 28, 2002   Low             High      Low       High
                                   -------------   ---             ----   --------   --------
Cash ...........................      $       --     0%              0%   $     --   $     --
Accounts Receivable (net) ......         155,971    73%             79%    114,000    123,000
Inventory (net) ................         195,973    37%             48%     73,000     94,000
Property, Plant & Equipment ....         403,532     9%             16%     38,000     66,000
Intangible Assets ..............         219,894    10%             16%     23,000     35,000
Other Current & Long-Term Assets          24,657    53%             69%     13,000     17,000
                                      ----------    --              --    --------   --------
                                      $1,000,027    26%             33%   $261,000   $335,000
                                      ==========

Less:  Costs to Liquidate ...........................................      (55,779)   (49,889)
                                                                          --------   --------

HYPOTHETICAL LIQUIDATION VALUE
AVAILABLE FOR DISTRIBUTION ..........................................     $205,221   $285,111
                                                                          ========   ========

Estimated Super-Priority and Post-Petition
Secured Claims

DIP Financing Obligations ...........................................     $ 38,259   $ 38,259
Designated Post-Petition Loans ......................................      150,000    150,000
                                                                          --------   --------
   Total Super-Priority/Post-Petition Secured .......................      188,259    188,259

HYPOTHETICAL LIQUIDATION VALUE
AVAILABLE FOR SECURED PRE-PETITION
CLAIMS ..............................................................     $ 16,962   $ 96,852
                                                                          ========   ========

Pre-Petition Secured Claims

Non-Bank Secured Claims .............................................          687        687
Outstanding Industrial Revenue Bonds ................................           --         --
Bank Loan Claims (before application of Adequate Protection Payments)      484,353    484,353
                                                                          --------   --------
   Total Pre-Petition Secured .......................................      485,040    485,040

HYPOTHETICAL LIQUIDATION VALUE
AVAILABLE FOR JUNIOR SECURED
CLAIMS, ADMINISTRATIVE CLAIMS AND
UNSECURED CLAIMS ....................................................     $      0   $      0
                                                                          ========   ========